     As filed with the Securities and Exchange Commission on April 3, 1998
                                                       Registration No. 333-5398
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     ------

                               AMENDMENT NO. 1 TO
                                    FORM F-10
                                       ON
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PLD TELEKOM INC.
                    (formerly Petersburg Long Distance Inc.)
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 (Jurisdiction of incorporation or organization)

                                      4813
     (Primary Standard Industrial Classification Code Number (if applicable)

                                   13-3950002
             (I.R.S. Employer Identification Number (if applicable)

         680 Fifth Avenue, 24th Floor, New York, NY 10019 (212) 262-6060 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


          E. Clive Anderson, Senior Vice President and General Counsel
         680 Fifth Avenue, 24th Floor, New York, NY 10019 (212) 262-6060
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                   CO-REGISTRANTS AND SUBSIDIARY GUARANTORS*

     EXACT NAME OF
REGISTRANT AS SPECIFIED            JURISDICTION OF          I.R.S. EMPLOYEE          PRIMARY STANDARD
    IN ITS CHARTER                  INCORPORATION          IDENTIFICATION NO.       INDUSTRIAL CODE NO.
-------------------------------------------------------------------------------------------------------
Baltic Communications Limited      Russia                   N/A                      4813
NWE Capital (Cyprus) Limited       Cyprus                   N/A                      9999
PLD Asset Leasing Limited          Cyprus                   N/A                      9999
PLD Capital Limited                Cyprus                   N/A                      9999
Wireless Technology
     Corporations Limited          British Virgin Islands   N/A                      9999

* Such entities may be reached through PLD Telecom Inc. at the address indicated above.

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after the effective date of this Registration Statement

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
[ ]  ----------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION DATED APRIL 3, 1998


              OFFER TO EXCHANGE 14% SENIOR DISCOUNT NOTES DUE 2004,
                        WHICH HAVE BEEN REGISTERED UNDER
            THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, FOR
                 OUTSTANDING 14% SENIOR DISCOUNT NOTES DUE 2004

                                PLD TELEKOM INC.
                    (FORMERLY PETERSBURG LONG DISTANCE INC.)


THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE ___, 1998 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE")

         PLD Telekom Inc. ("PLD" or the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to issue an aggregate of up to $123,000,000 principal amount at maturity of its 14% Senior Discount Notes due 2004 (the "Exchange Notes"), which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in substitution for an identical principal amount at maturity of its outstanding 14% Senior Discount Notes due 2004, which originally evidenced the Company's indebtedness (the "Outstanding Notes"; the Outstanding Notes and the Exchange Notes are collectively referred to herein as the "Senior Notes"). The terms of the Exchange Notes are identical to the terms of the Outstanding Notes, except that: (i) the obligations of the Company with respect to the issuance of further Senior Notes will not apply to the Exchange Notes;
(ii) the Company will not be required to file a shelf registration statement in the United States covering resales of Exchange Notes; (iii) the Company will not be obliged to pay Special Interest (as defined herein) on the Exchange Notes; and (iv) the restrictions on transfer in the United States set forth on the face of the Outstanding Notes will not appear on the Exchange Notes. See "The Exchange Offer--Resales of the Exchange Notes." For a complete description of the Exchange Notes, see "Description of the Exchange Notes and Other Private Placement Securities--The Notes." The Company will not receive any cash proceeds from the issuance of the Exchange Notes in substitution for the Outstanding Notes and will pay all expenses incident to the Exchange Offer.

         The Company will accept for replacement any and all Outstanding Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Outstanding Notes being tendered for replacement. However, the Exchange Offer is subject to the terms and provisions of the Registration Agreement dated as of May 31, 1996 (the "Registration Agreement") among Smith Barney Inc. (the "Initial Purchaser") and the Company relating to the Outstanding Notes. The Outstanding Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

         The Outstanding Notes were issued in a private placement transaction (the "Private Placement Offering"), together with warrants (the "Warrants") to purchase an aggregate of 4,182,000 Common Shares, in Units (the "Units"). The Warrants and the Senior Notes became separately transferable on December 10, 1996. In addition, as part of the Private Placement Offering, the Company issued $26,500,000 aggregate principal amount of the Company's 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes", and together with the Senior Notes, the "Notes"). The Units and the Convertible Notes were sold by the Company to the Initial Purchaser on June 12, 1996 (the "Issue Date") pursuant to a Purchase Agreement dated May 24, 1996 (the "Purchase Agreement") between the Company and the Initial Purchaser. The Initial Purchaser subsequently resold the Units and the Convertible Notes in reliance on Rule 144A under the Securities Act.

         Pursuant to a supplemental indenture dated March 20, 1998 (the "Supplemental Indenture") various amendments to the indentures relating to the Senior Notes and the Convertible Notes and various related documents were made, following the receipt of the required number of approvals from holders of such Notes for such amendments. See "Summary--The Company--The

Private Placement of Notes and Warrants;" "--Recent Developments--The Consent Solicitation" and "--Registration." Unless the context clearly requires otherwise, references to the "Notes", the "Senior Notes" , the "Outstanding Notes" and the "Convertible Notes" shall refer to such securities as amended, and references to the "Senior Note Indenture", the "Convertible Note Indenture" and the "Indentures" shall refer to such indentures as amended.

         The Senior Notes are unconditionally and irrevocably guaranteed on a senior basis by certain wholly owned subsidiaries of the Company (the "Guarantors"). The Guarantors have guaranteed the Company's obligations under the Convertible Notes on a senior subordinated basis. The guarantees of the Convertible Notes are senior subordinated obligations of the Guarantors and are subordinated to the guarantees of the Senior Notes. See "Description of the Exchange Notes and Other Private Placement Securities -- The Notes -- Guarantees."

         The Company's Common Stock is quoted on the Nasdaq National Market of The Nasdaq Stock Market under the symbol "PLDI." On April 1, 1998, the last reported closing price of the Common Stock was $7.5625 per share.

                                 ---------------

         SEE "RISK FACTORS" ON PAGES __ TO __ OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF OUTSTANDING NOTES IN EVALUATING THE EXCHANGE OFFER.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ____________, 1998

                           FORWARD LOOKING STATEMENTS

         Certain sections of this Prospectus contain various forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. Although the Company's management believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from management's current expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. In addition, in the preparation of its financial statements, the Company makes certain estimates and assumptions which are also forward-looking statements. See the notes to the Company's consolidated financial statements.


                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 800 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that site is http://www.sec.gov.

         This Prospectus constitutes a part of a registration statement on Amendment No. 1 to Registration Statement on Form F-10 on Form S-4 (File No. 333-5398) (herein, together with all exhibits thereto, referred to as the "Registration Statement" or as the "Exchange Offer Registration Statement") filed by the Company and the Guarantors with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes. The Registration Statement was filed originally at a time when the Company was a Canadian corporation. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company, the Guarantors and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

                  (a) Annual Report on Form 10-K, filed with the Commission on March 31, 1998 for the fiscal year ended December 31, 1997;

                  (b) Current Report on Form 8-K, filed with the Commission on April 3, 1998; and

                  (c) The descriptions of the Common Stock of the Registrant set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference into this Prospectus.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) are available without charge to each person to whom a prospectus is delivered upon written or oral request. Requests should be directed to: PLD Telekom Inc., 680 Fifth Avenue, 24th Floor, New York, New York 10019, Attention:
Secretary (telephone number (212) 262- 6060).

                                    SUMMARY

                                  THE COMPANY

     PLD Telekom Inc. ("PLD" or the "Company"), through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation and Kazakhstan. The Company's four principal operating businesses are: (i) PeterStar Company Limited ("PeterStar"), which provides integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network; (ii) Technocom Limited ("Technocom"), which, through Teleport-TP, provides dedicated international telecommunications services to Russian and foreign businesses in Moscow and operates a satellite-based pan-Russian long distance network; (iii) Baltic Communications Limited ("BCL"), which provides dedicated international telecommunications services in St. Petersburg; and (iv) BECET International ("BECET"), which currently provides the only national cellular service in Kazakhstan. Since 1994, Cable and Wireless plc ("Cable & Wireless"), a leading global communications company whose shares are listed on the London and New York Stock Exchanges, has invested approximately $85 million for an approximately 30% stake in the Company's Common Stock. Cable & Wireless has recently announced that it is involved in active discussions with a view towards disposing of its stake in the Company, but that no definitive agreement has been reached. See "-- Relationship with Cable and Wireless plc."

     The Company's objective is to be a leading participant in the targeted development of telecommunications infrastructure in the emerging markets of the Russian Federation and other countries of the former Soviet Union. The Company expects to achieve this goal through: (i) expanding and further integrating its existing business and network infrastructure into the public telecommunications networks; (ii) providing high quality national long distance services in the Russian Federation to complement the international long distance services it currently provides to its business customers; (iii) providing additional value-added services such as wireless communications, fax, data and Internet service as a means of developing new traffic streams; and (iv) further developing relationships with local and national strategic partners in the Russian Federation and other countries of the former Soviet Union.

     The Company has several potential sources of cash flows, including fees from management services, dividends, repayment of intercompany advances, lease payments and payments under equipment sales contracts. The Company currently generates fees from management services provided to certain of its operating subsidiaries. Although its ability to generate dividend income in the near future may be limited due to the cash flow requirements of its operating businesses, the Company expects to receive dividends in the future. One of its operating subsidiaries, BECET, paid two dividends in 1997. The Company received payments in respect of intercompany advances during the course of 1997 and expects this to continue in 1998. In relation to leases and equipment sales contracts entered into with its operating subsidiaries, the Company anticipates starting to receive payments during 1998.

     The fostering of existing, and the creation of new, partnerships with local and regional partners is crucial to the long-term success of the Company in this environment. In its operating businesses, the Company's partners include:
Petersburg Telephone System ("PTS"), the local telephone system operator in St. Petersburg, and St. Petersburg Intercity & International Telephone ("SPMMTS"), the gateway for national and international long distance calls to and from St. Petersburg, which together hold an indirect 14% interest in PeterStar; Kazakhtelekom, the state-owned national telecommunications operator in Kazakhstan and the holder of a 50% interest in BECET; and AO Rostelecom ("Rostelecom"), the primary long distance and international carrier in the Russian Federation and a 44% shareholder in Teleport-TP. The Company will seek to continue developing ventures with local partners who can provide: (i) assistance in obtaining telecommunications operating licenses; (ii) access to network facilities; and (iii) political support.

PETERSTAR COMPANY LIMITED

     PeterStar, in which the Company owns a 60% interest, operates a fully digital, city-wide fiber optic telecommunications network in St. Petersburg that is interconnected with the network of PTS, the local telephone company, as well as the Russian national and international long distance systems. PeterStar provides integrated, high quality, digital telecommunications services with modern transmission equipment, including local, national and international long distance and value-added services, to businesses in St. Petersburg. The PeterStar network provides an alternative to the PTS network, which to date has been characterized by significant capacity constraints. PeterStar is able to provide integrated telecommunications services to business customers, including users of high bandwidth voice, data and video communications services. PeterStar's network is designed to support a wide range of telecommunications products and services with a high degree of reliability. Additionally, PeterStar provides the three cellular operators in St. Petersburg with access to digital switching and transmission capacity which significantly improves their ability to consistently receive and deliver their customers' traffic. As of December 31, 1997, PeterStar had a total of 114,774 lines, of which 85,948 were provided to cellular operators.

     PeterStar's strategy is to meet the growing demands of business customers and other network operators in St. Petersburg through the expansion of its current numbering capacity of 100,000 lines allocated by the Russian Federal Committee on Telecommunications and Informatics (the "RFCTI") to a total of approximately 200,000 lines by 2001. PeterStar has recently added incremental transmission capacity and upgraded its transmission network from STM-4 to STM-16, as well as introducing new service features such as ISDN capability, which allows simultaneous transmission of voice, data, video and still images. In addition, as part of its strategic relationship with PTS, PeterStar intends to continue to provide targeted support to PTS in its efforts to upgrade and modernize its network. The business environment in St. Petersburg continues to improve, with the ongoing growth of small to mid-sized Russian and foreign businesses and the development of the banking and financial service industries. PeterStar has placed increased emphasis on this market segment in order to capitalize on what it considers to be a significant market opportunity.

     PeterStar has recently commenced several projects designed to expand its direct dial services in St. Petersburg and Northwest Russia. PeterStar has agreed with PTS to undertake a major infrastructure project involving the replacement of analog exchanges with digital exchanges for certain parts of the network on Vassilievski Island, a city district in St. Petersburg. This project will require the conversion of approximately 30,000 business and residential lines that are currently operated by PTS, after which such lines become a part of the PeterStar network. In addition, PeterStar plans to further enhance its transit network capabilities in order to provide continued support to the cellular and other network providers in terminating traffic in St. Petersburg and to the national and international gateway.

TECHNOCOM LIMITED

     Technocom, in which the Company owns a 80.4% interest, through its subsidiaries, is the primary mechanism through which the Company provides high quality long distance telecommunications infrastructure and services in the Russian Federation. Technocom's principal asset is its 49.33% equity interest (56% voting interest) in Teleport-TP, a Moscow-based long distance and international operator targeting the commercial sector and other telecommunications operators with its satellite-based telecommunications services. Technocom also holds a 49% interest at MTR-Sviaz, a venture formed by Technocom and Mosenergo, the Moscow city power utility, to modernize and commercialize a portion of Mosenergo's internal telecommunications network.

     Teleport-TP provides international voice and data services, as well as bandwidth, to a number of private networks in the Russian Federation and to Russian and foreign businesses, including Rostelecom, the primary national and international long distance carrier in the Russian Federation and a 44% shareholder in Teleport-TP, Sprint and MTR-Sviaz. As of December 31, 1997, Teleport-TP provided access to over 1,200 international digital circuits to 27 operators in 24 countries, making it one of the largest international carriers in the Russian Federation. Teleport-TP has recently opened up direct routes to Georgia and Turkmenistan in the CIS.

     Teleport-TP provides these international telecommunications services through access to two Intelsat satellites and one Eutelsat satellite. Teleport-TP's arrangements with Intelsat and Eutelsat provide it with flexible and reliable satellite capacity, allowing Teleport-TP to provide consistent, high quality dedicated international telecommunications services to Russian and foreign businesses. The Company believes these arrangements represent a competitive advantage over carriers using less reliable Russian-made satellite systems.

     Teleport-TP is expanding its existing operations from the provision of international telecommunications services to the provision of domestic long distance telecommunications services in the Russian Federation utilizing Western satellite capacity and technology. The Company believes that there is a largely untapped market for satellite-based services between various regions of the Russian Federation due to the current poor quality, or total absence, of terrestrial long distance lines in many areas. Installation of the first phase of the long distance network commenced in the second half of 1996, with 29 sites installed as of December 31, 1997. Technocom has contracted with the telecommunications equipment supplier Scientific-Atlanta, Inc. to supply equipment for a total of 45 sites which, based on current plans, will be installed by the end of the first half of 1998. Technocom is currently formulating its plans in connection with the installation of additional earth stations and has held preliminary discussions with Scientific-Atlanta on this subject.

     MTR-Sviaz, which commenced operations in November 1996 and had approximately 700 lines connected as of December 31, 1997, provides local, national and international services to both corporate customers and the Internet market. MTR-Sviaz uses both leased circuits from a number of providers, access to the Teleport-TP fiber cable facilities and the Mosenergo internal communications network to terminate its calls. Teleport-TP uses the MTR-Sviaz facilities to locate its Internet gateway, from which links to Internet service providers (ISPs) are provided via leased and dial-up lines on the public network. MTR-Sviaz also acts as a local provider to the Teleport-TP international and long distance gateway.

     In addition, Teleport-TP is a 25% shareholder in Gorizont-RT, a GSM cellular operator in the Republic of Sakha, an autonomous region within the Russian Federation. Teleport-TP is required to supply switches to Gorizont-RT, which Technocom is supplying to the venture through a lease arrangement. In addition to realizing lease revenues from the equipment, Teleport-TP will be a primary carrier for long distance traffic for both the cellular network and the local telephone company, Sakhatelekom, which is the majority shareholder in Gorizont-RT.

     Other interests of Technocom include: a 50% interest in Rosh Telecom Limited, a telecommunications equipment distributor, and an effective 100% interest in Space Communication Services (SCS) Limited ("SCS"), a marketing company responsible for selling and administering television broadcasting services.

BALTIC COMMUNICATIONS LIMITED

     BCL, in which the Company acquired a 100% equity interest in April 1996, provides international direct dial, international payphone and leased line services for Russian and foreign businesses in St. Petersburg and, commencing during 1997, the Leningrad Oblast. BCL also offers a number of advanced broadband services, as well as "carrier's carrier" services to other telecommunications operators. BCL has its own switching and international transmission facilities in St. Petersburg, which act as a gateway for corporate customers in both Moscow and St. Petersburg. The BCL network consists of an international and local switch and capacity on the international fiber optic cable via Finland to Sweden and the United Kingdom. BCL's primary international carrier relationships are with Telia of Sweden, Cable & Wireless Communications of the United Kingdom and Lattelekom of Latvia. BCL rents local access from PeterStar and PTS to connect its customers in St. Petersburg. BCL had approximately 1,200 line as of December 31, 1997.

CPY YELLOW PAGES LIMITED

     CPY Yellow Pages Limited ("Yellow Pages"), a Cyprus company, in which the Company holds a 100% interest, is the owner of one of the most comprehensive databases of Russian and foreign businesses in St. Petersburg and publisher of what is primarily a business to business directory. Yellow Pages has 18 employees in St. Petersburg who handle all of the graphic design and database management. Yellow Pages hires part-time workers for the periodic update of the directory. The directory is printed in Denmark because printing of the requisite quality is not currently available in Russia. However, it is intended to switch printing operations to Russia once this has been remedied. The Company is seeking to utilize the database of Yellow Pages to the benefit of PeterStar and BCL, particularly in more effective target marketing and in operator services.

BECET INTERNATIONAL

     BECET, in which the Company owns a 50% interest, currently operates the only national cellular network in Kazakhstan. The other 50% of BECET is held by Kazakhtelekom, the operator of the national telephone network in Kazakhstan. In April 1997, the Kazakh government announced the sale of a 40% stake in Kazakhtelekom, the state-owned telecommunications company, to Daewoo. However, in March 1998, it was reported that Daewoo had sold a portion of its stake (reportedly to be approximately 10%) to an unnamed third party. The report did not indicate whether Daewoo proposed to sell or retain the remainder of its stake in Kazakhtelekom. Kazakhtelekom recently received a revised license specifically naming it as the exclusive national network operator in Kazakhstan, and giving it a wide range of powers to carry out this function.

     The Company's primary objectives for BECET are to increase revenues and cash flows through increased subscriber penetration, usage and network coverage. Cellular service provides a rapid and relatively inexpensive way to overcome the deficiencies of the wireline telecommunications infrastructure in Kazakhstan. BECET's cellular telecommunications network in Kazakhstan currently consists of separate systems in Almaty, South Kazakhstan (Chimkent), Karaganda, Pavlodar, Akmola, Aktyubinsk, Kustanai, East Kazakhstan (Ust-Kamenogorsk), Atyrau, Taraz, Petropavlovsk and Kyzl Orda. As of December 31, 1997, BECET's cellular telecommunications network covered a geographic area of approximately 4,200,000 people, or "POPS", representing 24% of the total population, in 12 cities. BECET commenced cellular service in September 1994 and has since experienced significant subscriber and revenue growth. As of December 31, 1997, BECET had 11,102 subscribers, as compared to 6,957 subscribers as of December 31, 1996. During the year ended December 31, 1997, BECET's subscribers generated average monthly recurring revenues of $220 per subscriber.

     The Company believes the development of a market economy in Kazakhstan is likely to increase demand for modern telecommunications services, including wireless communications, as demonstrated by the subscriber growth experienced to date by BECET. While the Kazakh telephone network is expected to be modernized over time, the Company believes this is likely to be an expensive and lengthy process. The Company believes that this environment provides BECET with the opportunity to provide customers in Kazakhstan with a viable, high quality alternative wireline telephone service during the period it will take to modernize the basic public network.

MARKET OVERVIEW

     In the Soviet era, telecommunications in the Russian Federation and other republics of the former Soviet Union were designed principally to serve the defense and security needs of the state. As a result, the public telecommunications network in the Soviet Union was underdeveloped. With the break-up of the Soviet Union and the liberalization of the economies of its former republics, the demand for telecommunications services has increased significantly. However, the countries of the former Soviet Union do not currently have the significant capital necessary to develop the telecommunications infrastructure. As a result, the government of the Russian Federation has actively encouraged market liberalization, privatization and foreign investment in the telecommunications sector. This has resulted in significant development in the areas of fixed wire overlay systems, private networks and cellular and data services. As modern telecommunications capability is critical to the successful transition to a market economy, it is expected that the next stage of development will focus on basic telecommunications infrastructure.

     Moscow. Local public fixed-line telephone service in Moscow is provided by MGTS, a recently privatized company which operates the telephone network in Moscow. MGTS currently serves 4,900,000 subscribers, of which 79% are residential. Approximately 10% of the switches on the MGTS network are digital and digital service generally is available to only 10% of its subscribers. Since local calls are free, the bulk of MGTS' revenue comes from line rental.

However, MGTS has announced plans to introduce call metering as part of a major redevelopment of its network. In August 1997, the Moscow city government
(which holds a 33% voting stake in MGTS) announced the planned consolidation of its telecommunications holdings, through the formation of Mostelekom. It has been reported that Mostelekom will act as a holding company for the city's shares in MGTS and other telecommunications interests, including MGTS's 50% holding in Comstar.

     MGTS routes long distance traffic through a gateway exchange called MMTS. This traffic is directed to the Rostelecom long distance network for delivery to the regional telephone operators. International traffic is also passed to Rostelecom via MMTS. The international network of Rostelecom is supported by a combination of Russian and Western satellite capacity including that provided by Teleport-TP. However, there continues to be considerable congestion at the MMTS and Rostelecom switching centers due to their inability to keep up with demand.

     St. Petersburg. The telecommunications market in St. Petersburg, a city with a population of approximately 5 million, has been characterized by low activated penetration rates, substantial bottlenecks on the public network and outdated switching technology. Approximately 80% of the existing lines are analog, many of which are served by outdated cross-bar or step by step switching technology. The Company believes St. Petersburg is an attractive market for the provision of integrated telecommunications services due to the current inadequacies of the public network as well as the rapid development of Russian and foreign businesses in the city. The number of cellular subscribers in St. Petersburg has grown from approximately 6,400 as of December 31, 1994 to approximately 107,000 as of December 31, 1997, as St. Petersburg has become one of the fastest growing cellular markets in the Russian Federation. Even though PTS has engaged in a significant upgrade of its network and is currently making efforts to access international capital markets to raise further funds for this purpose, the Company believes that it will be some time before PTS will be able to raise the capital necessary to develop fully the network infrastructure required to accommodate market demand.

     Kazakhstan. The Company believes that Kazakhstan is an attractive market for cellular services because the Kazakh telecommunications market is significantly underserved by existing wireline operators. At the time of Kazakhstan's independence in 1991, the Kazakh telephone system consisted of the same outdated network equipment as the other telephone systems in the former Soviet republics. Currently, only 13% of Kazakhstan's population of approximately 17,000,000 has telephone lines. The existing national telephone network consists of approximately 1,900,000 lines, of which 330,000 are in Almaty. Due to the outdated condition of much of the telecommunications infrastructure in Kazakhstan, basic telephone service is characterized by poor transmission quality. Quality international lines are available only to subscribers willing to pay premium rates for the services of an overlay operator. As a result, wireless communications are becoming an increasingly important aspect of telecommunications in Kazakhstan.

RELATIONSHIP WITH CABLE AND WIRELESS PLC

     The Company has had a working relationship with Cable & Wireless, which currently holds a 30% stake in the Company's Common Stock, since the time Cable & Wireless first acquired an interest in the Company in 1994. The relationship has allowed the Company to draw upon Cable & Wireless' commercial and technical expertise and has provided the Company with access to Cable & Wireless': (i) expatriate management; (ii) training facilities; and (iii) technical and project management staff to assist in evaluating and implementing new investment opportunities. Cable & Wireless currently holds two of the 10 seats on the Company's Board of Directors and will continue to do so as long as it holds at least a 25% voting interest in the Company. Cable & Wireless has recently announced that it is involved in active discussions with a view towards disposing of its stake in the Company, but that no definitive agreement has been reached. See "-- Risk Factors -- Risks Involving the Company -- Historical Dependence on Cable and Wireless plc."

THE PRIVATE PLACEMENT OF NOTES AND WARRANTS

     In June 1996, the Company issued the following securities to a limited number of U.S. institutional investors (the "June 1996 Placement" or the "Private Placement Offering"): (i) $123,000,000 aggregate principal amount at maturity of 14% Senior Discount Notes due 2004 (the "Senior Notes"); (ii) 123,000 warrants (the "Placement Warrants") to purchase an aggregate of 4,182,000 shares of Common Stock (the "Placement Warrant Shares"); and (iii) $26,500,000 aggregate principal amount of 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes" and together with the Senior Notes, the "Notes"). The Senior Notes and the Placement Warrants were initially issued as units (the "Units") and the Placement Warrants became separable from the Senior Notes on December 10, 1996.
     Pursuant to a consent solicitation dated March 4, 1998, the Company proposed, and the required number of holders of the Senior and Convertible Notes approved, certain amendments to the Senior Note and Convertible Note Indentures. See "-- Recent Developments -- The Consent Solicitation."

     Unless the context clearly requires otherwise, references to the "Notes", the "Senior Notes" and the "Convertible Notes" shall refer to such securities as so amended, and references to the "Senior Note Indenture", the "Convertible Note Indenture" and the "Indentures" shall refer to such indentures, as so amended.

CHANGE OF COMPANY NAME AND CONTINUANCE

     Effective August 1, 1996, the Company changed its name from Petersburg Long Distance Inc. to PLD Telekom Inc. Prior to February 28, 1997, the Company was a corporation organized under the laws of the Province of Ontario. On February 28, 1997, after having obtained the necessary authorizations from its shareholders and Canadian authorities, the Company simultaneously discontinued its existence in Ontario and continued as a corporation organized under the laws of the State of Delaware (the "Continuance"). The Continuance effected a change in the legal domicile of the Company as of February 28, 1997, but did not change the business or operations of the Company or the directors or officers of the Company. Following the Continuance, the Company has established its executive offices in New York, New York.

                              RECENT DEVELOPMENTS

ACQUISITION OF ADDITIONAL INTERESTS IN TECHNOCOM

     On November 26, 1997 the Company acquired a further 59 ordinary shares of Technocom, thereby increasing its percentage interest in Technocom from 50.75% to 80.4%. The Company acquired 30 of these shares from Plicom, one of the two other shareholders of Technocom, for $18.5 million in cash. The remaining 29 shares were acquired from the other shareholder of Technocom, Elite, for $6.25 million in cash and 1,316,240 shares of Common Stock. Sale of these shares is prohibited prior to January 1, 2000.

     In addition, the Company restructured certain "put and call" arrangements with the other two shareholders of Technocom. Under these arrangements as originally structured, the remaining ordinary shares of Technocom held by these shareholders (29 shares, or approximately 14.6% of the total ordinary shares outstanding, in the case of Plicom, and 10 shares, or approximately 5% of the total ordinary shares outstanding, in the case of Elite) were to have been independently valued in 1999 and the Company had the right to call, and Plicom and Elite had the right to put, their respective interests at the per share value established by the valuation.

     These arrangements were restructured as follows. In the case of the interest held by Plicom, while the date on which the put or call could be exercised did not change, the valuation procedure was eliminated and the "put and call" price for its interest was set at a fixed $17,500,000. In the case of Elite, two of its remaining ten ordinary shares were made subject to a new put and call arrangement which would come into effect in 1998, with the "put and call" price to be $1 million or, at Elite's option, that number of shares of the Common Stock which resulted from dividing $1 million by the lower of $5.85 and the average closing price of such shares over the preceding ten trading days. The remaining eight ordinary shares continued to be subject to the existing put and call arrangements in 1999, except that the valuation would be made by the Company and the amount paid pursuant to the exercise of either the put or the call could not exceed $9,620,689 or be less than $6,689,655.

     The Company financed these acquisitions by using $9 million from the proceeds of the Senior Notes (and, pursuant to the terms of the Indenture governing the Senior Notes, pledging 17 of the Technocom shares acquired), and also by issuing $12.32 million in 12% Series A secured revolving credit notes (the "Series A Notes") and $3.1 million in 12% Series B revolving credit notes (the "Series B Notes" and, together with the Series A Notes, the "Revolving Credit Notes"), to The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Travelers Parties") pursuant to a Revolving Credit Note and Warrant Agreement dated November 26, 1997 between the Company and the Travelers Parties (the "Revolving Credit Agreement"). Required amortization of the Revolving Credit Notes at the rate of $1,000,000 per month commences on July 31, 1998. The Series B Notes come due on September 30, 1998, and the Series A Notes come due on December 31, 1998. Both the Series A Notes and the Series B Notes are secured by the Company's inventory and accounts receivable. In addition, the Series B Notes are secured by 28 of the Technocom shares acquired. In addition to issuing the Series A and Series B Notes, the Company also issued to the Travelers Parties a total of 423,000 warrants to purchase Common Stock at $8.625 at any time up to December 31, 2008 (the "Travelers Warrants"). A value of $423,000, which has been ascribed to the Travelers Warrants, has been included in the Company's shareholders' equity.

     In addition, the Company will be obligated to issue additional warrants to the holders of the Series A and B Notes should the Company not effect certain "targeted reductions in commitment" as follows:

COMMITMENT REDUCTION DATE   TARGETED REDUCTION AMOUNT
-------------------------   -------------------------
  July 31, 1998                    $  500,000
  August 31, 1998                  $  500,000
  September 30, 1998               $1,000,000
  October 31, 1998                 $1,500,000
  November 30, 1998                $1,500,000

     The holders of the Series A Notes will receive 30,000 additional warrants to purchase shares of the Company on each date on which such reduction was not made. In the event that the Company has not made the "targeted reductions" scheduled for July 31, 1998 and August 31, 1998, the holders of the Series B Notes will receive 16,000 additional warrants to purchase shares of such common stock. The exercise price of the above warrants is $8.625 per share, except that, if the Series B Notes are not repaid in full by September 30, 1998, the exercise price of all warrants issued to the holders of the Series B Notes becomes $0.01 per share, and, if the Series A Notes are not repaid in full by December 31, 1998, the exercise price of all warrants issued to the holders of the Series A Notes also becomes $0.01. The total number of warrants which could be issued under these arrangements is 182,000. All of the warrants expire on December 31, 2008.

     In addition, if the Series B Notes are not repaid in full on September 30, 1998, then, commencing September 30, 1998 and on the last day of each succeeding month until the Series B Notes have been repaid in full, the holders of the Series B Notes shall receive 32,000 additional warrants to purchase shares of the Company's stock at a price of $0.01 per share. If the Series A Notes are not repaid in full on December 31, 1998, then, commencing December 31, 1998 and on the last day of each succeeding month until the Series A Notes have been repaid in full, the holders of the Series A Notes shall receive 32,000 additional warrants to purchase shares of the Company's stock at a price of $0.01 per share. All such warrants, referred to as "Default Warrants" will have an expiration date ten years after their respective dates of issue.

THE CONSENT SOLICITATION

     In 1997, the Company made the determination to solicit the holders of the Senior Notes and the Convertible Notes with a view to making certain amendments to the Indentures governing such Notes, intended to give the Company more flexibility in conducting its business and also to clarify certain provisions of those Indentures, in both cases based upon the Company's experience in operating under the terms of the Indentures since they were first executed in June 1996.

     In summary, the amendments were intended to achieve the following:

     - Broaden the range of transactions by which the Company can use escrowed funds in order to make telecommunications assets available to its operating companies

     - Permit the Company or its special purpose subsidiaries to use escrowed funds to secure letters of credit issued to suppliers of telecommunications assets

    - Clarify that the purchase price of telecommunications assets which is to be funded out of escrowed funds may include certain "soft costs" related to the acquisition of such assets

     - Eliminate certain provisions in the Indentures having relevance only when the Company was a Canadian corporation

     - Permit the use of U.S. as well as Cyprus special purpose subsidiaries

     - Authorize the conversion of a lease entered into by PLD Leasing, a special purpose subsidiary of the Company, into an installment sale accompanied by a pledge of the equipment being sold, and the transfer of PLD Leasing's interest to a new special purpose subsidiary incorporated in the U.S.

     - Revise certain covenants relating to incurrence and guaranteeing of indebtedness, to:

        - provide a more specific definition of the term "revolving credit facilities"

        - specify that the maximum amount of general indebtedness (i.e., other than certain specific forms of "permitted indebtedness", including so-called "international vendor indebtedness") that may be incurred at the subsidiary level, whether in the form of revolving credit facilities or otherwise, is $15 million

        - clarify that the Company may guarantee on an unsecured basis any general indebtedness and any so-called "international vendor indebtedness" which its subsidiaries are permitted to incur, without such guarantee being counted as "indebtedness" of the Company for purposes of a $25 million limitation on Company level indebtedness

        - specify that subsidiaries of the Company may no longer guarantee indebtedness of the Company, and that any guarantees of any other indebtedness will count as "indebtedness" for purposes of the $15 million limitation on subsidiary level indebtedness

        - specify that, since these changes would mean that the Series A and Series B Notes issued to the Travelers Parties in November 1997 (see "-- Acquisition of Additional Interests in Technocom") would be in violation of the terms of the Indentures, the transaction pursuant to which such Notes were issued and certain guarantees given in connection therewith are specifically exempted from the applicable terms of the Indentures, although the amount of the Notes issued will be counted against the $25 million limit on Company level indebtedness.

     - Permit the advance by the Company to its subsidiary Technocom of $8 million of the proceeds of the Senior Notes being held in escrow to fund the purchase of telecommunications assets

     Under each of the Indentures, the consents of holders of not less than a majority in principal amount at stated maturity of each of the Senior Notes and the Convertible Notes are required to authorize their amendment.

     Prior to soliciting the consent of the holders of the Senior and Convertible Notes to the proposed amendments, the Company had various discussions with Merrill Lynch as a result of which the Company entered into an agreement with Merrill Lynch Global Allocation Fund, Inc. and Merrill Lynch Equity/Convertible Series -- Global Allocation Portfolio (collectively, "ML Global"), which together were the holders of approximately 62% in principal amount at stated maturity of the Senior Notes and approximately 72.5% in principal amount at stated maturity of the Convertible Notes, under which ML Global agreed to direct the nominees through which they held their Senior and Convertible Notes to consent to the amendment of the Indentures.

     On March 4, 1998, the Company mailed to the holders of record on March 3, 1998 of the Senior Notes and the Convertible Notes a consent solicitation statement (the "Consent Solicitation"). Pursuant to the Consent Solicitation, the Company offered to each holder of the Senior Notes who consented to the amendment of the Senior Note Indenture a five-year warrant to purchase 1.8 shares of Common Stock at a price of $6.90 per share for each $1,000 in unpaid principal amount at stated maturity of the Senior Notes held by such holder, and to each holder of the Convertible Notes who consented to the amendment of the Convertible Note Indenture a five-year warrant to purchase 2 shares of Common Stock at a price of $6.90 per share for each $1,000 in unpaid principal amount of the Convertible Notes held by such holder.

     As of close of business on March 18, 1998, when the solicitation period ended, parties holding 100% in principal amount at stated maturity of the Senior Notes and 85.66% in principal amount at stated maturity of the Convertible Notes had consented to the amendments. Pursuant to such consents, The Bank of New York, as trustee under the Indentures, the Company and certain other parties executed a supplemental indenture, dated March 20, 1998 (the "Supplemental Indenture"), bringing the amendments to the Indentures and certain related documents into effect. In addition, the Company issued a total of 123,000 five-year warrants to purchase 1.8 shares of Common Stock at $6.90 per share to the holders of the Senior Notes, and a total of 22,700 five-year warrants to purchase 2 shares of Common Stock at a price of $6.90 per share to the holders of the Convertible Notes. If all of these warrants are exercised, the Company will issue a total of 266,800 shares of Common Stock.

                                  REGISTRATION

         In connection with the Private Placement Offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the holders of the Senior Notes, the Convertible Notes and the Warrants, to file registration statements with the Commission with respect to: (i) an exchange offer with respect to the Senior Notes or, alternatively, a shelf registration statement for the resale of the Senior Notes by the holders thereof, (ii) the resale by the holders thereof of the Convertible Notes and the shares of Common Stock into which they may be converted (the "Convertible Note Shares"), and (iii) the resale by the holders thereof of the Warrants and the shares of Common Stock issuable upon their exercise (the "Warrant Shares").

     In August 1996, while the Company was still an Ontario corporation, the Company filed various registration statements with the Commission to satisfy its obligations under the Registration Rights Agreement, which registration statements were intended to qualify under the Multi-Jurisdictional Disclosure Scheme. None of those registration statements were declared effective by the Commission. As a result of the continuance of the Company to Delaware (see "--The Company--Change of Company Name and Continuance"), these registration statements must be amended to conform to the requirements applicable to companies incorporated in the U.S., and accordingly the Company and the Guarantors are filing amendments to all of the registration statements to effect this. In the meantime, the Company is in default of its obligations under the Registration Rights Agreement, as a result of which it is paying Special Interest to the holders of the Senior Notes and the Convertible Notes. See "Description of the Exchange Notes and Other Private Placement Securities--Principal, Maturity and Interest."

         This Prospectus relates solely to the Exchange Offer with respect to the Senior Notes, in which Exchange Notes will be issued in substitution for Outstanding Notes. Separate registration statements, incorporating separate prospectuses, have been filed with the Commission, with respect to (i) the resale, by the holders thereof, of the Convertible Notes and the Convertible Note Shares, and (ii) the resale, by the holders thereof, of the Warrants and the Warrant Shares. The description of the terms of the Convertible Notes and the Warrants is contained herein in order to provide additional information regarding the other securities issued in the Private Placement Offering and which are being registered with the Commission.

                            ------------------------
     The Company's executive offices are located at 680 Fifth Avenue, 24th Floor, New York, New York, 10019 (telephone number (212) 262-6060).

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "PLDI" and the Toronto Stock Exchange under the symbol "PLD". It is also quoted on SEAQ International and traded on the Berlin and Frankfurt Stock Exchanges. Prior to March 6, 1997, the Company's trading symbol on the Nasdaq National Market was "PLDIF."

                               CORPORATE STRUCTURE

     The following chart shows the corporate structure of the Company and its material interests (but also including the Guarantors, including NWE Capital (Cyprus) Ltd. ("NWE Cyprus") and PLD Asset Leasing Limited ("PLD Leasing")), together with the percentage of equity ownership of the Company and Technocom in each operating subsidiary and other significant investments and the Guarantors.



                                PLD Telekom Inc.
                                (Delaware)(1)
                                     |
   __________________________________|_______________________
   |         |           |           |                       |
   | PLD Capital Limited |           |              PLD Asset Leasing Limited
   |    (Cyprus)         |           |                     (Cyprus)
   |      100%           |           |                       100%
   |                     |       NWE Capital
   |                     |     (Cyprus) Limited ___________________________
   |                     |         (Cyprus)   |                           |
   |                     |           100%     |                           |
   |                     |            |       |                           |
   |        BALTIC COMMUNICATIONS     |       C.P.Y. YELLOW PAGES LTD     |
   |              LIMITED             |               (CYPRUS)       WIRELESS
   |             (Russia)             |                 100%        TECHNOLOGY
   |               100%               |                            CORPORATIONS
   |                                  |                               LIMITED
   |                                  |                          (BRITISH VIRGIN
   |                                  |                               ISLANDS)
   |                                  |                                100%
   |                                  |                                   |
 TECHNOCOM                        PETERSTAR                     BECET     |
 LIMITED (3)                       COMPANY                  INTERNATIONAL (4)
 (Ireland)                        LIMITED (2)                 (Kazahstan)
   80.4%                          (Russia)                       50%
      |                             60%
      |_____________________________________________________________
      |                               |                            |
      |                               |                            |
 TELEPORT-TP (5)             JV TECHNOPARK LIMITED            MTR-SVIAZ (6)
   (Russia)                         (Russia)                     (Russia)
    49.33%                            55.51%                       49%

---------------
(1) The Company holds its interests in a number of its subsidiaries through NWE Cyprus to take advantage of the double taxation treaty between Cyprus and the Russian Federation.

(2) The other shareholders of PeterStar are: PLD Holdings Ltd., a company registered in Bermuda (11%), which is indirectly wholly owned by Cable & Wireless; and Telecominvest (29%), which is owned 51% by an affiliate of Commerzbank AG, 25% by PTS and 24% by SPMMTS, and which was formed by PTS and SPMMTS to act as a holding company for their respective interests in a number of telecommunications ventures in Northwest Russia.

(3) In November 1997, the Company acquired an additional 29.65% of the ordinary shares in Technocom, bringing its total interest to the current 80.40% As a result, the remaining interests in Technocom are beneficially owned by: (i) Plicom Limited (14.57%), an Irish company beneficially owned by the family interests of Mr. Mark Klabin ("Plicom"); and (ii) Elite International Limited (5.03%), an Irish company beneficially owned by a trust advised by Dr. Boris Antoniuk ("Elite"). The Company understands that Dr. Antoniuk has the power to exercise the voting rights of the shares in Technocom owned by Elite. The remainder of the interests held by Plicom and Elite are subject to put and call arrangements with the Company. See "-- Acquisition of Additional Interests in Technocom;" "-- Risk Factors -- Risks Involving the Company -- Effect of Technocom Minority Shareholders' Put Options."

    Technocom also holds an effective 100% interest in SCS, a company organized under the laws of Guernsey, Channel Islands, which acts as Teleport-TP's marketing arm for the selling and administration of TV broadcasting services, and a 50% interest in Rosh Telecom Limited, a telecommunications equipment distributor.

(4) The Company holds its 50% interest in BECET through its wholly owned subsidiary, Wireless Technology Corporations Limited ("WTC"), a corporation organized under the laws of the British Virgin Islands, which in turn is wholly owned by NWE Cyprus. The other 50% interest in BECET is currently held by Kazakhtelekom, a Kazakh joint stock company, formerly wholly owned by the government of Kazakhstan, which operates the public telephone network in that country. In May 1997, the Kazakh government announced the sale of a 40% stake in Kazakhtelekom to Daewoo. However, in March 1998, it was reported that Daewoo had sold a portion of its stake (reported to be approximately 10%) to an unnamed third party. The report did not indicate whether Daewoo proposed to sell or retain the remainder of its stake in Kazakhtelekom.

(5) In 1996, Technocom's interest in Teleport-TP was increased to its current 49.33% (56% voting interest) through: (i) its acquisition of a 55.51% interest in JV Technopark Limited ("Technopark"), which owns a 7.5% interest in Teleport-TP; and (ii) the acquisition by Roscomm Limited, a Guernsey company ("Roscomm"), which is 66.67% beneficially owned by Technocom and which already owned a 5% interest in Teleport-TP, of an additional 5% interest previously held in trust for the VVC, the All-Russian Exhibition Center, a business park in Moscow. Technocom holds 38.5% of its beneficial interest directly, 6.67% through its 66.67% beneficial interest in Roscomm (which owns a 10% interest in Teleport-TP), and 4.16% through its 55.51% interest in Technopark (which owns a 7.5% interest in Teleport-TP). The remaining 44% voting interest in Teleport-TP is held by Rostelecom.

    Teleport-TP holds a 25% interest in Gorizont-RT, a cellular telecommunications operator in the Republic of Sakha. The remaining interests in Gorizont-RT are held by Sakhatelekom (51%) and local business partners (24%).

(6) Technocom holds a 49% interest in MTR-Sviaz, a wireline telecommunications operator in Moscow. The remaining 51% interest is held by Mosenergo, the Moscow city power utility.

                               THE EXCHANGE OFFER

SECURITIES OFFERED                          Up to $123,000,000 principal amount at maturity of the Exchange Notes. The form and terms of the Exchange Notes will be substantially identical to the
                                            Outstanding Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act, and thus the Exchange Notes will not bear legends restricting their transferability.

THE EXCHANGE OFFER                          Each $1,000 principal amount at maturity of Exchange Notes is being offered in substitution for $1,000 principal amount at maturity of Outstanding Notes which were issued and sold by the Company to the Initial Purchaser on June
                                            12, 1996 pursuant to the Purchase Agreement. The issuance of the Exchange
                                            Notes is intended to satisfy obligations of the Company set forth in the
                                            Registration Agreement.

EXPIRATION DATE                             The Exchange Offer will expire at 5:00 p.m., New York City time, on June
                                            __, 1998 unless extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer shall have been extended.  The Company will accept for replacement any and all
                                            Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date.  The Exchange
                                            Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

WITHDRAWAL RIGHTS                           Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise, all tenders will be irrevocable.

PROCEDURES FOR TENDERING
NOTES                                       See "The Exchange Offer--Procedures for Tendering Outstanding Notes."


UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS                              For United States federal income tax purposes, holders of Outstanding Notes should not recognize any gain or loss upon the receipt of Exchange Notes in replacement of Outstanding Notes pursuant to the Exchange Offer. See
                                            "Taxation."

CONDITIONS TO THE EXCHANGE
OFFER                                       The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions to the Exchange
                                            Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

PROCEDURES FOR TENDERING
OUTSTANDING NOTES                           Each holder (a "Holder") of Outstanding Notes wishing to accept the Exchange
                                            Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Outstanding Notes and any other required documentation, to The Bank of New York, as exchange agent (in such capacity, the "Exchange
                                            Agent"), at the address set forth herein. By tendering an Outstanding Note for exchange, each Holder will represent to the Company that, among other things, the Exchange Note to be issued in substitution for such Outstanding
                                            Note is being obtained in the ordinary course of business of the person receiving such Exchange Note whether or not such person is the Holder of such Note; that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Note; and that neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities
                                            Act, of the Company.

SPECIAL PROCEDURES FOR CERTAIN
BENEFICIAL OWNERS                           Any beneficial owner of Outstanding Notes whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Outstanding Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering the Outstanding
                                            Notes, either make appropriate arrangements to register ownership of the
                                            Outstanding Notes in such owner's name, or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and, if initiated after the date of this Prospectus, may not be able to be completed prior to the Expiration Date.

GUARANTEED DELIVERY
PROCEDURES                                  Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                                            Guaranteed Delivery Procedures."

EXCHANGE AGENT                              The Bank of New York, which is also the Trustee under the Senior Note
                                            Indenture (as defined herein).

USE OF PROCEEDS                             There will be no proceeds to the Company from the issuance of the Exchange
                                            Notes in substitution for the Outstanding Notes.

                               THE EXCHANGE NOTES

         The Exchange Offer is extended to holders of the $123,000,000 principal amount at maturity of the Outstanding Notes outstanding as of the date hereof. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes, except that the Exchange Notes will have been registered under the Securities Act and, therefore, will not contain legends restricting the transfer thereof. The Exchange Notes evidence the same debt as the Outstanding Notes exchanged for the Exchange Notes and will be entitled to the benefits of the same Indenture under which the Outstanding Notes were issued. See "Description of the Exchange Notes and Other Private Placement Securities." Certain capitalized terms listed below are defined under the caption "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Certain Definitions."

          Unless the context clearly requires otherwise, references to the "Notes", the "Senior Notes", the "Outstanding Notes" and the "Convertible Notes" shall refer to such securities as amended by the Supplemental Indenture, and references to the "Senior Note Indenture", the "Convertible Note Indenture" and the "Indentures" shall refer to such indentures as amended by the Supplemental Indenture. See "Summary--Recent Developments--Consent Solicitation."

Maturity Date                       June 1, 2004.

Yield                               14% per annum (computed on a semi-annual bond equivalent basis) and calculated as if the Senior Notes had been issued on May 31, 1996 (being at a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996) (without giving effect to any allocation of net proceeds of the Private Placement Offering to the
                                    Warrants).

Interest                            The Senior Notes accrete at the rate of 14% per annum calculated as if the Senior
                                    Notes had been issued on May 31, 1996 (being at a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semi-annually, to an aggregate principal amount of $123 million by December 1,
                                    1998.  Cash interest will not accrue on the Senior Notes prior to December 1, 1998.
                                    Thereafter, interest on the Senior Notes will accrue at the rate of 14% per annum and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999.  The rate at which the Senior Notes will accrete and/or cash interest will accrue may increase in the event that the Company does not raise additional equity.  Moreover, at all times on or after November 30, 1998, the
                                    Company will be required to have funds or certain cash equivalents in an aggregate amount not less than an amount necessary to pay on the next succeeding interest payment date the interest, including Additional Amounts (as defined in "Description of the Exchange Notes and Other Private Placement Securities--The Notes"), if any,
                                    and Special Interest, if any, on the Senior Notes then outstanding in the Company
                                    Senior Note Escrow Account (as defined in "Description of the Exchange Notes and
                                    Other Private Placement Securities--The Notes") and/or the Leasing Company
                                    Escrow Accounts (as defined in "Description of the Exchange Notes and Other
                                    Private Placement Securities--The Notes").  See "Description of the Exchange Notes
                                    and Other Private Placement Securities--The Notes--Principal, Maturity and
                                    Interest."


                                                            9

Original Issue Discount             For U.S. federal income tax purposes, the Senior Notes will be treated as having been issued with "original issue discount" equal to the difference between the issue price of the Senior Notes and the sum of all cash payments (whether denominated as principal or interest) to be made thereon.  Each holder of a Senior Note must include in gross income for U.S. federal income tax purposes a portion of such original issue discount for each day during each taxable year in which a Senior Note is held even though cash interest does not begin to accrue until December 1, 1998, and no cash interest payments will be received prior to June 1, 1999.

Additional Amounts                  Subject to certain exceptions, all payments in respect of the Senior Notes or the
                                    Senior Note Guarantees (as defined herein) will be made without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature imposed by or on behalf of Canada,
                                    Cyprus, Russia or any other jurisdiction with which the Company or any Guarantor has some connection or any political subdivision or taxing authority of any such jurisdiction.  See "Description of the Exchange Notes and Other Private Placement
                                    Securities--The Notes--Additional Amounts".

Guarantees                          The Senior Notes are jointly and severally, irrevocably and unconditionally guaranteed on a senior secured basis by the Leasing Companies (as defined in
                                    "Description of the Exchange Notes and Other Private Placement Securities--The
                                    Notes") and on a senior unsecured basis by BCL, NWE Cyprus, WTC, any future
                                    Wholly-Owned Subsidiary (as defined in "Description of the Exchange Notes and
                                    Other Private Placement Securities--The Notes") of PLD and any other subsidiary that guarantees indebtedness of PLD.  No non-Wholly-Owned Subsidiary will initially be a Guarantor.

Optional Redemption                 The Senior Notes will be redeemable, in whole or in part, at the option of the
                                    Company, at any time on or after June 13, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, and Additional Amounts, if any, and
                                    Special Interest (as defined in "The Exchange Offer--Termination of Certain
                                    Rights"), if any, thereon to the date of redemption.  See "Description of the
                                    Exchange Notes and Other Private Placement Securities--The Notes--Optional
                                    Redemption."

Tax Redemption                      The Senior Notes are redeemable at the Company's option, in whole but not in part, at a redemption price equal to the Accreted Value thereof, plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) to the date of redemption, in the event that the Company becomes obligated to pay any Additional
                                    Amounts or if any Guarantor is obligated (if its Senior Note Guarantee is called) to pay any Additional Amounts, in each case as a result of changes in applicable tax laws or regulations or in the application or official interpretation thereof.

Sinking Fund                        None.

Ranking                             The Senior Notes are senior secured obligations of the Company and rank senior in right of payment to all subordinated indebtedness of the Company, and pari passu


                                                           10

                                    in right of payment with all existing and future senior unsecured indebtedness of the Company. The Senior Notes are generally senior in right of payment to the
                                    Convertible Notes, except that the Convertible Notes rank senior to the Senior Notes in respect of the Convertible Note Collateral. The Senior Note Guarantees are senior secured obligations of the Leasing Companies and are generally unsecured senior obligations of the other Guarantors and rank senior in right of payment to all subordinated indebtedness of each such Guarantor and rank pari passu in right of payment to all such senior indebtedness including trade debt of such Guarantor. The
                                    Senior Notes are effectively subordinated to all existing and future indebtedness, including trade debt, of the subsidiaries of the Company other than the Guarantors.
                                    As of December 31, 1997, the Company and the Guarantors had outstanding $50.5 million of indebtedness, including trade debt but excluding indebtedness owed to non-Guarantor subsidiaries, ranking pari passu in right of payment with the Senior
                                    Notes or the Senior Note Guarantees, as applicable.

Security                            The Senior Notes are secured by, among other things, (i) a pledge of the Company
                                    Senior Note Escrow Account (as defined in "Description of the Exchange Notes and
                                    Other Private Placement Securities--The Notes") and the funds and investments contained therein, (ii) a pledge of the capital stock of the Guarantors, (iii) a pledge of any intercompany notes representing loans to the Leasing Companies, (iv)
                                    pledges by the Leasing Companies of leases of or installment sales contracts for
                                    Telecommunications Assets (as defined herein) and of Qualified Investments (as defined in "Description of the Exchange Notes and Other Private Placement
                                    Securities--The Notes") (v) a pledge by the Company of Qualified Investments, and
                                    (vi) pledges by the Leasing Companies of the Leasing Company Escrow Accounts and the
                                    funds and investments contained therein, with respect to all of which items (i)
                                    through (vi) it holds a first lien position, and (vii) a pledge of the Company
                                    Convertible Note Escrow Account (as defined in the "Description of the Exchange
                                    Notes and Other Private Placement Securities--The Notes") and the funds and investments contained therein, (viii) a pledge of Technocom Preferred Stock, and
                                    (ix) a pledge of any Qualified Investments or intercompany notes representing loans made with the proceeds of the Convertible Note Collateral, with respect to all of which items (vii) through (ix) it holds a second lien position.

Change of Control                   Upon a Change of Control, each holder of the Senior Notes will have the right to require PLD to repurchase all or any part of such holder's Senior Notes at a price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, and Special Interest, if any, thereon, to the date of repurchase.  There can be no assurance that PLD will have the financial resources necessary to repurchase the Senior Notes upon a Change of Control.  See
                                    "Description of the Exchange Notes and Other Private Placement Securities--The
                                    Notes--Repurchase at the Option of Holders upon a Change of Control."

Certain Covenants                   The indenture under which the Senior Notes were issued (the "Senior Note Indenture")
                                    contains certain covenants which, among other things, will restrict the ability of
                                    PLD and certain of its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of PLD's capital stock or make


                                                           11

                                    investments or certain other restricted payments, create liens, engage in sale and leaseback transactions, enter into transactions with affiliates or related persons, sell assets, engage in mergers or acquisitions and engage in business other than the telecommunications business. In addition, the Senior Note Indenture imposes limits on the ability of certain of the Company's subsidiaries to issue guarantees and
                                    Preferred Stock and to create restrictions on their ability to pay dividends and make certain other payments to the Company. These covenants are subject to important exceptions and qualifications. See "Description of the Exchange Notes and Other
                                    Private Placement Securities--The Notes--Certain Covenants" and "--Asset Sales"
                                    and"--Consolidation, Merger, Conveyance, Lease or Transfer."

Trustee                             The Bank of New York

Governing Law                       The Senior Notes, the Senior Note Indenture and the principal Senior Note Collateral
                                    Documents (as defined in "Description of the Exchange Notes and Other Private
                                    Placement Securities--The Notes") are governed by, and will be construed in accordance with, the laws of the State of New York.

Exchange/Registration Rights        The Registration Statement, as amended, has been filed with the Commission and is intended to satisfy the Company's obligations under the Registration Rights
                                    Agreement, dated as of May 31, 1996 (the "Registration Agreement"), between the
                                    Company and the Initial Purchaser, with respect to the Exchange Offer. See
                                    "Description of the Exchange Notes and Other Private Placement Securities--
                                    Registration Rights."

         For additional information concerning the Senior Notes, see "Description of the Exchange Notes and Other Private Placement
Securities--The Notes."

                     THE OTHER PRIVATE PLACEMENT SECURITIES

         The following section provides a summary of the material terms of the Warrants and the Convertible Notes , in the case of the Convertible Notes, as amended by the Supplemental Indenture. However, this Prospectus relates solely to the Exchange Offer with respect to the Senior Notes, in which Exchange Notes will be issued in substitution for Outstanding Notes. Separate registration statements, incorporating separate prospectuses, have been filed with the Commission, with respect to (i)) the resale, by the holders thereof, of the Convertible Notes and the Convertible Note Shares, and (ii) the resale, by the holders thereof, of the Warrants and the Warrant Shares. The description of the terms of the Convertible Notes and the Warrants is contained herein in order to provide additional information regarding the other securities issued in the Private Placement Offering.

         Unless the context clearly requires otherwise, references to the "Notes", the "Senior Notes", the "Outstanding Notes" and the "Convertible Notes" shall refer to such securities as amended by the Supplemental Indenture, and references to the "Senior Note Indenture", the "Convertible Note Indenture" and the "Indentures" shall refer to such indentures as amended by the Supplemental Indenture.

THE CONVERTIBLE NOTES

Use of Proceeds                    $20 million of the net proceeds from the offering of the Convertible Notes was used for the purchase of preferred stock of Technocom ("Technocom Preferred Stock") and the balance thereof was used for general corporate purposes.

Maturity Date                      June 1, 2006.

Interest                           The Convertibles Notes bear interest from the Issue Date at a rate computed as if the
                                   Convertible Notes had been issued bearing interest at the rate of 9% per annum on May
                                   31, 1996 (being the rate of 9.5858% per annum from the Issue Date through November
                                   30, 1996), and the Convertible Notes will bear interest at the rate of 9% per annum from December 1, 1996, payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1996. See "Description of the Exchange Notes and Other
                                   Private Placement Securities--The Notes--Principal, Maturity and Interest."

Additional Amounts                 Payments in respect of the Convertible Notes or the Convertible Note Guarantees (as
                                   defined herein) will be made without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature imposed by or on behalf of Canada, Cyprus, Russia or any other jurisdiction with which the Company or any Guarantor has some connection or any political subdivision or taxing authority of any such jurisdiction. See "Description of the
                                   Exchange Notes and Other Private Placement Securities--The Notes--Additional
                                   Amounts"."


                                                           13

Guarantees                         The Convertible Notes are jointly and severally, irrevocably and unconditionally guaranteed on a senior subordinated basis by the Leasing Companies, BCL, NWE Cyprus,
                                   WTC, any future Wholly-Owned Subsidiary of PLD and any other subsidiary that guarantees indebtedness of PLD. No non-Wholly-Owned Subsidiary will initially be a
                                   Guarantor.

Optional Redemption                The Convertible Notes are not redeemable, in whole or in part, at the option of the
                                   Company, at any time prior to June 1, 2000 except pursuant to a tax redemption described below. At any time from June 1, 2000 to May 31, 2002, the Company may redeem all but not less than all of the Convertible Notes if the closing price of a share of Common Stock is 150% of the conversion price for the Convertible Notes for thirty days, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special
                                   Interest, if any. Thereafter, the Company may redeem in whole or in part the
                                   Convertible Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special
                                   Interest, if any.

Tax Redemption                     The Convertible Notes are redeemable at the Company's option, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) to the date of redemption, in the event that the Company becomes obligated to pay any Additional Amounts (as defined in "Description of the Exchange Notes and
                                   Other Private Placement Securities--The Notes") or if any Guarantor is obligated (if its Convertible Note Guarantee is called) to pay any Additional Amounts, in each case as a result of changes in applicable tax laws or regulations or in the application or official interpretation thereof.

Conversion Rights                  The Convertible Notes are convertible into shares of Common Stock, at the option of the holders of Convertible Notes, at any time after the 60th day following the date of original issuance of the Convertible Notes and prior to redemption or final maturity of the Convertible Notes, initially at the conversion price of $6.90 per share, subject to adjustment as described in "Description of the Exchange Notes and
                                   Other Private Placement Securities--The Notes--Conversion Rights of Convertible
                                   Notes." The right to convert Convertible Notes which have been called for redemption will terminate at the close of business on the business day preceding the redemption date. See "Description of the Exchange Notes and Other Private Placement
                                   Securities--The Notes--Conversion Rights of Convertible Notes."

Sinking Fund                       None.


                                                           14

Ranking                            The Convertible Notes are senior subordinated obligations of the Company. The
                                   Convertible Notes will generally be subordinated in right of payment to the Senior
                                   Notes, provided that the Convertible Notes are secured by a first priority lien on
                                   Convertible Note Collateral (see below) and the Convertible Notes rank as to such
                                   Convertible Note Collateral pari passu in right of payment to the Senior Notes.
                                   Otherwise, the Convertible Notes rank pari passu in right of payment with all other existing and future unsecured indebtedness of the Company. The Convertible Note
                                   Guarantees are senior subordinated obligations of the Guarantors. The Convertible
                                   Note Guarantees are subordinated to the Senior Note Guarantees. Otherwise, the
                                   Convertible Note Guarantee of each such Guarantor rank pari passu in right of payment with all other existing and future unsecured indebtedness of such Guarantor. The
                                   Convertible Notes are effectively subordinated to all existing and future indebtedness, including trade debt, of the subsidiaries of the Company other than the
                                   Guarantors. As of December 31, 1997, the Company and the Guarantors had outstanding
                                   $119.7 million of indebtedness, including trade debt but excluding indebtedness owed to non-Guarantor subsidiaries, ranking pari passu in right of payment with the
                                   Convertible Notes or the Convertible Note Guarantees, as applicable.

Security                           The Convertible Notes are secured by, among other things, (i) a pledge of the Company
                                   Convertible Note Escrow Account (as defined in "Description of the Exchange Notes and
                                   Other Private Placement Securities--The Notes") and the funds and investments contained therein, (ii) a pledge of all Technocom Preferred Stock owned by the
                                   Company, and (iii) a pledge of all Qualified Investments and intercompany notes representing loans made with the proceeds of the Convertible Note Collateral, with respect to all of which items (i) through (iii) it holds a first lien position, and
                                   (iv) the Senior Note Collateral (as defined in "Description of the Exchange Notes and
                                   Other Private Placement Securities--The Notes"), with respect to which it holds a second lien position.

Change of Control                  Upon a Change of Control, each holder of the Convertible Notes will have the right to require PLD to repurchase all or any part of such holder's Convertible Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, thereon, to the date of repurchase. There can be no assurance that PLD will have the financial resources necessary to repurchase the Convertible Notes upon a Change of Control. See
                                   "Description of the Exchange Notes and Other Private Placement Securities--The
                                   Notes--Repurchase at the Option of Holders upon a Change of Control."


                                                           15

Termination of Trading             Upon a Termination of Trading (as defined in "Description of the Exchange Notes and
                                   Other Private Placement Securities--The Notes"), each holder of a Convertible Note will have the right to require PLD to repurchase all or any part of such holder's
                                   Convertible Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, and Special
                                   Interest, if any, thereon to the date of repurchase. There can be no assurance that
                                   PLD will have the financial resources necessary to repurchase the Convertible Notes upon a Termination of Trading. See "Description of the Exchange Notes and Other
                                   Private Placement Securities--The Notes--Right to Require Repurchase of Convertible
                                   Note Upon a Termination of Trading."

Certain Covenants                  The indenture under which the Convertible Notes were issued (the "Convertible Note
                                   Indenture" and together with the Senior Note Indenture, the "Indentures") contains certain limited covenants which, among other things, will restrict the ability of PLD and certain of its subsidiaries to sell assets or engage in mergers or acquisitions and engage in business other than the telecommunications business. In addition, the
                                   Convertible Note Indenture imposes limits on the ability of certain of the Company's subsidiaries to issue guarantees. See "Description of the Exchange Notes and Other
                                   Private Placement Securities--The Notes--Certain Covenants," "--Asset Sales" and
                                   "--Consolidation, Merger, Conveyances, Lease or Transfer."

Trustee                            The Bank of New York

Governing Law                      The Convertible Notes, the Convertible Note Indenture and the principal Convertible
                                   Note Collateral Documents (as defined herein) will be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights                Pursuant to the Registration Agreement, the Company agreed to file a registration statement with the Commission with respect to the Exchange Offer and/or under certain circumstances, to file a shelf registration with respect to the resale, by the holders thereof, of the Convertible Notes and the Convertible Note Shares. See
                                   "Description of the Exchange Notes and Other Private Placement
                                   Securities--Registration Rights." Simultaneously with the initial filing of the
                                   Registration Statement with the Commission in August 1996, the Company also filed a registration statement with the Commission with respect to the Exchange Offer and filed an amendment thereto simultaneously with the filing of an amendment to the
                                   Registration Statement.

         For additional information concerning the Convertible Notes, see "Description of the Exchange Notes and Other Private Placement Securities--The Notes."

THE UNITS

Securities                          123,000 Units, each consisting of a Senior Note and one Warrant to purchase 34 shares of Common Stock. The Senior Notes and Warrants became separately transferable on December 12, 1996.

Use of Proceeds                     The net proceeds from the offering of the Units are required to be used for the purchase of equipment to be leased or sold to the Company's operating subsidiaries and certain joint ventures, (subject to certain conditions) the investment in certain entities engaged in or proposing to engage in the telecommunications business in Russia or Kazakhstan, to repay certain existing indebtedness of the
                                    Company and for general corporate purposes.

THE WARRANTS

Warrants                            123,000 Warrants, which, when exercised, would entitle the holders thereof to acquire an aggregate of 4,182,000 shares of Common Stock.

Expiration of Warrants              June 1, 2006 (the "Expiration Date").

Exercise                            Each Warrant entitles the holder thereof to purchase 34 Shares of Common Stock for
                                    $6.60 per share (the "Exercise Price"). The Warrants became exercisable on December
                                    12, 1996. See "Description of the Exchange Notes and Other Private Placement
                                    Securities--The Warrants--General."

Registration Rights                 Pursuant to the Registration Agreement, the Company agreed to file a registration statement with the Commission with respect to the resale, by the holders thereof, of the Warrants and the Warrant Shares. See "Description of the Exchange Notes and
                                    Other Private Placement Securities--Registration Rights." Simultaneously with the initial filing of the Registration Statement with the Commission in August 1996, the
                                    Company also filed a registration statement with the Commission with respect to the resale by the holders thereof of the Warrants and the Warrant Shares and filed an amendment thereto simultaneously with the filing of an amendment to the Registration
                                    Statement.

         For additional information concerning the Warrants, see "Description of the Exchange Notes and Other Private Placement Securities--The Warrants."

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

         The following summary consolidated financial data as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated herein by reference. Pursuant to U.S. GAAP, the financial results of the Company's subsidiaries have been consolidated into the Company's audited consolidated financial statements, even those in which the Company does not own a 100% interest, because the Company effectively controls such subsidiaries.

                                                                     FISCAL YEAR ENDED DECEMBER 31,
                                                                     ------------------------------
                                                     1997          1996            1995             1994            1993

                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues.........................       $114,424       $61,966         $29,120           $8,526         $2,308
  Operating expenses.........................        102,406        59,099          38,266           17,248          7,606
                                                   --------      --------        --------          -------       --------
Operating income (loss)......................         12,018         2,867         (9,146)          (8,722)        (5,298)
                                                   --------      --------        --------          -------       --------
  Loss from continuing operations before
    income taxes and minority  interest......        (3,428)       (6,271)        (13,440)          (9,491)        (5,264)
  Income taxes...............................          7,739         3,669           1,490               --             --
  Loss from continuing operations
    before minority interest.................       (11,167)       (9,940)        (14,930)          (9,491)        (5,264)
  Minority interest..........................          9,399         2,521           (551)               --             --
                                                   --------      --------        --------          -------       --------
  Loss from continuing operations............       (20,566)      (12,461)        (15,481)          (9,491)        (5,264)
  Discontinued operation.....................            --            --              --               --         (5,138)
                                                   --------      --------        --------          -------       --------
  Loss for the year/period...................      $(20,566)     $(12,461)       $(15,481)         $(9,941)      $(10,402)
                                                   =========     =========       =========         ========      =========
  Loss per common share(1)...................        $(0.64)       $(0.39)         $(0.49)          $(0.78)        $(1.33)
                                                   ========      ========        ========          =======       ========
  Weighted average number of shares
   outstanding...............................     32,061            31,579          31,315           12,663          8,155
Ratio of earnings to fixed charges(3)........         --                --              --               --             --
Deficiency in earnings to cover
  fixed charges(3)...........................    (20,566)          (12,461)        (15,481)          (9,491)       (10,402)

                                                                              DECEMBER 31,
                                                                              ------------
                                                   1997          1996           1995             1994            1993
BALANCE SHEET DATA:
  Cash and term deposits(2)..................      $ 17,256      $ 40,674        $15,676          $ 56,710        $   948
  Non-cash working capital (deficiency)......       (18,642)      (26,440)        (22,001)         (17,706)        (5,121)
  Escrow funds...............................         33,868        40,984              --               --             --
  Property and equipment, net................        134,998        93,039          45,357           21,718          6,306
  Telecommunications licenses................         78,837        72,310          49,583           54,099         18,337
  Investments and other assets...............         32,801        39,052          29,293           18,925          2,223
  Investment in Teleport-TP..................             --            --          23,564           15,699             --
  Total assets...............................        335,586       306,357         178,092          171,760         28,700
  Shareholders' equity (deficiency)..........        127,231       137,954         135,832          147,470         11,448

                                                                                          AS OF
                                                                                       DECEMBER 31,
                                                               ---------------------------------------------------------
NETWORK AND SELECTED STATISTICAL DATA:                         1997           1996             1995                 1994
                                                               ----           ----             ----                 ----
PeterStar:
      Fiber kilometers..................................       550             450             267                  210
      Number of switches................................        28             26               18                   6
      Total lines.......................................     114,774         52,005           21,528               4,100
      Fixed lines.......................................      28,826         14,792           6,869                1,714
      Cellular lines....................................      85,948         37,213           14,659               2,386
      Total minutes of use (000s).......................     169,739         128,846          37,824               8,112
      Local minutes of use (000s).......................     140,258         114,236          32,127               5,898
      Long distance minutes of use (000s)...............      19,181          9,283           3,326                1,098
      International minutes of use (000s)...............      10,300          5,327           2,371                1,116
      Number of employees...............................       392             232             226                  151
Teleport- TP:
      International digital circuits....................      1,200           1,023           1,008                 713
      Number of sites installed.........................        29             --              --                   --
      Number of sites operational.......................        14             --              --                   --
      Number of employees...............................       103                              48
Baltic Communications Limited
      Total lines.......................................      1,200           1,037            N/A                  N/A
      Number of payphones installed.....................                       98               57                   49
      Total minutes of use (000s).......................      8,352           5,000            N/A                  N/A
      Local minutes of use (000s).......................      3,160            609             N/A                  N/A
      Long distance minutes of use (000s)                     2,094            973             N/A                  N/A
      International minutes of use (000s)...............      3,098           3,418            N/A                  N/A
      Number of employees...............................        84             87              N/A                  N/A
BECET International:
      Cities in service.................................        12             11               3                    1
      New subscribers...................................      4,145           4,581           2,376                 506
      Number of subscribers (end of period)                   11,102          6,957           2,882                 506
      Average number of subscribers.....................                      4,920           1,694                 253
      Average monthly minutes per subscriber............                       342             294                  N/A
      Number of employees...............................       428             307             220                  101
      Total minutes of use (000s).......................      34,646         20,217            N/A                  N/A
      Local minutes of use (000s).......................      29,714         17,204            N/A                  N/A
      Long distance minutes of use (000s)...............      2,449           1,247            N/A                  N/A
      International minutes of use (000s)...............      2,483           1,766            N/A                  N/A

------------

N/A - data for the specified period is not available.

(1) In 1993, loss per common share included a loss from discontinued operations of $(0.63).



(2) The December 31, 1996 and 1995 balances include cash of $9.0 million and $6.1 million, respectively, held on deposit as collateral to secure bank indebtedness of the same amount.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, minority interest and fixed charges. Fixed charges consist of interest expense and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).
      The historical earnings for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 were inadequate to cover fixed charges. Accordingly, the dollar amount of the deficiency in earnings to cover fixed charges is disclosed.

                                  RISK FACTORS

         The Exchange Notes involve a high degree of risk. In addition to the other information in and incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Exchange Notes.

COUNTRY RISKS

         General. Foreign companies conducting operations through affiliates in the Russian Federation and Kazakhstan face significant political, economic, currency, legal and social risks. For example, a report released February 20, 1997 by the United States Embassy in Moscow on the commercial environment in the Russian Federation listed the following general difficulties affecting trade and investment in the Russian Federation, most of which are also encountered in Kazakhstan and some or all of which could affect the ability of the Company or its operating businesses to conduct or realize income from their businesses:

     -  ownership disputes
     -  high taxes, and a frequently changing tax regime
     -  high operating costs
     -  lack of systematic and accessible credit information
     -  corruption and commercial crime
     -  financial illiquidity of many Russian firms
     -  changing requirements from regulatory bodies
     -  lack of market information
     -  an infant commercial legal framework
     -  cultural and language differences
     -  infrastructure problems
     -  payments, arrears and frozen accounts
     -  frequent changes in governmental personnel

     Political Risks. Since the breakup of the Soviet Union, the political situation in the Russian Federation and Kazakhstan has been characterized by uncertainty and instability.

     In the Russian Federation, the political situation has been characterized by tensions between the executive and legislative branches of the government and efforts by the regions and autonomous republics of the Russian Federation to gain a greater degree of independence (the most dramatic example of which was the conflict in Chechnya). Lack of consensus between local and regional authorities and the federal government often results in the enactment of conflicting legislation at various levels and may result in political instability. This lack of consensus may have negative economic effects on the Company, which could be material to its operations. Communist and nationalist parties wield strong influence in the lower house of Parliament (the Duma) and have made gains in regional governorships which could result in a slow down or reversal of the development of a free market economy.

         During the transformation to a market-oriented economy in the Russian Federation, legislation has been enacted to protect property against expropriation and nationalization. However, a resurgence in nationalism could result in pressures for the reduction or even elimination of non-Russian ownership of Russian businesses, and there can be no assurance that such recently enacted protections would be enforced in the event of an attempted expropriation or nationalization. Legislation to restrict foreign ownership in the telecommunications industry is introduced from time to time and, while not expected to become law, is symptomatic of these increasingly nationalistic attitudes. Boris Yeltsin, President of the Russian Federation, recently announced that he will not run for re-election in 2000. The resulting change in leadership at that time could result in political instability and substantial changes in government policies. Any such matters could have a material adverse effect on the Company.

         The political situation in Kazakhstan is characterized by one-man rule by President Nursultan Nazarbayev who demonstrates considerable political power. While such concentration of power may at times be perceived as providing a stabilizing influence, it also increases the risk of nepotism, arbitrary decision-making and significant policy changes in the event of succession. In addition, Russia has substantial political and economic influence in Kazakhstan and may seek to use such influence to further its own goals, which may be inconsistent with the national interests of Kazakhstan and create political instability in that country, which could have a material adverse effect on the Company.

         Economic Risks. Until recently, the economies of both the Russia Federation and Kazakhstan were administered by the central authorities of the former Soviet Union. Following the collapse of those authorities and the command economy they managed, the governments of both the Russian Federation and Kazakhstan sought to implement policies designed to introduce free market economies into their respective countries. While these policies have met with some success, the economies of both the Russian Federation and Kazakhstan have been characterized by high unemployment, high rates of business failure, the deterioration of certain sectors of the economy, high government debt relative to gross domestic product and declining real wages. In both the Russian Federation and Kazakhstan real economic improvement has been limited to specific regions (the Moscow and St. Petersburg regions in Russia, and Almaty in Kazakhstan). The Russian Federation is still experiencing a lack of political consensus as to the scope, content and pace of free market reforms. No assurance can be given that policies to introduce or support a free market economy will continue to be implemented in either the Russian Federation or Kazakhstan, that these countries will remain receptive to foreign investment or that the economies of the Russia Federation or Kazakhstan will stabilize. The failure of any of these to occur could have a material adverse effect on the Company. In addition, the Russian Federation currently receives substantial financial assistance from several foreign governments and international organizations. To the extent any of this financial assistance is reduced or eliminated, economic development in the Russian Federation may be adversely affected, and any resulting difficulties in the Russian economy could have a material adverse effect on the Company.

         Russian businesses have limited operating history in free market conditions and have had limited experience compared with Western companies with the entering into and performance of contractual obligations. Accordingly, as compared to Western companies, such businesses are often characterized by management that lacks experience in responding to changing market conditions and limited capital resources with which to develop their operations. In addition, the Russian Federation has limited infrastructure to support a market system and banks and other financial systems are not well developed or well regulated. Businesses therefore may experience difficulty in obtaining working capital facilities. Moreover, the Russian banking system has faced and may encounter in the future liquidity crises as well as other problems arising as a result of under-capitalization of the banking sector as a whole. A general Russian banking crisis could have a material adverse effect on the Company's operations and financial performance and on the ability of its customers to pay amounts due.

         Currency Risks. The Russian Rouble and the Kazakh Tenge are not convertible outside of the Russian Federation and Kazakhstan, respectively. Within those countries, a market exists for the conversion of Roubles and Tenge into other currencies, but it is limited in size and is subject to rules limiting the purposes for which conversion may be effected. The history of trading in the Russian Rouble and Kazakh Tenge against the U.S. Dollar has been characterized by significant declines in value and considerable volatility. Although the Russian Rouble and the Kazakh Tenge experienced relative stability against the U.S. Dollar during 1996 and 1997, there is a risk of further declines in value and continued volatility in the future. Historically, the Company has largely been able to limit its exposure to declines in the value of the Rouble and the Tenge because its operating businesses invoice their customers in U.S. Dollars which is permitted under current Russian and Kazakh regulations. The Company's customers then pay in local currency at the then-current exchange rate to the U.S. Dollar. The Company's operating businesses have experienced certain costs in exchanging local currencies for U.S. Dollars, but to date these have not been material. Nonetheless, no assurance can be given that the Company's operating businesses will continue to be able to bill customers in U.S. Dollars or in local currencies in amounts determined by reference to the value of the U.S. Dollar, or that they will continue to be able to exchange local currencies for U.S. Dollars without significant difficulties, delays or costs. In particular, BECET may face greater exchange risks as a result of new Kazakh regulations regarding invoicing. Any of these developments, in conjunction with further declines, or volatility, in the value of the Rouble or the Tenge against the U.S. Dollar, could have a material adverse effect on the Company. See also "-- Risks Involving the Company -- Currency Controls; Restrictions on Repatriation of Payments; Prior Investments."

         Legal Risks. Both the Russia Federation and Kazakhstan lack fully developed legal systems. Russian and Kazakh law is evolving rapidly and in ways that may not always coincide with market developments, resulting in ambiguities, inconsistencies and anomalies, and ultimately in investment risk that would not exist in more developed legal systems. Furthermore, effective redress in Russian and Kazakh courts in respect of a breach of law or regulation, or in an ownership dispute, may be difficult to obtain.

         Risks associated with the Russian and Kazakh legal systems include: (i) the untested nature of the independence of the judiciary and its immunity from economic, political or nationalistic influences; (ii) the relative inexperience of judges and courts in commercial dispute resolution, and generally in interpreting legal norms; (iii) inconsistencies among laws, presidential decrees and governmental and ministerial orders and resolutions; (iv) often times conflicting local, regional and national laws, rules and regulations; (v) the lack of judicial or administrative guidance on interpreting the applicable rules; and (vi) a high degree of discretion on the part of government authorities and arbitrary decision-making which increases, among other things, the risk of property expropriation. The result has been considerable legal confusion, particularly in areas such as company law, property, commercial and contract law, securities law, foreign trade and investment law and tax law. No assurance can be given that the uncertainties associated with the existing and future laws and regulations of the Russian Federation or Kazakhstan will not have a material adverse effect on the Company. In addition, there is no guarantee that a foreign investor would obtain effective redress in any court. No treaty exists between the United States and the Russian Federation or Kazakhstan for the reciprocal enforcement of foreign court judgments.

         Furthermore, the relative infancy of business and legal cultures in the Russia Federation and Kazakhstan are reflected in the inadequate commitment of local business people, government officials, agencies and the judicial system to honor legal rights and agreements, and generally to uphold the rule of law. Accordingly, the Company may, from time to time, confront threats of, or actual, arbitrary or illegal revision or cancellation of its licenses and agreements, and face uncertainty or delays in obtaining legal redress, any of which could have a material adverse effect on the Company.

         The Civil Code of the Russian Federation and the Law of the Russian Federation on Joint Stock Companies generally provide that shareholders in a Russian joint stock company are not liable for the obligations of the joint stock company, and only bear the risk of loss of their investment. However, if a company (an "effective parent") is capable of determining decisions by another company (an "effective subsidiary"), and such capability is provided for in the charter of the effective subsidiary or in a contract between the companies, and if the effective parent gives obligatory directions to the effective subsidiary, such effective parent bears joint and several responsibility for transactions concluded by such effective subsidiary in carrying out such directions. In addition, an effective parent is secondarily liable for an effective subsidiary's debts in the event an effective subsidiary becomes insolvent or bankrupt resulting from the action or inaction of an effective parent which is capable of determining decisions of the effective subsidiary whether as a result of the effective parent's ownership interest, pursuant to the terms of a contract between the companies or in any other way. In such instances, other shareholders of the effective subsidiary may claim compensation for the effective subsidiary's losses from the effective parent which caused the effective subsidiary to take action(s) or fail to take action(s) knowing that such action(s) or failure to take action(s) would result in losses. Accordingly, it is possible that the Company may be deemed to be an effective parent of certain of its subsidiaries and therefore be liable in certain cases for the debts of its effective subsidiaries. Such liability could have a material adverse effect on the Company.

         Russian laws regulating ownership, control and corporate governance of Russian companies may, in some cases, provide limited protection to minority shareholders. Disclosure and reporting requirements, and anti-fraud and insider trading legislation have only recently been enacted and most Russian companies and managers are not accustomed to such restrictions on their activities. The concept of fiduciary duties on the part of management or directors to their companies or shareholders is also new and is not well developed.

         Social Risks. The political and economic changes in both the Russian Federation and Kazakhstan since the break up of the former Soviet Union have resulted in significant social dislocations, as existing governing structures have collapsed and new ones are only beginning to take shape. The resulting broad decline in the standard of living has often resulted in substantial political pressure on the government to slow or even reverse the economic policies currently being pursued. In addition, such decline in the standard of living has led in the past, and could lead in the future, to labor and social unrest. Such labor and social unrest may have political, social and economic consequences, such as increased support for a renewal of centralized authority, increased nationalism (with restrictions on foreign investment in the Russian or Kazakh economy) and increased violence, any of which could have a material adverse effect on the Company.

         In addition, the local and international press have reported significant organized criminal activity, particularly in large metropolitan centers, directed at revenue-generating businesses, and an increased integration of Russian organized crime with major international criminal organizations. A substantial increase in property crime in large cities has also been reported. Finally, the local and international press have reported high levels of official corruption in the locations where the Company's operating businesses operate. No assurance can be given that organized or other crime or claims that the Company or any of its operating businesses has been involved in official corruption will not in the future have a material adverse effect on the Company.

         Official Data Reliability. The official data published by Russian federal, regional and local governments and federal agencies, and by the Kazakh government and its agencies, are substantially less complete or reliable than those of Western countries, and there can be no assurance that the official sources from which certain of the information set forth herein has been drawn are reliable. Official statistics may also be produced on different bases than those used in Western countries. Any discussion of matters relating to the Russian Federation or Kazakhstan herein must therefore be subject to uncertainty due to concerns about the completeness or reliability of available official and public information.

RISKS INVOLVING THE COMPANY

         History of Losses. The Company has reported net losses during each of its years of operations and there can be no assurance that the Company will be able to generate profits in the future.

         Capital Requirements. The Company's capital requirements arise in three main areas. First, it may need to provide for the capital expenditures and working capital needs of its operating businesses until such time as such operating businesses become self-sustaining. To date, only BECET has achieved that position. The Company has significant cash; however, the bulk of this (representing the proceeds of the Senior Notes) is being held in escrow and can only be released from escrow upon compliance with certain conditions. Those conditions include a specific requirement that the funds be used solely to acquire assets for use in a telecommunications business. This requirement means, among other things, that these funds cannot be used for the working capital needs of the operating businesses, or to pay for civil engineering and related works required in connection with the installation of telecommunications networks. In addition, the Company has found compliance with the conditions for release burdensome, in that it is time consuming and expensive.

         Second, the Company needs funds to acquire and/or develop new businesses. Again, the funds in escrow can only be used for this to the extent that equipment is being purchased; start up costs and working capital have to be met out of other Company funds.

         Lastly, the Company has significant debt service requirements. Currently, it is indebted under the Series A and Series B Notes to the Travelers Parties in the amount of $15,420,000, which bears interest at an annual rate of 12%, payable monthly in cash. This interest rate increases to 15% if the Company has not raised $20,000,000 in additional equity by May 31, 1998. The Series A and Series B Notes are required to be amortized at the rate of $1,000,000 per month starting in July 1998. The Series B Notes, whose original principal amount is $3,100,000, are due in full on September 30, 1998, and the Series A Notes, in the original principal amount of $12,320,000, are due in full on December 31, 1998. In addition, the Company is obligated under the Senior Notes and the Convertible Notes issued in June 1996. As of December 31, 1997, the value of the Senior Notes on the Company's balance sheet was $95.7 million. These Notes accrete at the rate of 14% per year until December 1, 1998, when interest on the full accreted value of $123,000,000 is payable semi-annually thereafter in cash. The first such semi-annual cash payment, amounting to $8,610,000, is due on June 1, 1999. The Senior Notes will accrete at 14.5% per year if the Company has not raised $20,000,000 in additional equity by May 31, 1998. They come due in full on June 1, 2004. The Convertible Notes (in the principal amount of $26,500,000) come due on June 1, 2006, and bear interest, payable semi-annually in cash, at the rate of 9% per year.

         In addition, pursuant to the terms of the Travelers Warrants, under certain circumstances additional warrants may be issued and/or the exercise price of the Travelers Warrants may be reduced. In the event that the Company does not effect any of the specified targeted reductions in commitment for the Series A Notes, the holders of the Series A Notes will receive 30,000 additional warrants to purchase shares of the Company's common stock on each date on which such reduction was not made. In the event that the Company does not effect the specified targeted reductions in commitment for the Series B Notes scheduled for

July 31, 1998 and August 31, 1998, the holders of the Series B Notes (which otherwise come due on September 30, 1998) shall receive 16,000 additional warrants to purchase shares of such common stock. Any additional warrants are referred to as the "Additional Warrants." The Company could be required to issue up to 182,000 additional 10-year warrants to purchase shares of Common Stock under these arrangements.

         The exercise price for the Travelers Warrants and Additional Warrants is $8.625 per share, except that, if the Series B Notes are not repaid in full by September 30, 1998, the exercise price of all warrants issued to the holders of the Series B Notes becomes $0.01, and, if the Series A Notes are not repaid in full by December 31, 1998, the exercise price of all warrants issued to the holders of the Series A Notes also becomes $0.01. All of the warrants expire on December 31, 2008. In addition, if the Series B Notes are not repaid in full on September 30, 1998, then, commencing September 30, 1998 and on the last day of each succeeding month until the Series B Notes have been repaid in full, the holders of the Series B Notes shall receive 32,000 additional warrants to purchase shares of the Company's common stock at a price of $0.01 per share. If the Series A Notes are not repaid in full on December 31, 1998, then, commencing December 31, 1998 and on the last day of each succeeding month until the Series A Notes have been repaid in full, the holders of the Series A Notes shall receive 70,000 additional warrants to purchase shares of such common stock at a price of $0.01 per share. These default warrants (the "Default Warrants") have an expiration date ten years after their respective dates of issue.

         The issuance of Additional Warrants and/or the Default Warrants could result in the issuance of a substantial number of additional shares of Common Stock upon their exercise. In addition, any adjustment of the exercise price on the Travelers Warrants, the Additional Warrants and the Default Warrants would result in the issuance of the shares of Common Stock at a significant discount, resulting in substantial dilution to the holders of the Company's Common Stock.

         The Company may face significant challenges in meeting its obligations to pay cash interest on the indebtedness referred to above, and in effecting its repayment upon its maturity. See "-- Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries."
         Any or all of these matters may require that the Company raise funds in a public or private equity or debt offering. If the Company is required to conduct such an offering, its ability to do so on acceptable terms, if at all, will be affected by several factors, including financial market conditions and the value and performance of the Company at the time of such offering or refinancing, which in turn may be affected by many factors, including economic and industry cycles. There can be no assurance that such an offering can or will be completed on satisfactory terms.

         Failure to generate sufficient funds for these matters in the future, whether from operations or additional debt or equity financing, or difficulties encountered in providing capital to its operating businesses, may require the Company to delay or abandon some or all of its anticipated expenditures and expansions, or in an extreme case to sell some or all of the assets, any of which could have a material adverse effect upon the growth of the Company's businesses and on the Company.

         Effect of Substantial Leverage. As of December 31, 1997, the Company had approximately $133.5 million of consolidated long-term debt and shareholders' equity of approximately $127.2 million.

         The degree to which the Company in leveraged could have important consequences including, but not limited to, the following: (1) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on, and the principal of, its debt;
(iii) the agreements governing the Company's indebtedness contain certain restrictive financial and operating covenants which could limit the Company's ability to compete and expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limits its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. Certain of the Company's competitors currently operate on a loss leveraged basis and have significantly greater operating and financial flexibility than the Company.

         Special Considerations Relating to Company Indebtedness. The Company is indebted for money borrowed pursuant to the Senior Notes, the Convertible Notes and the Revolving Credit Notes. The Senior Notes are senior obligations of the Company, guaranteed by NWE Cyprus, BCL, WTC and the Leasing Companies, and secured on a first priority basis by certain Property and assets constituting Senior Note Collateral and on a second priority basis by certain property and assets constituting Convertible Note Collateral. The Convertible Notes are also guaranteed by NWE Cyprus, BCL, WTC and the Leasing Companies, but are secured on a first priority basis by the Collateral Note Security, which consists principally of the Technocom Preferred Stock and the proceeds thereof, and on a second priority basis by the Senior Note Collateral. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Collateral and Security". In addition, the Convertible Notes are expressed to be subordinated in right of payment to the Senior Notes (although they will rank pari passu in right of payment to the Senior Notes with respect to the Convertible Note Collateral).

         The Revolving Credit Notes are guaranteed by BCL and WTC, and secured on a first priority basis by all of the Company's inventory and accounts receivable. In addition, the Series A Notes are secured by 28 Ordinary Shares of Technocom, representing approximately 14% of the total Ordinary Shares outstanding. See "Description of Certain Other Indebtedness."

         In addition, while cash interest will not be payable on the Senior Notes until June 1, 1999, cash interest commenced being paid on the Convertible Notes on December 1, 1996, two-and-one-half years before the Senior Notes, despite the fact that the Convertible Notes are expressed to be subordinate to the Senior Notes. In addition, cash interest commenced being paid monthly on the Revolving Credit Notes on November 30, 1997, while amortization of the Revolving Credit Notes is required to start in July 1998, and the Revolving Credit Notes come due, as to $3,100,000, on September 30, 1998, and as to the remaining $12,320,000, on December 31, 1998, approximately five-and-one-half years before the Senior Notes come due and approximately seven-and-one-half years before the Convertible Notes come due.

         The covenants relating to the Senior Notes and the Revolving Credit Notes are substantially similar, although the Revolving Credit Notes contain a provision not found in the Senior Notes requiring the redemption of the Revolving Credit Notes out of, among other things, the proceeds of any equity offering by the Company. The covenants relating to the Convertible Notes are considerably more limited in scope than the covenants in the Senior Notes and the Revolving Credit Notes and hence afford the holders of the Convertible Notes commensurately less protection. All of the Notes and the Revolving Credit Notes contain cross-default provisions. By reason of their subordination to the Senior Notes, the response by the holders of the Convertible Notes to any default will largely be dictated by the response of the holders of the Senior Notes, including any waiver or de-acceleration on their part. Neither the holders of the Senior Notes nor the holders of the Convertible Notes will have any ability to influence the response of the holders of the Revolving Credit Notes to any default. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Events of Default."

         As a result of these various arrangements, the rights and priorities of the holders of the Notes and the Revolving Credit Notes are complex. In the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company, or upon a default in payment by the Company under any of the Notes or Revolving Credit Notes, the assets of the Company will be applied, first, to the realization of the claims of each group of holders of notes which are secured thereon, to the extent of that security. Any remaining assets (including the proceeds from the enforcement of any subsidiary guarantees) will be shared among the holders of the various notes and the other creditors of the Company pro rata, except that the holders of the Senior Notes and the Convertible Notes will, by virtue of their guarantees, have priority over the holders of the Revolving Credit Notes with respect to the assets of NWE Cyprus and the Leasing Companies, and except further that, by reason of the subordination of the Convertible Notes, payment of the share of the remaining Company's assets to which the holders thereof would otherwise be entitled will only be made to such holders only after all Senior Notes have been paid in full or provision for such payment shall have been made. As a result of this, the holders of the Convertible Notes are also effectively subordinated to the holders of the Revolving Credit Notes other than with respect to the Convertible Note Collateral. In addition, holders of the Senior and Convertible Notes are effectively subordinated to the claims of all existing and future third party liabilities (including trade payables and other non-debt obligations) of the non-Guarantor subsidiaries of the Company, to the extent of the assets of such subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any non-Guarantor subsidiary of the Company, creditors of such subsidiary generally will have the right to be paid in full before any distribution is made to the Company or the holders of the Senior or Convertible Notes. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Subordination Provisions."

         Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries. As a holding company that conducts virtually all of its business through subsidiaries, PLD has essentially no source of cash other than distributions and other payments from its subsidiaries. In order to pay cash interest on the Notes and the Revolving Credit Notes (in the case of the Senior Notes, after December 1, 1998, when cash interest on the Senior Notes commences to accrue) or the principal amount of the Notes and the Revolving Credit Notes at maturity, or to redeem or repurchase the Notes or the Revolving Credit Notes, PLD will be required to obtain the necessary cash from its subsidiaries. As set forth hereinafter and in "--Other Barriers to Realizing Cash from Subsidiaries," there may be a number of legal and other hurdles to be overcome in connection with obtaining cash from its subsidiaries.

         The Company has pledged the capital stock of the Leasing Companies, NWE Cyprus and BCL to secure the Senior Notes and the Convertible Notes, and the Leasing Companies have guaranteed the Notes and pledged their interests in the leases or installment sales contracts entered into, or the debt or equity investments made by them, as security for such guarantees. In addition, NWE Cyprus, BCL, WTC and certain other possible future subsidiaries of the Company have guaranteed the Notes and NWE Cyprus has pledged the capital stock of WTC to secure its guarantee of the Notes. There can be no assurance that any such guarantees or pledges can be enforced easily, if at all. Each of the Guarantors are likely to be incorporated in jurisdictions which are outside the United States. Persons seeking to enforce those guarantees or pledges (or any judgment in respect thereof obtained in the United States) will therefore need to do so outside the United States. In addition, the ability to enforce an "upstream" guarantee (or guarantee by a subsidiary of a parent's obligations) and any related pledges is subject to some uncertainty not only in the United States and Canada but also other applicable jurisdictions such as Cyprus, Russia and Ireland, and may well be subject to similar uncertainty in jurisdictions where such guarantee may be sought to be enforced against any Guarantor. Efforts have been made to minimize the effect of any possible invalidity of the guarantees by limiting the extent to which they may be enforced against the Guarantor to such amounts which will not render the guarantees void, voidable or unenforceable, and, in the case of the Leasing Companies, by limiting the activities of each such subsidiary to its leasing, selling or investing operations and in the case of the Leasing Companies and NWE Cyprus limiting the activities of each such subsidiary to incur indebtedness. However, to the extent that the enforceability of such guarantees is uncertain, so may be the pledges of assets supporting such guarantees.

         In addition, enforcement of the pledges of capital stock, notes and/or equipment or assignments of leases or installment sales contracts by the Company and the Leasing Companies will in all likelihood be required to be undertaken in jurisdictions outside the U.S. (e.g., Cyprus, Ireland, Russia or Kazakhstan). The need to bring such enforcement actions in such other jurisdictions, and to comply with the laws of those jurisdictions in relation thereto, may significantly complicate, delay or limit enforcement of such pledges or assignments. See "Description of the

Exchange Notes and Other Private Placement Securities--The Notes--Guarantees" and "--Ability to Realize on Collateral."

         Payments under the guarantee given by BCL (and any other Russian company which becomes a Guarantor under the Indenture) may require a license from the Russian Central Bank, see "--Currency Controls; Restrictions on Repatriation of Payments; Prior Investments," and may also (to the extent such payments are considered to be interest) be subject to Russian withholding tax. While under current law payments under the guarantees by the Leasing Companies or NWE Cyprus currently in existence may be made without the need for licenses or withholding of tax, there can be no assurance that the current Leasing Companies, NWE Cyprus or any future Guarantors will not encounter such problems hereafter.

         Furthermore, while the leases or installment sales contracts and related pledges of assets may be valid and enforceable under the laws of the relevant jurisdiction, the ability of the holders of the Notes actually to enforce their provisions upon any default under the Notes may be open to some question. Commercial law, and in particular, enforcement of legal rights such as leaseholds or pledges, is still very undeveloped in both Russia and Kazakhstan, see "--Country Risks--Legal Risks," and the readiness of local partners and courts to respect and recognize such rights is uncertain, including the rights of the holders to enforce the terms of the leases, installment sales contracts or pledges. In the event of a default under a lease, installment sales contract or pledge, any enforcement action will in all likelihood have to occur in the jurisdiction (Russia or Kazakhstan) where the assets are located. The limited jurisprudence and experience with such enforcement action in the relevant jurisdiction may significantly complicate, delay or limit the scope of such enforcement action. A lessor or pledgee, its successor in interest or a creditor of a lessor or pledgee seeking to remove repossessed leased equipment from either Russia or Kazakhstan may have to pay taxes or duties as a condition to doing so. The nature of the equipment itself, which may be incorporated or integrated into another structure or system, or otherwise permanently affixed, could make repossession difficult as both a legal and a practical matter.

         Finally, the ability of a foreign claimant to enforce in the Russian Federation or Kazakhstan a judgment or arbitral award obtained outside those jurisdictions may be limited. For example, the Russian courts generally only recognize foreign judgments or arbitral awards pursuant to bilateral or multilateral treaty arrangements. In addition, the Russian courts have limited experience in the enforcement of foreign judgments. The possible need to re-litigate in the Russian Federation or Kazakhstan a judgment or arbitral award obtained elsewhere may significantly delay the enforcement of such judgment or award.

         To the extent that the holders of the Notes are not able to enforce their interests in such leases or installment sales contracts against the operating subsidiaries and joint ventures and/or collect the full amount of their indebtedness from the proceeds of the leased or pledged assets, the Notes will not be senior to such subsidiaries' other indebtedness but will only represent indirect claims against the equity of such subsidiaries owned by the Company. As of December 31, 1997, the total liabilities and obligations of the Company's non-Guarantor subsidiaries (excluding intercompany indebtedness) was $42.1 million. The Senior Note Indenture permits the Company's subsidiaries to incur substantial additional indebtedness, subject to certain limitations, as more fully described under "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Certain Covenants--Limitation on Indebtedness." The Convertible Note Indenture contains no covenant limiting the increase of indebtedness by the Company or any of its Restricted Subsidiaries. To the extent that such other indebtedness may be given precedence over any commitment to make payment to the Company, the Notes may effectively be subordinated to such subsidiaries' other obligations.

         The readiness of local parties and courts to recognize and respect the rights of the holders of the Notes to exercise the rights of any Leasing Company as to any debt or equity investment made in the Russian and Kazakhstan operating companies is unclear. Furthermore, to the extent that the security for a guarantee consists of debt investments made by the applicable Leasing Company, the obligations representing such security will rank pari passu in right of payment with the recipient's other indebtedness and thus may also be regarded as effectively subordinated thereto. To the extent such security consists of equity investments, the security will actually be subordinated to all of the recipient's other indebtedness.

         Other Barriers to Realizing Cash from Subsidiaries. In addition to the issues noted in "--Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries," the ability of the Company's subsidiaries to make payments to the Company may be constrained by: (i) their own ability to generate sufficient cash from their operations; (ii) the level of taxation, particularly corporate profits and withholding taxes, in the jurisdictions in which they operate, see "--Taxation"; (iii) exchange controls and repatriation restrictions in effect in the jurisdictions in which they operate, see "--Currency Controls; Restrictions on Repatriation of Payments; Prior Investments"; and (iv) the ownership interests of other investors in the Company's subsidiaries.

         In the absence of sufficient cash from its subsidiaries, the Company may be required to refinance its indebtedness, raise funds in a public or private equity or debt offering, or sell some or all of its or its subsidiaries' assets. If the Company is required to conduct an offering of its capital stock or to refinance any of the Senior Notes, the Convertible Notes, the Series A Notes or the Series B Notes, its ability to do so on acceptable terms, if at all, will be affected by several factors, including financial market conditions and the value and performance of the Company at the time of such offering or refinancing, which in turn may be affected by many factors, including economic and industry cycles. There can be no assurance that an offering of the Company's capital stock or a refinancing of any of such indebtedness can or will be completed on satisfactory terms, or that they would be sufficient to enable the Company to make any payments with respect to such indebtedness.

         Limited Scope of, and Other Issues Relating to, Escrow Accounts. The portion of the net proceeds of the Senior Notes initially deposited in the Company Senior Note Escrow Account, plus the funds thereafter received from payments on the Telecommunications Asset Leases (as defined in "Description of the Exchange Notes and Other Private Placement Securities--The Notes"), Qualified Investments and any pledged stock, together with all income earned on the investment of such proceeds and funds in Eligible Cash Equivalents (as defined in the "Description of the Exchange Notes and Other Private Placement Securities--The Notes"), are being held in the Company Senior Note Escrow Account or one or more Leasing Company Escrow Accounts. All such Escrow Accounts have been pledged to, and under the sole dominion and control of the trustee under the Senior Note Indenture (the "Senior Note Trustee") for its benefit and the equal and ratable benefit of the holders of the Senior Notes and the trustee under the Convertible Note Indenture (the "Convertible Note Trustee") for its benefit and the equal and ratable benefit of the holders of the Convertible Notes. The funds received from payments on the Technocom Preferred Stock (and all income earned on the investment of such proceeds) will be held in the Company Convertible Note Escrow Account, which has been pledged to, and under the sole dominion and control of the Convertible Note Trustee for its benefit and the equal and ratable benefit of the Convertible Notes and the Senior Note Trustee for its benefit and the equal and ratable benefit of the holders of the Senior Notes. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Collateral and Security." Notwithstanding the Trustees' security interest in such Escrow Accounts, the ability of the Trustees to deal freely with the funds in such Escrow Accounts following an Event of Default under the applicable Indenture may be limited by applicable bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles. In addition, the pledge by any of the Leasing Companies of any Leasing Company Escrow Account will be subject to any infirmities in the respective Leasing Company's Guarantee given in respect of the Notes. See "--Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries," "--Limitations on Ability to Transfer Interests" and "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Ability to Realize on Collateral."

         Limited Control over Qualified Investments. Most of the proceeds from the sale of the Senior Notes which were deposited in the Company Senior Note Escrow Account or Leasing Company Escrow Accounts will be utilized for the purchase of Telecommunications Assets to be leased to the Company's operating subsidiaries in Russia and Kazakhstan. $9 million of such proceeds, however, were specifically permitted to be utilized to make Qualified Investments in the operating subsidiaries through debt or equity investments in such subsidiaries, and in fact have been used, together with the proceeds of the Revolving Credit Notes, to purchase additional interests in Technocom.

See "Summary--Recent Developments--Acquisition of Additional Interest in Technocom." In addition, the Company is permitted to make certain additional Qualified Investments utilizing certain specified funds derived from payments under Telecommunications Asset Agreements or from Qualified Investments in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts subject to certain conditions, including that there is in such Escrow Accounts collectively a sum equal to the amount of interest due in respect of the Notes during the next succeeding twelve months (exclusive of the proceeds of the Senior Notes or any Asset Sales). The Company is also permitted to make Qualified Investments with payments received on the Technocom Preferred Stock subject to certain conditions, which do not include any requirement that any minimum amount be in any Escrow Account. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Possession, Use and Release of Collateral and "--Certain Definitions--Use of Proceeds." The Trustees have only limited control over how the proceeds of Qualified Investments are utilized by the recipient, and are not in a position, for example, to require that such proceeds be used for the purchase of assets, as opposed to being used for working capital. Accordingly, investment in Qualified Investments must be regarded as less secure from the point of view of the holders of the Notes than investment in Telecommunications Assets subject to Telecommunications Asset Agreements.

     Taxation. Taxes payable by Russian and Kazakh companies are substantial and include value-added taxes ("VAT"), excise taxes, export taxes and income taxes. The tax risks of investing in the Russian Federation and Kazakhstan can be substantial. Obtaining the benefits of any relevant tax treaties can be extremely difficult due to the documentary and other requirements imposed by the Russian and Kazakh authorities and, in the case of Kazakhstan, the unfamiliarity of those administering the tax system with the international tax treaty system. In addition, a recent instruction issued by the Russian State Tax Service mandates full withholding regardless of tax treaty status and requires the recipient to seek to obtain a refund for withholding in excess of treaty amounts. The need to deal with these issues may negate or impair tax planning initiatives undertaken by the Company to reduce its and its subsidiaries' overall tax obligations. Furthermore, the taxation systems in the Russian Federation and Kazakhstan are at an early stage of development and are subject to varying interpretations, frequent changes and inconsistent and arbitrary enforcement at the federal, regional and local levels. In certain instances, new taxes have been given retroactive effect.

     Technocom established a representative office in Moscow in October 1995 and registered this office with the relevant Russian tax authorities. As a result of this, Technocom became subject to profits and other Russian taxes as of such date. Inasmuch as Technocom operated to some extent in the Russian Federation prior to this date, without clarifying its tax status with any Russian taxing authority, it is also possible that tax officials may take the position that Technocom may be subject to Russian taxes with respect to the period before October 1995. See "-- Country Risks -- Legal Risks."

     Currency Controls; Restrictions on Repatriation of Payments; Prior Investments. While applicable legislation in both the Russian Federation and Kazakhstan currently permits the repatriation of profits and capital and the making of other payments in hard currency, the ability of the Company to repatriate such profits and capital and to make such other payments is dependent upon the continuation of the existing legal regimes for currency control and foreign investment, administrative policies and practices in the enforcement of such legal regimes and the availability of foreign exchange in sufficient quantities in those countries.

     In addition, under current currency regulations in the Russian Federation and Kazakhstan, while there do not appear to be additional administrative requirements for the payment of dividends or interest on debt, specific licenses from both the Central Bank and the National Bank of Kazakhstan are required for the making of equipment lease payments to a foreign lessor and for repayments of principal on debt with a term of more than 180 days. Failure to obtain such currency licenses where required can result in the imposition of fines and penalties. While the requirements for obtaining such licenses largely involve the production of documentation, not only are the documentary requirements themselves burdensome, but there can be no assurance that the entity granting the licenses may not impose additional, substantive requirements for the grant of a license or deny a request for a license on an arbitrary basis. See
"-- Country Risks -- Legal Risks." Furthermore, the time typically taken by the Central Bank and the National Bank of Kazakhstan to issue such licenses can be lengthy. In the case of the Central Bank, delays of up to one year or more in the issuance of licenses have not been uncommon. The failure of the Company to obtain, or any significant delay in the issuance of, such licenses could substantially delay the time at which the Company may receive payments under such leases. To address this problem, and based on the Company's belief that currency licenses are presently not required in the Russian Federation for payments under installment sales contracts, the Company has proposed providing equipment to its operating businesses on an installment sales basis rather than through leasing and, as a result of the Consent Solicitation, the Indentures have been amended to permit the Company to make installment sales as well as leases of equipment to its operating businesses. However, there is no assurance that the Central Bank or other relevant Russian entity will not construe the applicable currency legislation as requiring licenses for installment sales as well as leases. Failure to obtain currency licenses, where required, can result in the imposition of fines and penalties, significant delays in delivering equipment to the Company's operating businesses and resulting difficulties in generating cash flows from the Company's operating businesses in the Russian Federation.

     Finally, the Company's ability to repatriate distributions and other payments in hard currency will be dependent upon the continued ability of the Company's operating subsidiaries to bill their customers in U.S. Dollars or the equivalent amount of local currency, as well as their ability to freely exchange local currency receipts into U.S. Dollars. See "-- Country Risks -- Currency Risks." There can be no assurance that, because of changes in Russian and Kazakh currency regulations, the Company's ability to fully and/or on a timely basis realize benefits from its operations in the Russian Federation and Kazakhstan through the receipt of hard currency payments will continue.

     Until 1995, most direct foreign investment in the Russian Federation appears to have been made without licenses from the Central Bank, due to the lack of clear guidelines from the Central Bank governing such investments. However, in 1995 the Central Bank confirmed that licenses were required for such direct foreign investments and that upon application it would issue licenses specifically authorizing such direct foreign investments in Russian companies. In response to private inquiries, the Central Bank also indicated that it would consider retroactive licensing of previously made direct foreign hard currency investments upon appropriate application. The Company is actively reviewing with the managements of its operating subsidiaries its obligations to comply with these licensing requirements, particularly on a retroactive basis. If the Central Bank were to determine that the Company did not hold the required licenses, this could give rise to substantial fines and penalties.

     Anti-Monopoly Committee Approval. Under Russian anti-monopoly legislation, transactions which potentially influence competition in the Russian Federation are subject to the prior consent of the Russian Anti-Monopoly Committee. The Anti-Monopoly Committee generally has wide discretion to approve or disapprove transactions falling within the scope of its authority, though in practice transactions are rarely challenged. The time typically required by the Anti-Monopoly Committee to review a proposed transaction varies between three and four months. Failure to obtain prior consent may constitute grounds for the Anti-Monopoly Committee to seek a court decision declaring the relevant transaction null and void. In particular, transactions (including rental or lease transactions) which involve the transfer of assets amounting to more than 10% of the assets of a transferor to a transferee, are subject to prior consent of the Anti-Monopoly Committee.

     This requirement on its face applies to companies leasing assets to other companies, including Technocom and PLD Leasing, which would therefore need to obtain such consent before leasing equipment to the Company's operating subsidiaries. While the Company has been advised that such requirement should not apply to such arrangements, there can be no assurance that the Anti-Monopoly Committee will concur and accordingly that the Anti-Monopoly Committee will not require such consent. Although the Company does not believe that equipment leases could have an anti-competitive effect in the Russian Federation, no assurance can be given that consent from the Anti-Monopoly Committee will be granted. The refusal of the Anti-Monopoly Committee to give consent to any equipment leases could have a material adverse effect upon the Company.

     Absence of Complete Control; Dependence on Local Partners. The Company's principal assets are its interests in its operating subsidiaries. The Company holds a 60% ordinary share interest in PeterStar and a 50% interest in BECET. The Company also has a 80.4% interest in Technocom, which in turn currently has a 49.33% direct and indirect beneficial economic interest (56.0% voting interest) in Teleport-TP and a 49% interest in MTR-Sviaz. While the Company may have the ability, in the case of PeterStar, BECET and Teleport-TP, to direct the operations or determine the strategies of such subsidiaries under the terms of their respective constituent documents, the enforceability of some of the Company's rights is uncertain. See "-- Country Risks -- Legal Risks." Further, the other shareholders may, as a practical matter, be able to impede the Company's ability to exercise effective control. In addition, the Company would be unlikely to take significant initiatives without the approval, in the case of

PeterStar, of Telecominvest and PTS; in the case of BECET, of Kazakhtelekom; and, in the case of Teleport-TP, of Rostelecom. Certain of the Company's operating subsidiaries are dependent on continued access, on favorable terms, to the facilities of certain of the Company's partners, and this may adversely affect the Company's ability to rely on its legal rights to influence the conduct of the business of its operating subsidiaries. Finally, in the case of PeterStar, any disposition by Cable & Wireless of its 11% interest in PeterStar could adversely affect the Company's ability to control the PeterStar board. The likelihood of such disposition has increased significantly as a result of Cable & Wireless' announcement that it is considering alternatives for disposing of its interest in the Company. In summary, the absence of complete legal control by the Company over the operations of PeterStar, BECET and Teleport-TP, coupled with the dependence of these ventures on continued access to the facilities of the Company's partners, could have a material adverse effect on the Company. Finally, PeterStar, Technocom, Teleport-TP and BECET are all restricted subsidiaries under the Senior Note Indenture and the Convertible Note Indenture, and the Company is required by the terms of such indentures not to permit its restricted subsidiaries to violate the various covenants contained in such Indentures. There can be no assurance that the Company will always be in a position to comply with this obligation, and its failure to do so could cause a default under the Senior Note Indenture or the Convertible Note Indenture.

     Susceptibility to Political and Other Pressures. Although the governments of the countries and regions in which the Company operates may be limited in the extent to which they can legally direct the Company's policies, in practice they may be able to exercise significant influence. As a consequence, not only may the Company's activities be restrained if a governmental entity is not supportive, but the Company may be forced to take action to support policies or agendas of the government which are not in its commercial or other interests. In addition, in order to maintain good working relationships with its partners, the Company may need to take certain actions which may not necessarily be in its commercial or business interests. See "-- Risks Involving PeterStar Company Limited and Baltic Communications Limited -- Dependence on PTS Facilities."

     Dependence on Key Management. The Company's various operating businesses are managed by a small number of key management personnel, both expatriate and local. PeterStar is dependent upon its general director, Vladimir Akulich, and upon its expatriate managers, James Maude and Stephen Gardner. The Company also relies heavily on the experience of Maxut Saurenbekov and Rex Power for the technical guidance and operational and financial management of BECET. The further expansion of the Technocom business depends upon the continued involvement of Boris Antoniuk in the management of Technocom's affairs and those of its subsidiaries. While Dr. Antoniuk is under contract to Technocom and the Company, no assurance can be given that his services or the services of these other key individuals will continue to be available to the Company's operating subsidiaries. In addition, the Company is dependent on its core management team of James Hatt, John Davies, Simon Edwards, Alan Brooks and Conor Carroll, as well as Peter Owen Edmunds, who heads the Company's representative office in St. Petersburg. Neither the Company nor its operating subsidiaries carry "key-man" insurance with respect to these individuals. The Company could be materially and adversely affected if any key management personnel should cease to be active for any reason in the management at the corporate and/or operating subsidiary level.

     Historical Dependence on Cable and Wireless plc. The Company is engaged in developing various telecommunications businesses in challenging environments. The scope of some of its projects, e.g. the development of a cellular network in Kazakhstan and the development of a satellite-based long distance network across the Russian Federation, requires both significant financial and human resources. The Company has been able to draw, when necessary, on the worldwide expertise (access to which is paid for on a case by case basis) of Cable & Wireless to assist the Company's operating businesses in certain areas of their operations. The Company and Cable & Wireless have entered into a support services agreement which sets out the terms, on an arm's-length basis, under which the Company and its subsidiaries have access to Cable & Wireless' resources. Cable & Wireless has recently announced that it is involved in active discussions with a view towards disposing of its stake in the Company, but that no definitive agreement has been reached. If such a disposition occurs, no assurance can be made that such support will continue to be made available to the Company.

     Competition. The Company is developing and operating its businesses in highly competitive environments. A number of companies compete with the Company's operating businesses, many of which have access to greater financial and technical resources than the Company. There can be no assurance that the Company will be able to overcome successfully the competitive pressures to which it is subject, both in the markets in which it currently operates and in markets into which it might expand. Furthermore, in many instances the Company's partners in its operating businesses are also potential -- and in some cases actual -- competitors. For example, PTS has recently completed the installation of a fiber optic network in St. Petersburg which will improve call completion rates on the PTS network and could provide a serious alternative to PeterStar's network and permit PTS to compete more effectively for business in St. Petersburg. In addition, while Rostelecom appears to be generally supportive of the development of Teleport-TP's long distance network, such network is in direct competition with the national long distance network operated by Rostelecom, and there can be no assurance that Rostelecom will continue to support the development of Teleport-TP's network. Similarly, BECET's cellular network in Kazakhstan could be seen as being in competition with the national network operated by Kazakhtelekom. At this time it is unclear what impact the consolidation of the Russian government's holdings in Sviazinvest and Rostelecom and the sale of significant stakes in Sviazinvest to Russian and foreign investors will have on the Russian telecommunications market in general and the Company in particular, nor what impact the recently announced sale of a 40% stake in Kazakhtelekom to Daewoo and the efforts by the KMOC to limit BECET's exclusive license and permit more cellular operators in Kazakhstan will have upon the Kazakh telecommunications market and the Company in particular. See "-- Auction of Stakes in Sviazinvest" and "-- Risks Involving BECET International." Finally, the increasing ability of Russian telecommunications companies to access Western capital markets for their financing needs may reduce their reliance on the Company for financing and improvement of their networks. Such reduced reliance may affect the Company's ability to exert influence on its Russian partners in the operating businesses. See "-- Auction of Stakes in Sviazinvest."

     Potential Conflicts of Interest. Cable & Wireless and each of the Company's principal partners in PeterStar, BECET and Teleport-TP have interests that may conflict with those of the Company.

     Cable & Wireless, which holds an indirect 11% interest in PeterStar, has other investments in the Russian Federation and other countries of the Commonwealth of Independent States. PTS, which holds its interest in PeterStar through Telecominvest and is the main provider of basic telephony services in St. Petersburg, already competes to some degree with PeterStar for customers and may increasingly become a substantial competitor with the eventual upgrading of its telecommunications network. Kazakhtelekom, the public switched telephone network operator and the Company's partner in BECET, may be a significant competitor for BECET's cellular operations when it improves the telephony services it provides in Kazakhstan by upgrading its fixed wire telecommunications network, or if it should be awarded one of the new cellular licenses the Kazakh government is considering issuing. Rostelecom, the Russian telecommunications company that is Technocom's principal partner in the Teleport-TP venture, competes with Teleport-TP, both directly and indirectly through joint ventures with other international companies in the provision of telephony and related services. Finally, certain directors of the Company's operating subsidiaries also act as directors or officers of its partners in the Russian Federation and Kazakhstan. See "-- Dependence on Key Management."

     In light of these competing interests, and, in particular, the extent of the legal and practical control that the Company's partners have over the affairs of the Company and its operating subsidiaries, any or all of the companies named above may use their influence, through the directors they appoint to the boards of the Company and its operating subsidiaries or otherwise, to benefit themselves or other businesses in which they have an interest at the expense of the Company and its operating subsidiaries, subject to such limited fiduciary duties as they may have under applicable law. Moreover, such persons are not obliged (except for such obligations as they may have under applicable law) to allocate to the Company and its operating businesses corporate opportunities of which they become aware through the directors referred to above or otherwise. No assurance can be given that the fiduciary duty and corporate opportunity doctrines that exist under United States law will provide adequate protections to the Company's shareholders against the pursuit of such conflicting interests. Kazakh law currently provides no protection in this regard and, while Russian corporate law has recently introduced the concept of the fiduciary duties of corporate officers and directors, the law is too new for any prediction to be made as to how much protection it will, in fact, provide. The pursuit of conflicting interests by the persons referred to above could have a material adverse effect on the Company.

     Auction of Stakes in Sviazinvest. In 1997, it was reported that, notwithstanding its previously announced plans to have Sviazinvest compete with Rostelecom, the Russian government had consolidated its telecommunications holdings in Sviazinvest and Rostelecom by transferring its shareholding in Rostelecom (38% of the common stock, and 51% of the voting stock) to Sviazinvest. The balance of the shares in Rostelecom remain in the hands of private investors. In April 1997, the government announced that it was seeking to sell 49% of Sviazinvest in two auctions, one as to a 25% stake open to Russian and foreign investors and the other as to a 24% stake open only to Russian investors. In July 1997, the government announced that the 25% stake had been sold to a consortium which included Oneximbank and Renaissance Capital, for a purchase price of $1.875 billion. Following this auction, the Russian government announced its intention to increase the size of the other stake being sold to 25% minus one share. The schedule for the auction of the second stake has not been announced, but it is expected to be completed by the end of the third quarter of 1998. While it is not yet clear how the proceeds of this sale will be employed, it is understood that the government wishes to have a substantial part, if not all, of the proceeds allocated to its current budget deficit. At the same time, Sviazinvest has announced plans to raise $400 million through a Eurobond offering later in 1998. In light of all of the foregoing, it is unclear what impact the consolidation of the government's telecommunications holdings and the auctions of significant stakes in Sviazinvest will have on the Russian telecommunications market in general and the Company in particular.

     Regulatory Uncertainties. The Company's operating businesses operate in uncertain regulatory environments. The Russian telecommunications system is currently regulated by the RFCTI, and the Kazakh telecommunications system is currently regulated by the Kazakh Ministry of Communications (the "KMOC"), largely through the issuance of licenses. Despite the 1995 enactment of the Telecommunications Law in Russia, considerable uncertainty still exists as to the application and interpretation of many of its terms. There is currently no comprehensive legal framework with respect to the provision of telecommunications services in Kazakhstan, although a number of laws, decrees and regulations govern or affect the telecommunications sector. Further, the recently announced appointment of Kazakhtelekom as the exclusive operator of the public telephone network in Kazakhstan and/or the recently announced sale of a 40% stake in Kazakhtelekom to Daewoo, may lead to restructuring of the telecommunications sector in Kazakhstan, the effects of which are difficult to predict at the present time. See "-- Risks Involving BECET International -- Sale of Stake in Kazakhtelekom."

     While the RFCTI appears to have succeeded to all of the powers and authorities of the Ministry of Communications of the Russian Federation (the "Former MOC"), it is not yet clear whether it will in fact continue to operate in the same manner and wield the same influence as the Former MOC. In particular, it is unclear whether the RFCTI will be able to control the actions of local and regional governmental authorities who may endeavor to impose new conditions upon operators in their respective jurisdictions or areas of influence. As an example, significant delays in the rollout of Teleport-TP's long distance network have been caused by administrative difficulties experienced with local and regional governmental authorities. See "-- Risks Involving Technocom Limited and Teleport-TP -- Network Expansion."

     The absence of adequate regulation in the telecommunications sector has meant that decisions, including the granting and renewal of licenses, may at times be made by governmental officials without reference to precedent or procedure. The introduction of regulation of tariffs, or any other type of regulation, could have far-reaching, and potentially materially adverse effects on the Company.

     Limitations on Ability to Transfer Interests. The terms of the PeterStar and BECET shareholder and joint venture agreements, and the terms of the shareholder and joint venture agreements relating to Teleport-TP and MTR-Sviaz, impose restrictions on the Company's ability to transfer its interests in such companies and give the other shareholders in such companies certain pre-emptive and other similar rights. It is likely that the Company's ability to transfer its interests in other future investments will be similarly limited. The restrictions on, and other provisions relating to the sale of these interests, and the lack of liquidity in the market for interests the Company now holds or may acquire, may impede their resale by the Company. While it may be possible to arrange for negotiated sales with one or more buyers, the Company may not be able to realize value from these interests, or acceptable terms, in a timely manner or at all.

     Effect of Technocom Minority Shareholders' Put Options. The Company has put and call agreements with Plicom and Elite which, following the November 1997 acquisition by the Company of a portion of each of their interests in Technocom, beneficially own 14.57% and 5.03%, respectively, of the ordinary shares of

Technocom. Under the put and call option agreement with Plicom, Plicom has the right, commencing June 30, 1999 and continuing until June 30, 2019, to require the Company to acquire its remaining holding in Technocom, and the Company has the right to require Plicom to sell such holding, for a purchase price of $17.5 million. Under its put and call option agreement with Elite, Elite has: (i) the right, commencing June 30, 1998 and continuing until June 30, 2019, to require the Company to acquire 2 of its remaining shares in Technocom, and the Company has the right to require Elite to sell such shares, for a purchase price of $1 million or, at Elite's option, that number of shares of Common Stock which results from dividing $1 million by the lower of $5.85 and the average closing price of such shares over the preceding ten trading days; and (ii) the further right, commencing June 30, 1999 and continuing until June 30, 2019, to require the Company to acquire its 8 remaining shares in Technocom, and the Company has the right to require Elite to sell such shares, for a purchase price based on the Company's valuation of Technocom, provided that such purchase price shall not be less than $6,689,655 nor more than $9,620,689. The existence of these agreements could adversely affect the Company's ability to dispose of its shares of Technocom.

     Management of Growth. The Company is at a relatively early stage of development and has experienced, and may continue to experience, rapid growth resulting from the continued development of PeterStar, BECET, Technocom and its other operating businesses. The Company's future growth will require the Company to manage its expanding operations and to adapt its operational systems to respond to changes in the business environment. The expansion of the Company's operations has placed and will continue to place significant demands on the Company and its management to improve the Company's operational, financial and management information systems, to develop further the management skills of the Company's managers and supervisors and to continue to train, motivate and effectively manage the Company's employees. The failure of the Company to manage its growth effectively could have a material adverse effect on the Company.

         Shares Eligible for Future Sale. As of March 15, 1998, the Company had outstanding 33,324,290 shares of Common Stock and options, warrants and other rights (including the Warrants, the Initial Purchaser Warrants, the Travelers Warrants and the Convertible Notes) to acquire an additional 11,715,914 shares of Common Stock. Of the outstanding shares of Common Stock, 19,953,481 are freely transferable without restriction or further registration under the Securities Act. The remaining 13,370,809 shares of Common Stock outstanding are held by "affiliates" of the Company (or entities which were "affiliates" of the Company during the three-month period ending December 31, 1997) and are subject to certain resale restrictions under the Securities Act; of these, 6,250,264 shares are held by parties who possess certain registration rights for the resale of such shares. In addition, the Company has agreed to register for resale by the holders thereof the 3,840,645 shares issuable upon conversion of the Convertible Notes (the "Convertible Note Shares"), the 4,182,000 Placement Warrant Shares, the 100,000 shares of Common Stock issuable upon conversion of the warrants issued to the initial purchaser in the June 1996 Placement (the "Initial Purchaser Warrant Shares") and the 423,000 shares issuable upon conversion of the Travelers Warrants (the "Travelers Warrant Shares"). Following the effectiveness of the registration statements covering the resale of the Convertible Note Shares, the Placement Warrant Shares, the Initial Purchaser Warrant Shares and the Traveler Warrant Shares, and the conversion of the Convertible Notes and the exercise of the Placement Warrants and the Initial Purchaser Warrants, a total of 28,499,126 shares of Common Stock will be freely transferable without restriction or further registration under the Securities Act. The future sale of the outstanding shares of Common Stock, the Convertible Note Shares, the Placement Warrant Shares, the Initial Purchaser Warrant Shares and the Note Shares and options and warrants pursuant to Rule 144 or pursuant to a registration statement, or the future sale of Common Stock for the Company's own account, could have an adverse effect on the market price of the Common Stock.

         Anti-takeover and Other Effects of Issuance of Preferred Stock; "Change of Control" Provisions in Notes. The Board of Directors of the Company is authorized to issue preferred stock, in one or more series, and to fix the rights and preferences thereof, without further vote or action by the shareholders. Therefore, preferred stock could, subject to regulatory policies, be issued quickly with terms calculated to defeat an attempted takeover of the Company or to make the removal of management more difficult. This could have the effect of decreasing the market value of the Common Stock. In addition, the issuance of preferred stock could have a negative impact on the level of profits available for distribution to common shareholders and on the voting rights of common shareholders.

         In addition, the rights of the holders of the Senior Notes, the Convertible Notes, the Series A Notes and the Series B Notes to require, subject to certain conditions, the Company to repurchase such notes upon a "Change of Control" may deter a third party from acquiring the Company in a transaction that could constitute a "Change of Control."

         Certain changes of control of the Company may also trigger termination provisions in the employment contracts of certain key executives, allowing them to terminate their employment with the Company and/or realize other benefits under their employment arrangements.

         Absence of Dividends. The Company has never declared or paid cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Company's board of directors and will be dependent on the Company's financial condition, operating results, capital requirements and such other factors as the Company's board of directors deems relevant.


RISKS INVOLVING PETERSTAR COMPANY LIMITED AND BALTIC COMMUNICATIONS LIMITED

     Limited Operating History. PeterStar was formed in May 1992 and started operating a modern digital telephone exchange network in St. Petersburg in February 1993. BCL, which was acquired by the Company in April 1996, was also formed in 1992 to provide international direct dial and private line services for foreign companies in St. Petersburg. While both PeterStar and BCL generated profits in the years ended December 31, 1996 and 1997, in view of their limited operating history there can be no assurance that PeterStar or BCL will be able to generate sufficient revenues or control their costs enough to remain profitable in the future.

     Telecommunications Licenses. PeterStar's business is dependent on the maintenance of its principal telecommunications license which permits it to operate a public telephone system in the Russian Federation for a term expiring in November 2004. Other licenses that have been issued to PeterStar include a dedicated network license (expiring September 2001), a data communications license (expiring May 2001), a telematics license (expiring May 2001) and a videoconferencing license (expiring June 2001). The main PeterStar license, governing the provision of public telecommunications services, sets the number of lines which PeterStar may have in St. Petersburg and the surrounding region at 106,000, and requires that capacity equal to 74,200 lines be introduced by June 1999. However, management of PeterStar believes that the maximum and minimum number of lines are not strict requirements but are instead designed to provide general guidance as to the number of lines intended to be included on the system. As of December 31, 1997, PeterStar had 114,774 lines, of which 85,948 were provided to cellular operators. PeterStar does not believe that its license would be terminated or re-negotiated, that it would be forced to reduce the number of its subscribers, or that other penalties would be imposed, by reason of its exceeding its 106,000 line ceiling, but there can be no assurance that the RFCTI would not take a different position. The dedicated network license permits PeterStar to provide long distance and international telephone transmission services to dedicated network operators (such as BCL) in St. Petersburg and the surrounding region for a term expiring in September 2001. This license therefore enables PeterStar to offer its clients the potential cost efficiencies and synergies which come from working with affiliated companies, as well as allowing PeterStar and BCL to explore ways to work together to provide integrated solutions to customer needs. The dedicated network license sets the number of lines which PeterStar may have at no less than 30,000 and requires that capacity equal to 21,000 lines be introduced by September 1999. Once again, management of PeterStar believes that these maximum and minimum number of lines are not strict requirements but are instead designed to provide general guidance as to the number of lines intended to be included on the system. There can be no assurance that the RFCTI would not interpret the provisions of the licenses differently, which in turn could result in the revocation of the licenses or their renegotiation on terms unfavorable to PeterStar.

     BCL's primary license permits it to provide long distance and international telephone, facsimile and data transmission services to private networks in St. Petersburg and the surrounding region for a term expiring on December 31, 2003. Management believes that, so long as it is being actively utilized, BCL's license will be renewed at the end of its current term. The license limits the number of subscribers to 100,000 and requires that 70,000 of these be in place by January 2001. Management of BCL believes that the maximum and minimum line numbers are not strict requirements but are instead designed to provide general guidance as to the number of lines intended to be included on the system. As of December 31, 1997, BCL had approximately 1,200 lines. BCL has no reason to believe that its license would be terminated if it either exceeded 100,000 lines or failed to have 70,000 lines in place by January 2001, but there can be no assurance that the RFCTI would not interpret the license provisions differently, which in turn could result in the revocation of its license or its renegotiation on terms unfavorable to BCL.

     No assurance can be given that either PeterStar or BCL will be able to maintain its licenses, that the terms will not be interpreted, altered or renegotiated to its disadvantage or that they will be renewed upon expiration. See "-- Country Risks -- Legal Risks." The loss of, or a substantial limitation upon the terms of, either PeterStar's or BCL's licenses could have a material adverse effect on the Company.

     Dependence on Interconnect Parties. PeterStar is dependent on PTS, SPMMTS and other operators for the completion of most of its calls. The PeterStar network is linked to the PTS network, which gives PeterStar access to PTS's large local subscriber base. PeterStar is required by the terms of its license to route all long distance and international calls through the public network. PeterStar has been able to negotiate favorable tariffs for interconnection fees and carrier charges with both PTS and SPMMTS. PeterStar's current interconnect agreements with SPMMTS and PTS expire in November and December 1998, respectively. The agreements provide for automatic extensions at the end of their term unless otherwise terminated by either party. The interconnection fees and carrier charges payable under the interconnect agreements are subject to renegotiation between the parties from time to time. There can be no assurance, however, that PeterStar will continue to have access to the PTS network or that PeterStar will continue to receive such favorable tariffs. The loss of access to such network or increases in such tariffs could have a material adverse effect upon the Company.

     Dependence on PTS Facilities. PeterStar is also dependent on PTS' buildings, ducts and tunnels in order to house its exchanges and to reach its customers. To date, PeterStar has not been required to pay rent to PTS to house its exchanges in PTS buildings, nor has it paid rentals for ducts or tunnels. Although PTS is required to provide certain of these facilities under the terms of PeterStar's foundation documents, the presently unforeseen loss of access to these facilities or the availability of access only on unfavorable terms could have a material adverse effect upon the Company. PeterStar anticipates that it will have to pay a local line rental charge to PTS commencing in 1998. The exact fee, and the timing of the fee, has not yet been determined.

     Expansion of Direct Dial Services. PeterStar has recently commenced several projects designed to expand its direct dial services in St. Petersburg and Northwest Russia. PeterStar has agreed with PTS to undertake an infrastructure project centering on the replacement of analog exchanges with digital exchanges for certain parts of the network on Vassilievski Island, a city district in St. Petersburg. This project will require the conversion of approximately 30,000 business and residential lines that are currently operated by PTS, after which such lines become a part of the PeterStar network. In addition, PeterStar plans to further enhance its transit network capabilities in order to provide continued support to the cellular and other network providers in terminating traffic in St. Petersburg and to the national and international gateway. PeterStar also expects to increase its operating presence in Northwest Russia through the targeted development of digital infrastructure to connect business customers and develop operational relationships with the regional telephone companies. These projects represent a major expansion of PeterStar's operations which will require substantial capital and special management efforts if they are to be carried into effect successfully. See "-- Capital Requirements."

     Pressure to Provide Residential Service. The Vassilievski Island project also represents part of a continuing effort on the part of PTS to deal with unanswered demand for improved residential service in St. Petersburg. The local calling element of residential service is presently provided free of charge (other than connection fees and line rental charges), and there has been considerable political resistance to the introduction of time-based charges for local calls. Even after calling charges have been introduced, it is likely to remain a low margin business for the foreseeable future. Even though PTS has now been privatized, the Company does not believe that the pressures on PTS to improve residential service have lessened. Although the Company believes that PeterStar has, following long and detailed negotiations with PTS, fulfilled its commitment to the residential customers, there can be no assurance that PTS will not continue to try to involve PeterStar in this effort, or that PTS' continued support for PeterStar's access to the business market may be linked to PeterStar's further commitment to develop the residential market in St. Petersburg.

RISKS INVOLVING BECET INTERNATIONAL

     Limited Operating History. BECET was formed in January 1994 and commenced commercial operations in September 1994. Although BECET generated profits for the years ended December 31, 1996 and 1997, there can be no assurance that BECET will be able to generate sufficient revenues or control its costs sufficiently to remain profitable in the future.

     Telecommunications License. BECET's business is dependent on the 15-year renewable license issued in February 1994 for the creation and operation of cellular communications networks in Kazakhstan for local, long distance and international calling, using the 800 MHZ frequency band and "AMPS" technology. Under the terms of the license BECET was required to provide cellular services to Almaty and ten to twelve additional regional centers by the end of 1996, a condition which has been met. The license specifies that BECET is to be the exclusive provider of cellular service in Kazakhstan for the first five years of the license term. The exclusivity provision of BECET's license has recently been the subject of scrutiny by various governmental agencies in Kazakhstan, and questions have been raised as to its validity. In order to put the matter to rest, BECET has been discussing with the KMOC substituting a new license with revised terms for its existing license. While those terms are not finally negotiated, they would likely include eliminating the exclusivity provision (which terminates in any event in February 1999). Management of BECET believes that a resolution of the kind envisaged would put to rest the issues that have been raised regarding BECET's existing license and assure BECET a suitable environment in which to continue the development of its business. Management also believes that, by virtue of its cost structure and its market penetration to date, it is in a good position to compete with any parties who are hereafter licensed to operate cellular networks in Kazakhstan, even those which may enjoy the backing of the KMOC or other agencies of the government of Kazakhstan. However, there can be no assurance that efforts to limit the scope of its license or otherwise revise its terms in a way which could be detrimental to BECET will not continue, or that BECET will in fact be able to compete successfully with any new licensees. See "-- Country Risks -- Legal Risks."

     Network Expansion. BECET has engaged in a significant expansion of its cellular network, from its initial base of operations in Almaty to a total of 12 cities throughout Kazakhstan as of December 31, 1997. The timing of such expansion was dictated by the terms of the license, so that in some regions it occurred at a time when economic activity in those regions was still at a sufficiently low level as to raise a question as to whether, and if so, when, cellular service in such regions will be commercially viable. Furthermore, because of the distances involved, the difficulty of hiring, training and supervising staff at remote locations and the underdeveloped nature of the business infrastructure, such as banks and professional advisers in many of the proposed locations for expansion, the establishment and provision of cellular service will present significant challenges to the management of BECET, and there can be no assurance that these challenges will be met successfully in all cases. In addition, further network development is planned on a targeted basis to address key market sectors. Failure to manage the BECET network, and any future expansion of the network, successfully could have a material adverse effect on the Company.

     Sale of Stake in Kazakhtelekom. Since its formation, BECET has been 50% owned, directly or indirectly, by the government of Kazakhstan. BECET believes that the attitude of the government towards its operations has generally been favorable and that this has derived in some part from the government's interest in BECET. Currently, the government's 50% interest in BECET is held through Kazakhtelekom, which until May 1997 was owned 100% by the government. In May 1997, the Kazakh government announced that it had sold a 40% interest in Kazakhtelekom to Daewoo. However, in March 1998, it was reported that Daewoo had sold a portion of its stake (reported to be approximately 10%) to an unnamed third party. The report did not indicate whether Daewoo proposed to sell or retain the remainder of its stake in Kazakhtelekom. Both of these transactions create considerable uncertainty as to the government's attitude towards Kazakhtelekom. There is also a question as to Daewoo's intentions with respect to the remainder of their stake. In addition, the KMOC recently issued a revised license to Kazakhtelekom specifically naming it as the exclusive national network operator in Kazakhstan, and giving it a wide range of powers to carry out this function. The Company has not yet fully assessed what impact these matters may or will have on BECET and its business. There can be no assurance that the government's favorable attitude towards BECET will continue to the same degree. Any significant change in the government's attitude toward BECET could have a material adverse effect on the Company.

     Dependence on Interconnect Parties. Under the terms of its license, BECET is entitled to interconnection free of charge to networks operated by Kazakhtelekom, the public switched telephone network operator, for the completion of its local, long distance and international calls. The loss of, or any significant limitation on, its access to such network could have a material adverse effect on the Company. Further, under its revised license, Kazakhtelekom was directed to assess interconnection charges for connection to its network, and to levy such charges on a basis which will yield it a profit. Kazakhtelekom may try to use this authority to endeavor to assess interconnection charges on BECET, notwithstanding the fact that its license exempts it from payment of such charges. The imposition of such interconnection charges would impact BECET's profitability, perhaps materially.

RISKS INVOLVING TECHNOCOM LIMITED AND TELEPORT-TP

     Limited Operating History. Technocom was formed in January 1992. Until 1995, its principal business was Teleport-TP, which commenced operations in late 1993. In view of their limited operating history, there can be no assurance that they will generate sufficient revenues or control their costs sufficiently to become and remain profitable in the future. Nor can there be any assurance that Technocom's other businesses, all of which have only just commenced operations or are still in the planning stage, will become or remain profitable.

     Telecommunications Licenses. Teleport-TP holds four licenses from the RFCTI with respect to its operations. Two licenses expire in 2004, one in 2002 and one in 2001. One of the licenses, expiring in November 2004, limits the number of subscribers under such license to 18,050 (15,000 within Moscow's city limits) and requires that 12,635 be in place by November 1997. Another license, expiring in October 2004, limits the number of subscribers to 1,700 and requires that 1,190 be in place by October 28, 1997. The third license, expiring in January 2002, provides that the installed subscriber capacity of Teleport-TP's data network must permit the connection of at least 70,000 subscribers by December 2000 and at least 100,000 subscribers by the expiration of the term of the license, but it does not impose any limit on the number of subscribers. The fourth license, expiring in 2001, provides that the total installed capacity of Teleport-TP's long distance network should be at least 100,000 numbers with at least 70,000 numbers operational by May 2000. Management of Teleport-TP believes that the subscriber numbers are not strict requirements but are instead designed to provide general guidance as to the number of subscribers intended to be included on the system. Management further believes that, so long as a license is being actively utilized, such license will not be terminated nor other sanctions imposed if Teleport-TP failed to have the minimum number of subscribers in place by the specified date or if it exceeded the maximum number of subscribers permitted by the license, but there can be no assurance that the RFCTI would not take a different position, which in turn could result in the revocation of the license or its renegotiation on terms unfavorable to Teleport-TP. The loss of, or the failure to obtain renewal of, or any substantial limitation upon the terms of, any of Teleport-TP's licenses could have a material adverse effect on the Company.

     No assurance can be given that Teleport-TP will be able to maintain its licenses, that the terms will not be interpreted, altered or renegotiated to its disadvantage or that they will be renewed upon expiration. See "-- Country
Risks -- Legal Risks." The loss of, or a substantial limitation upon the terms of, Teleport-TP's licenses could have a material adverse effect on the Company.

     Although Teleport-TP's failure to satisfy any of the conditions of the foregoing licenses could result in the revocation of such licenses, which in turn could have a material adverse effect upon Teleport-TP and the Company, the management of Technocom believes that this would be unlikely to occur as long as Teleport-TP is otherwise providing needed services to its customers. The Company also knows of no reason why any of these licenses will not be renewed upon their expiration; however, the expiration of these licenses without renewal, or their renewal on less favorable terms, could have a material adverse impact upon the Company.

     Dependence on Rostelecom as Customer; Necessity to Further Develop Customer Base. Rostelecom accounted for approximately 27% of Teleport-TP's total revenues for the year ended December 31, 1997, as compared to 41% for the year ended December 31, 1996. Teleport-TP will seek, through the installation of its long distance network facilities, to develop a substantial alternative customer base in order to reduce its dependance on Rostelecom; however, there can be no assurance that it will be able to do so successfully. Thus, for the immediate future Rostelecom will likely remain Teleport-TP's single largest customer. While the risk of Rostelecom taking action which could harm Teleport-TP should be ameliorated because of the fact that Rostelecom itself owns 44% of Teleport-TP, any significant negative change in the relationship with Rostelecom could have a material adverse effect upon both Teleport-TP and Technocom. See "-- Network Expansion." Additionally, while Rostelecom currently utilizes approximately 900 circuits, it is only contractually committed to utilize, on a long-term basis, 100 circuits. Until Teleport-TP is able to develop a broader customer base, any significant cutback by Rostelecom in the number of circuits it utilizes could have a material adverse impact on Teleport-TP and Technocom.

     In addition, at this time it is unclear what impact the consolidation of the Russian government's holdings in Sviazinvest and Rostelecom and the sale of significant stakes in Sviazinvest to Russian and foreign investors will have on the Russian telecommunications market in general and the Company and Technocom in particular. See "-- Risks Involving the Company -- Auction of Stakes in Sviazinvest."

     Dependence on MGTS Facilities. Teleport-TP is dependent upon the facilities of MGTS for the operation of its existing network in Moscow, since a substantial part of the fiber optic cabling it uses is laid in the ducts of MGTS pursuant to agreements under which Teleport-TP pays MGTS for the use of such facilities. The agreements between Teleport-TP and MGTS are one year agreements which are subject to automatic one year renewals unless MGTS provides a timely notice of cancellation. The current agreements expire on December 31, 1998. Technocom knows of no reason why MGTS would refuse to renew these agreements. However, the failure on the part of MGTS to renew these agreements or to honor their terms could have a material adverse effect on Teleport-TP.

     Dependence on MTR-Sviaz Facilities. Teleport-TP is dependent upon the facilities of MTR-Sviaz to terminate certain traffic to users on the MTR-Sviaz network. MTR-Sviaz uses leased circuits from a number of providers, access to the Teleport-TP fiber cable facilities and the Mosenergo internal communications network to terminate its calls. Teleport-TP uses the MTR-Sviaz facilities to locate its Internet gateway, from which links to Internet service providers
(ISPs) are provided via leased and dial-up lines on the public network. Furthermore, Teleport-TP acts as the long distance gateway for subscribers to the MTR-Sviaz network. Teleport-TP and MTR-Sviaz have developed a carrier services agreement to formally set out the relationship between the operators.

     In addition, like many major Russian companies, Mosenergo experiences liquidity problems from time to time. While the relationship with Mosenergo has the potential to be mutually beneficial as described above, the increased dependence on the Mosenergo network may make Technocom more vulnerable to Mosenergo's liquidity problems, both in terms of pressure for financial support for the expansion of its network, and in its ability to achieve prompt settlement of accounts.

     Network Expansion. Technocom, through Teleport-TP, has commenced a major program for the provision to cities and other locations throughout the Russian Federation of satellite-based long distance and international telecommunications service (the latter through Teleport-TP's international gateway in Moscow). Installation of the first phase of the long distance network program commenced in 1996, with 29 sites installed as of December 31, 1997. The Company currently plans to install equipment in a total of 45 sites by the end of the first half of 1998. This represents a major expansion of Teleport-TP's operations which will require substantial capital and special management efforts if it is to be carried into effect successfully. See "-- Risks Involving the Company -- Capital Requirements."

     Further expansion of the network program beyond the initial 45 sites will be defined by customer demand and, therefore, has yet to be fully determined. The ability of the Company to expand such a program further will also be heavily dependent on the efforts of management, as well as the availability of additional capital on favorable terms or internally generated cash. Failure on the part of Teleport-TP to manage the development of this network successfully could have a material adverse effect on the Company.

     Teleport-TP has experienced significant delays in its network roll-out program. Factors in these delays have included: (i) logistical difficulties installing sites during the winter season; (ii) unsuitable local site conditions; (iii) administrative difficulties with local and regional governmental authorities; (iv) technical interconnect difficulties with local switching exchanges; and (v) availability of suitable human resources. In particular, notwithstanding the licenses granted to Teleport-TP by the Former MOC, and administered by its successor, the RFCTI, local and regional governmental authorities have imposed, and may continue to attempt to impose, licensing and other conditions with respect to Teleport-TP's operations in their respective jurisdictions or areas of influence. The need on the part of Teleport-TP to comply with such unanticipated local regulations has significantly delayed, and may continue to delay, the implementation of the network program. See "-- Country Risks -- Political Risks" and "-- Legal Risks."

     For the program to be commercially successful, Teleport-TP will have to identify commercially viable markets for its services in each of the locations which it intends to serve. In many areas of the Russian Federation the economic conditions are still very weak and growth rates uncertain, and hence the ability of a particular region to be, or to become within the short term, a successful market for the network may be difficult to gauge. The results of operations will be directly affected by Teleport-TP's success in identifying economically viable locations for the development of its network.

     Furthermore Teleport-TP has had, and in all likelihood will continue to have, to form alliances with suitable regional partners. There can be no assurance that the arrangements made so far, or any future arrangements, will prove to be commercially viable.

     Finally, Teleport-TP anticipates significant competition from other companies seeking to serve the Russian long distance telephone market. While Rostelecom, the principal long distance carrier in the Russian Federation, appears to be supportive of Teleport-TP's development program, any decision by Rostelecom to compete directly with Teleport-TP or to impede the implementation of Teleport-TP's network could have a material adverse effect upon the program itself and upon the Company. See "-- Dependence upon Rostelecom as Customer; Necessity to Further Develop Customer Base." In addition, at this time, it is unclear what impact the consolidation of the Russian government's telecommunications holdings (including Rostelecom) in Sviazinvest and the auctions of significant stakes in Sviazinvest will have on the Russian telecommunications market in general and the Company in particular. See
"-- Risks Involving the Company -- Auction of Stakes in Sviazinvest."

                               THE EXCHANGE OFFER

Purpose and Effect

         The Outstanding Notes were issued and sold by the Company to the Initial Purchaser on June 12, 1996 pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Outstanding Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchaser also entered into the Registration Agreement, pursuant to which the Company agreed with respect to the Outstanding Notes, unless not permitted by applicable United States law, to, among other things, (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as possible after the closing date of the offering of the Outstanding Notes but in no event later than July 27, 1996, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective on or prior to October 10, 1996 and (iii) upon the effectiveness of such Exchange Offer Registration Statement, to commence and consummate the Exchange Offer and cause the Exchange Offer Registration Statement to be effective continuously, and keep the Exchange Offer open, for a period of at least 30 days and use its best efforts to consummate the Exchange Offer within 60 days (or longer if required by applicable law). The Exchange Offer is intended to satisfy the Company's obligations under the Registration Agreement with respect to the Senior Notes.

         In the event that either (a) any changes in law or applicable interpretation of the staff of the Commission do not permit the Company to effect the Exchange Offer, (b) the Exchange Offer Registration Statement is not declared effective on or prior to October 10, 1996 or (c) the Exchange Offer is not consummated on prior to December 9, 1996, then the Company has agreed to cause to be filed on or prior to 60 days thereafter a shelf registration statement under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement) (the "Shelf Registration Statement"), relating to all Outstanding Notes the transfer of which is subject to restriction and to use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days thereafter. The Company has agreed to use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required to the extent necessary to ensure that it is available for transfers of Outstanding Notes by the holders thereof for a period of at least two years following the date on which such Shelf Registration Statement becomes effective under the Securities Act.

Terms of the Exchange Offer

         The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to issue to the holders of Outstanding Notes, as evidence of the Company's indebtedness, $1,000 in principal amount at maturity of Exchange Notes in substitution for each $1,000 in principal amount at maturity of Outstanding Notes. The Company will accept for replacement any and all Outstanding Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for replacement. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Agreement. See "--Conditions to the Exchange Offer."

         Outstanding Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Outstanding Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Outstanding Notes (or so indicate pursuant to the procedures for book-entry transfer).

         As of the date of this Prospectus, $123,000,000 in aggregate principal amount at maturity of the Outstanding Notes were outstanding, the maximum principal amount authorized by the indenture under which the Outstanding Notes were issued and the Exchange Notes will be issued (the "Senior Note Indenture") in substitution for all Senior Notes. As of April 2, 1998, there was one registered Holder of the Outstanding Notes. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on May __, 1998 as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Outstanding Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Outstanding Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

         The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral notice (confirmed in writing) of such acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Outstanding Notes and for the purposes of receiving the Exchange Notes from the Company.

         If any tendered Outstanding Notes are not accepted for replacement because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

Expiration Date; Extensions; Amendments

         The Expiration Date shall be June ___, 1998, at 5:00 p.m. New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

         The Company reserves the right, in its sole discretion, (i) to delay accepting any Outstanding Notes, (ii) to extend the Exchange Offer, and (iii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered Holders of the Outstanding Notes.

Termination of Certain Rights

         The Registration Agreement provides for the payment of additional interest to Holders of the Outstanding Notes upon the nonoccurrence of certain events. If (i) either the Exchange Offer Registration Statement or the Shelf Registration Statement (either, a "Required Registration Statement") required to be filed is not filed with the Commission on or prior to the date specified for such filing in the Registration Agreement, (ii) any such Required Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated on or prior to the date specified in the Registration Agreement, or (iv) any Required Registration Statement required is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Required Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iv), a "Registration Default"), then commencing on the day following the date on which such Registration Default occurs, the Company has agreed to pay to each holder of Outstanding Notes, during the 90-day period immediately following the occurrence of such Registration Default, additional interest ("Special Interest") in an amount equal to $0.01 per week per $1,000 principal amount of Outstanding Notes held by such holder for so long as the Registration Default continues. The amount of Special Interest payable to each holder shall increase by an additional $0.01 per week per $1,000 principal amount of

Outstanding Notes held by such holder for each subsequent 90-day period up to a maximum of $0.5 per week per $1,000 principal amount of Outstanding Notes held by such holder.

         A Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Registration Default (1) upon the filing of the applicable Required Registration Statement in the case of clause (i) above, (2) upon the effectiveness of the applicable Required Registration Statement, in the case of clause (ii) above, (3) upon the consummation of the Exchange Offer, in the case of (iii) above, and (4) when the applicable Required Registration Statement becomes effective or usable in the case of clause (iv) above. Notwithstanding the foregoing to the contrary, (I) the amount of Special Interest payable shall not increase because more than one Registration Defaults have occurred and are pending, (II) a holder of Outstanding Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such holder has not elected to include Outstanding Notes in such Shelf Registration Statement or has failed to provide all the required information) shall not be entitled to Special Interest with respect to a Registration Default that pertains to the Shelf Registration Statement and (III) a holder of Outstanding Notes constituting an unsold allotment from the original sale of the Outstanding Notes or who otherwise is not entitled to participate in the Exchange Offer shall not be entitled to Special Interest by reason of a Registration Default that pertains to an Exchange Offer. Holders of Exchange Notes will not be eligible to receive Special Interest.

         The Company did not file the Exchange Offer Registration Statement until August 9, 1996 and therefore incurred Special Interest for the period from July 27, 1996 until August 9, 1996. This Senior Note Registration Default was cured, and Special Interest ceased to accrue, upon the filing of the Exchange Offer Registration Statement on August 9, 1996. The Exchange Offer Registration Statement was not declared effective by October 10, 1996, and has still not been declared effective, and accordingly the Company has been incurring Special Interest for the period from October 10, 1996 to date.

         All accrued Special Interest shall be paid to Holders in the same manner in which payments of interest are made pursuant to the Senior Note Indenture.

Accreted Value of the Exchange Notes

         No cash interest is payable on the Senior Notes prior to June 1, 1999. The payment of interest on the Senior Notes in respect of the period from the Issue Date to December 1, 1998 will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of the Senior Notes. Thus, holders of Outstanding Notes that are accepted for replacement will not receive accrued interest thereon at the time of replacement. The Accreted Value of the Exchange Notes initially will be equal to the Accreted Value of the Outstanding Notes at the time of the replacement. See "Description of the Exchange Notes and Other Private Placement Securities--The Notes--Certain Definitions" for the definition of "Accreted Value."

Procedures for Tendering Outstanding Notes

         The tender of a Holder's Outstanding Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Outstanding Notes for replacement pursuant to the Exchange Offer must transmit such Outstanding Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, for receipt by the Exchange Agent at the address set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date.

         THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED

THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         Any financial institution that is a participant in the Book-Entry Transfer Facility System of The Depository Trust Company ("DTC") may make book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

         Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for replacement pursuant hereto are tendered (i) by a registered Holder of the Outstanding Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered Holder of the Outstanding Notes, the Outstanding Notes surrendered for replacement must either (i) be endorsed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered Holder" as used herein with respect to the Outstanding Notes means any person in whose name the Outstanding Notes are registered on the books of the registrar under the Senior Note Indenture.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Outstanding Notes tendered for replacement will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered and to reject any Outstanding Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Outstanding Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for replacement must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Outstanding Notes for replacement but shall not incur any liability for failure to give such notification. Tenders of the Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived.

         If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

         Any beneficial owner of the Outstanding Notes (a "Beneficial Owner") whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Outstanding Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Outstanding

Notes, make appropriate arrangements to register ownership of the Outstanding Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

         By tendering, each registered Holder will represent to the Company that, among other things (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be acquired by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate (within the meaning of the Securities Act) in the distribution of the Exchange Notes. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

Guaranteed Delivery Procedures

         Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available or (ii) who cannot deliver their Outstanding Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Outstanding Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Outstanding Notes, and the principal amount of tendered Outstanding Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Outstanding Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Outstanding Notes in proper form for transfer (or confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five business days after the Expiration Date. Any Holder who wishes to tender Outstanding Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Outstanding Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance Of Outstanding Notes for Exchange; Delivery Of Exchange Notes

         Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Outstanding Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Outstanding Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Outstanding Notes, when, as, and if the Company has given oral notice (confirmed in writing) thereof to the Exchange Agent.

         In all cases, issuances of Exchange Notes in substitution for Outstanding Notes that are accepted for replacement pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Outstanding Notes are not accepted for any reason, such unaccepted Outstanding Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

         Tenders of the Outstanding Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Senior Note Indenture, and (iv) specify the name in which such Outstanding Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Outstanding Notes so withdrawn will be deemed not to have been validly tendered for replacement for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for replacement but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

         Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for replacement, or to issue Exchange Notes in substitution for, any properly tendered Outstanding Notes not theretofore accepted, and may terminate the Exchange Offer, or, at its option, modify or otherwise amend the Exchange Offer as provided herein before accepting such Outstanding Notes if either of the following events occur:

         (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, or there shall have been proposed, adopted or enacted any law, statute or regulation that in the judgment of the Company might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

         (b) there shall occur a change in the current interpretation by the staff of the Commission which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

         If the Company determines that either or both of the conditions have not been met, the Company may (i) refuse to accept any Outstanding Note and return all tendered Outstanding Notes to Holders who have tendered, (ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject to the rights of Holders to withdraw such Outstanding Notes (see "--Withdrawal Rights") or (iii) waive such unsatisfied condition or conditions with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all Holders of Outstanding Notes and will extend the Exchange Offer for a period of five to 10 business days, depending upon the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to 10-day business day period.

         The foregoing conditions are for the sole benefit of the Company and may be waived, in whole or in part, in its sole discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer.

Consequences Of Failure To Tender Outstanding Notes

         Holders who do not tender their Outstanding Notes by the Expiration Date will be unable to acquire Exchange Notes in substitution for Outstanding Notes pursuant to the Exchange Offer. Outstanding Notes held by Holders who do not tender their Outstanding Notes may not be offered or sold in the United States or to, or for the account or benefit of, United States persons (as such term is defined in Regulation S under the Securities Act) except in accordance with an applicable exemption from the registration requirements thereof.

The Exchange Agent; Assistance

         The Bank of New York is the Exchange Agent. All tendered Outstanding Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

By hand, overnight courier or registered or certified mail:

         The Bank of New York
         101 Barclay Street
         New York, NY 10286
         Attention:

Fees and Expenses

         All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Company, including without limitation: (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers, Inc. (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the National Association of Securities Dealers, Inc.)), (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws, (iii) all expenses of printing (including printing certificates for the Exchange Notes and prospectuses), (iv) all fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of not more than one counsel, reasonably satisfactory to the Company, chosen by the holders of a majority of the principal amount of the Outstanding Notes and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The Company will pay all transfer taxes, if any, applicable to the issuance of Exchange Notes in substitution for Outstanding Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the issuance of Exchange Notes in substitution for Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Accounting Treatment

         The Exchange Notes will be regarded as a further evidence of the Company's indebtedness originally evidenced by the Outstanding Notes and accordingly will be recorded at the same carrying value as the Outstanding Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

Resales of the Exchange Notes

         Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer to a Holder in substitution for Outstanding Notes may be offered for resale, resold and otherwise transferred by such Holder in the United States (other than (i) a broker-dealer who purchased Outstanding Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate," within the meaning of Rule 405 under the Securities Act, of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, if any Holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such Holder (i) cannot rely on the position of the staff of the Commission enunciated in the no-action letters regarding Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission interpretive letter to Shearman & Sterling (available July 2, 1993), or similar no-action or interpretive letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in substitution for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities, acknowledges thereby that it will deliver a copy of this Prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    DESCRIPTION OF THE EXCHANGE NOTES AND OTHER PRIVATE PLACEMENT SECURITIES

         The following section provides a summary of the material terms of the Senior Notes, the Convertible Notes and the Warrants. However, this prospectus relates solely to the Exchange Offer with respect to the Senior Notes, in which Exchange Notes will be issued in substitution for Outstanding Notes. Separate registration statements, incorporating separate prospectuses, have been filed with the Commission with respect to the resale, by the holders thereof, of (i) the Convertible Notes and the Convertible Note Shares and (ii) the Warrants and the Warrant Shares. The description of the terms of the Convertible Notes and the Warrants is contained herein in order to provide additional information regarding the other securities issued in the Private Placement Offering.

         Further, the description set forth below includes the amendments to the terms of the Senior Note Indenture and the Convertible Note Indenture effected by the Supplemental Indenture. See "--Supplemental Indenture, Amendment Agreement, Consent and Waiver." See "--The Notes - Certain Definitions" for definitions of certain capitalized terms used in this section but not otherwise defined.

BOOK-ENTRY; DELIVERY AND FORM

         All Outstanding Notes are, and all Exchange Notes will be, represented by a permanent global Note in fully registered form without coupons (the "Global Outstanding Note" and the "Global Exchange Note", respectively, and each, a "Global Senior Note"). All Convertible Notes are represented by a permanent global Convertible Note in fully registered form without coupons (the "Global Convertible Note"). All Warrants are represented by a permanent global Warrant in fully registered form (the "Global Warrant"). The Global Outstanding Note, the Global Convertible Note and the Global Warrant have been, and the Global Exchange Note will be deposited with the Trustee or Warrant Agent, as the case may be, as custodian for the Depositary, and registered in the name of the Depositary or of a nominee of the Depositary. The Global Outstanding Note, the Global Exchange Note and the Global Convertible Note are referred to individually as a "Global Note" and collectively as "Global Notes".

         Upon issuance of the Global Outstanding Note, the Global Convertible Note and the Global Warrant, the Depositary credited, and upon the issuance of the Global Exchange Note, the Depositary will credit, on its internal system, the respective amount of the individual beneficial interests in such Global Note, or the respective amount of the individual beneficial interests in the Global Warrant, to persons who have accounts with the Depositary ("Participants"). Such accounts initially will be designated by or on behalf of the Initial Purchaser. Ownership of beneficial interests in the Global Notes or the Global Warrant will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). Qualified institutional buyers may hold their interests in any Global Senior Note, the Global Convertible Note or the Global Warrant directly through the Depositary if they are Participants, or indirectly through organizations which are Participants.

         So long as the Depositary or its nominee is the registered owner of any Global Senior Note or the Global Convertible Note, the Depositary or such nominee, as the case may be, will be considered the sole owner of the Notes represented by such Global Note for all purposes under the applicable Indenture and such Notes except for the determination of any Additional Amounts (as defined below in "--The Notes--Additional Amounts"), if any, payable with regard to such Notes. So long as the Depositary or its nominee is the registered owner of the Global Warrant, the Depositary or such nominee, as the case may be, will be considered the sole owner of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement and the Warrants. Accordingly, beneficial owners of an interest in a Global Note or the Global Warrant must rely on the procedures of the Depositary, and if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights and fulfill any obligations of a holder under the Indentures or the Warrant Agreement, as the case may be. No beneficial owner of an interest in a Global Note or the Global Warrant will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for in the Indenture or the Warrant Agreement.

         Payments of the principal of, premium, if any, and interest (including Special Interest (as defined below in "--The Notes--Registration Rights"), if any, and Additional Amounts, if any) on, any Global Senior Note or the Global Convertible Note, and payments made with respect to the Global Warrant, will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. Neither the Company, any Trustee, the Warrant Agent or any Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Global Senior Note or the Global Convertible Note or the Global Warrant or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium or interest (including Special Interest, if any) and Additional Amounts, if any, in respect of any Global Senior Note or the Global Convertible Note, as applicable, or upon receipt of any payment made in respect of the Global Warrant, will credit Participants' accounts with payments in amounts proportionate to such Participants' respective beneficial interests in the principal amount of such Global Note or the amount of such Global Warrant, as the case may be, as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in any Global Senior Note or the Global Convertible Note or the Global Warrant held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

         The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Notes or Warrants (including the presentation of Notes or Warrants for exchange as described below) only at the direction of one or more Participants to whose accounts interests in the Global Notes or Global Warrant is credited and only in respect of such portion of the aggregate principal amount of Notes or aggregate amount of Warrants, as the case may be, as to which such Participant or Participants has or have given such direction.

         The Depositary has advised the Company as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant ("Indirect Participants").

         Although the Depositary and its Participants are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes and the Global Warrant among Participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, any Trustee, the Warrant Agent or any Paying Agent will have any responsibility for the performance by the Depositary, Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         Owners of beneficial interests in any Global Senior Note or the Global Convertible Note or the Global Warrant will be entitled to receive Senior Notes, Convertible Notes or Warrants in definitive form ("Definitive Senior Notes", "Definitive Convertible Notes" and "Definitive Warrants", respectively), as the case may be, if the Depositary is at any time unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act, and a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 days. Any Definitive Senior Notes, Definitive Convertible Notes or Definitive Warrants issued in exchange for beneficial interests in any Global Senior Note or the Global Convertible Note or the Global Warrant will be registered in such name or names as the Depositary shall instruct the applicable Trustee or the Warrant Agent, as the case may be. It is expected that such instructions will be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in any Global Senior Note or the Global Convertible Note or Global Warrant.

         In addition to the foregoing, on or after the occurrence of an Event of Default under either Indenture, owners of beneficial interests in any Global Senior Note or the Global Convertible Note will be entitled to request and receive Definitive Senior Notes or Definitive Convertible Notes, as the case may be. Such Definitive Senior Notes or Definitive Convertible Notes will be registered in such name or names as the Depositary shall instruct the applicable Trustee.

THE NOTES

         GENERAL

         The Senior Notes have been issued under the Senior Note Indenture among the Company, the Guarantors and The Bank of New York, as trustee under the Senior Note Indenture (the "Senior Note Trustee"). The Convertible Notes have been issued pursuant to the Convertible Note Indenture among the Company, the Guarantors and The Bank of New York, as trustee (the "Convertible Note Trustee" and together with the Senior Note Trustee, the "Trustees"). For purposes of this description of the Notes, the term "Company" refers to PLD Telekom Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

         The terms of the Senior Notes and the Senior Note Guarantees include those stated in the Senior Note Indenture, the related Senior Note Collateral Documents and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Senior Note Indenture (the "Trust Indenture Act"). Similarly, the terms of the Convertible Notes and the Convertible Note Guarantees include those stated in the Convertible Note Indenture, the related Convertible Note Collateral Documents and those made a part of the Convertible Note Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and holders of the Notes are referred to the applicable Indenture, the applicable Collateral Documents and the Trust Indenture Act for a complete statement of such terms. Copies of the Indentures and the related Collateral Documents are available from the Company on request. The statements and definitions of terms under this caption relating to the Notes, the Guarantees, the applicable Indentures and the related Collateral Documents are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indentures and are qualified in their entirety by express reference to the applicable Indentures. Certain terms used herein are defined below under "--Certain Definitions."

         The Senior Notes are senior obligations of the Company, limited in an aggregate principal amount to $123.0 million, and are secured by a first lien on the Property and assets constituting collateral as described in the Senior Note Collateral Documents (the "Senior Note Collateral") and a second lien on the Property and assets constituting collateral as described in the Convertible Note Collateral Documents (the "Convertible Note Collateral"). See "--Collateral and Security." The Senior Notes are generally senior in right of payment to the Convertible Notes, except as set forth in the next succeeding paragraph. Otherwise, the Senior Notes rank pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company, and are senior in right of payment to all existing and future subordinated indebtedness of the Company. The obligations of the Company to pay the principal of and premium, if any, and interest and Special Interest (as defined above in "The Exchange Offer--Termination of Certain Rights"), if any, and Additional Amounts (as defined below in "-- Additional Amounts"), if any, on the Senior Notes and all other obligations of the Company under the Senior Note Indenture, the Senior Note Collateral Documents and the Convertible Note Collateral Documents are, jointly and severally, irrevocably and unconditionally guaranteed by the Company's Wholly-Owned Restricted Subsidiaries which are the Guarantors (the "Guarantors"). See "--Guarantees."

         The Convertible Notes are senior obligations of the Company, limited in an aggregate principal amount to $26.5 million, and are secured by a first lien on the Convertible Note Collateral and a second lien on the Senior Note Collateral. See "--Collateral and Security." The Convertible Notes are generally subordinated in right of payment to the Senior Notes, provided that the Convertible Notes are secured by a first priority lien on Convertible Note Collateral which consists principally of all of the Technocom Preferred Stock owned directly or indirectly by the Company, and the Convertible Notes rank as to such Convertible Note Collateral pari passu in right of payment to the Senior Notes.

Otherwise, the Convertible Notes rank pari passu in right of payment with all other existing and future unsecured indebtedness of the Company and are senior in right of payment to all existing and future subordinated indebtedness of the Company. The obligations of the Company to pay the principal of and premium, if any, and interest and Special Interest, if any, and Additional Amounts, if any, on the Convertible Notes and all other obligations of the Company and the other Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents, are jointly and severally, irrevocably and unconditionally guaranteed on a senior subordinated basis by the Guarantors. See "--Guarantees". Each $1,000 of principal amount at Stated Maturity of the Convertible Notes is convertible into 144.93 shares of Common Stock, subject to adjustment in certain events. See "--Conversion Rights of Convertible Notes."

         All net proceeds of the Senior Notes, other than $14.5 million which is available to be used by the Company for general corporate purposes and $22.5 million which has been used to repay existing Indebtedness owed to a Canadian chartered bank on the Issue Date, were deposited in an account in the name of and beneficially owned by the Company, which has been pledged to, and is under the sole dominion and control of, the Senior Note Trustee acting for its benefit and the benefit of the holders of the Senior Notes and the Convertible Note Trustee, acting for its benefit and the benefit of the holders of the Convertible Notes (the "Company Senior Note Escrow Account"). Such funds will, at the direction of the Company except during the existence of a Default or an Event of Default, be invested in Eligible Cash Equivalents. Up to $9 million of the net proceeds of the Senior Notes were permitted to be used by the Company to make Investments in entities primarily engaged or proposing to engage in the Telecommunications Business in Russia or Kazakhstan constituting Qualified Investments and, pursuant thereto, in November 1997 the Company withdrew $9 million from the Company Senior Note Escrow Account and used such funds, together with other borrowed funds to acquire an additional 29.65% interest in Technocom. A further $7 million of the net proceeds of the Senior Notes has been invested by the Company in PLD Leasing and used by it to purchase Telecommunications Assets. A further $8 million of the net proceeds of the Senior Notes will be advanced to Technocom as authorized by and subject to certain conditions set forth in the Supplemental Indenture. The remaining portion of the net proceeds of the Senior Notes (approximately $25 million), together with any interest earned on the Investments of such funds in Eligible Cash Equivalents, is available to be invested by the Company in the Leasing Companies. Each Leasing Company is a U.S. or a Cypriot corporation, a Guarantor and a Wholly-Owned Restricted Subsidiary organized for the limited purpose of acquiring Telecommunications Assets and leasing or selling such Telecommunications Assets to Restricted Subsidiaries and Qualified Joint Ventures in the Russian Federation and Kazakhstan pursuant to leases or installment sales (the "Telecommunications Asset Agreements") and, to the limited degree permitted by the Senior Note Indenture, making new or additional Investments in entities primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakhstan constituting Qualified Investments with funds received from payments under the Telecommunications Asset Agreements or from other Qualified Investments or investment of such funds in Eligible Cash Equivalents. The Senior Note Indenture provides that each Leasing Company will be a separate, special-purpose Subsidiary with corporate organizational documents containing certain limitations (including restrictions on the nature of the Leasing Company's business, the requirement of independent directors being on its Board of Directors, and a restriction on its ability to commence a voluntary case or proceeding under any applicable bankruptcy or insolvency law without the prior unanimous affirmative vote of all of its directors). The Company's Investments in a Leasing Company will be either in the form of an equity investment or an intercompany loan and will be evidenced by means of Capital Stock or an Intercompany Note of such Leasing Company, as applicable. Any such Intercompany Note will be secured by the related Telecommunications Asset Agreements and Qualified Investments, if any, of such Leasing Company. Any such Capital Stock of a Leasing Company, and all Telecommunications Asset Agreements, Intercompany Notes and Qualified Investments, and Intercompany Notes received in respect of loans, will constitute part of the Senior Note Collateral, subject to certain exceptions for Qualified Investments made with funds constituting Convertible Note Collateral. See "--Collateral and Security" and "--Possession, Use and Release of Collateral."

         $20 million of net proceeds of the Convertible Notes has been utilized by the Company to acquire Technocom Preferred Stock and the balance thereof has been used for general corporate purposes. All Technocom Preferred Stock owned directly or indirectly by the Company constitutes part of the Convertible Note Collateral. See "--Collateral and Security" and "--Possession, Use and Release of Collateral."

         The Convertible Note Indenture does not contain any restrictions on the payment of dividends or the making of distributions, investments or certain other restricted payments or any financial covenants. Other than the protection afforded by the Convertible Note Collateral, the Convertible Note Indenture and the Convertible Note Collateral Documents contain no covenants or other provisions against a sudden and dramatic decline in credit quality of the Convertible Notes, except as described below in "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading."

         As of December 31, 1997, the total outstanding indebtedness and other liabilities of the Company ranking in right of payment pari passu with the Senior Notes and the Convertible Notes was approximately $21.8 million and the total outstanding indebtedness and other liabilities of the Guarantors on a combined consolidated basis, that ranked in right of payment pari passu with the Senior Note Guarantees and the Convertible Note Guarantees of such Guarantors was $2.2 million. The Convertible Notes and Convertible Note Guarantees are generally subordinated to the Senior Notes and the Senior Note Guarantees, respectively, except that the Convertible Notes rank pari passu in right of payment with the Senior Notes with regard to the Convertible Note Collateral and are secured by a first priority Lien in the Convertible Note Collateral. The Notes are effectively subordinated in right of payment to all existing and future third-party liabilities (including trade payables and other non-debt obligations) of the non-Guarantor Subsidiaries of the Company. As of December 31, 1997, the liabilities of such non-Guarantor Subsidiaries on a combined consolidated basis were approximately $42.1 million. In addition, the Senior
Note Indenture permits under limited circumstances the creation of, or the designation of existing Restricted Subsidiaries as, Unrestricted Subsidiaries. Such Unrestricted Subsidiaries are not generally subject to the covenants applicable to the Company and the Restricted Subsidiaries under the Senior Note Indenture and will not be parties to Telecommunication Asset Leases or receive Qualified Investments. The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. Accordingly, the Company anticipates that the primary source of cash to pay the Company's obligations under the Notes will be derived from the operations of the Restricted Subsidiaries. See "Risk Factors--Risks Involving the Company--Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries."

         PRINCIPAL, MATURITY AND INTEREST

         The Senior Notes are limited in aggregate principal amount to $123.0 million and will mature on June 1, 2004. The Senior Notes have been issued at a discount to the aggregate principal amount to generate gross proceeds to the Company of $87,697,300. The Senior Notes will accrete interest from the Issue Date at a rate computed as if the Senior Notes had been issued bearing interest at the rate of 14% per annum on May 31, 1996 (being at a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semi-annually, to an aggregate principal amount of $123.0 million by December 1, 1998. Thereafter, interest on the Senior Notes will accrue at the rate of 14% per annum and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999, to the person in whose name the Senior Note (or any predecessor Senior Note) is registered at the close of business on May 15 or November 15 next preceding such interest payment date. The effect of the foregoing is that the Senior Notes will bear interest at the rate of 14.9445% per annum from the Issue Date through November 30, 1996 and 14% per annum thereafter. The payment of interest on the Senior Notes in respect of the period from the Issue Date to December 1, 1998, however, will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of the Senior Notes. Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company has not received on or before May 31, 1998, $20 million in Cash Proceeds from a sale or sales of Qualified Stock of the Company occurring subsequent to the Issue Date (other than Qualified Stock issued upon the exercise of Warrants or upon conversion of the Convertible Notes), the Senior Notes will bear interest at the rate of 14.5% per annum commencing on June 1, 1998 until the interest payment date prior to which the Company shall have received such $20 million in Cash Proceeds from such a sale of Qualified Stock. Commencing on any such interest payment date, the Senior Notes will again bear interest at the rate of 14% per annum. For purposes of this interest rate adjustment provision, the Company will be deemed to have raised such $20 million in Cash Proceeds if a Change of Control has occurred.

         The Convertible Notes are limited in aggregate principal amount to $26.5 million and will mature on June 1, 2006. The Convertible Notes will bear interest from the Issue Date at a rate computed as if the Convertible Notes had been issued bearing interest at the rate of 9% per annum on May 31, 1996 (being the rate of 9.5858% per annum from the Issue Date through November 30, 1996), and the Convertible Notes will bear interest at the rate of 9% per annum from December 1, 1996. Interest will be payable in cash semi-annually on June 1 and December 1 of each year, commencing December 1, 1996, to the person in whose name the Convertible Note is registered at the close of business on May 15 or November 15 next preceding such interest payment date. Interest on the Convertible Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Notwithstanding any other term of the Indentures, the Company shall not be obliged to pay any interest or other amounts under or in connection with either Indenture in excess of the amount or rate permitted under or consistent with applicable law.

         If the Company does not comply with certain deadlines set forth in the Registration Agreement with respect to the conduct of an exchange offer for the Senior Notes or the registration of either the Senior Notes or the Convertible Notes for resale under a shelf registration statement, holders of the Senior Notes and/or holders of the Convertible Notes become entitled to Special Interest. As a result of missing a deadline respecting the filing of the several Registration Statements, the Company incurred an obligation to pay Special Interest on the Senior Notes and the Convertible Notes for the period from July 27, 1996 until August 9, 1996. As a result of missing a further deadline relating to the effectiveness of the several Registration Statements, the Company became obligated to pay Special Interest on the Senior Notes and the Convertible Notes starting on October 10, 1996 and such obligation continues as of the date hereof. See "The Exchange Offer--Termination of Certain Rights" and "--Registration Rights--Convertible Notes."

         Principal of, premium, if any, and interest, Additional Amounts, if any, and Special Interest, if any, on the Senior Notes and the Convertible Notes will be payable, and the Senior Notes and the Convertible Notes may be presented for registration of transfer or exchange, at the applicable office or agency of the Company maintained for such purposes, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Company, interest, Additional Amounts and Special Interest may be paid by check mailed to the registered holders at their registered addresses. The Senior Notes and the Convertible Notes will each be issued without coupons and in fully registered form only, in denominations of $1,000 and integral multiples thereof. Unless otherwise designated by the Company, the Company's office or agency in The City of New York will be the office of the Trustees maintained for such purpose located at 101 Barclay Street, Floor 21 West, New York, New York 10286,
Attention: Corporate Trust Department.

         GUARANTEES

         Each Indenture provides that each of the Leasing Companies, NWE Cyprus, WTC, BCL, and any future Wholly-Owned Subsidiaries of the Company (and any other Subsidiaries that guarantee any Indebtedness of an Obligor) shall, jointly and severally, irrevocably and unconditionally guarantee to each holder of Senior Notes and to the Senior Note Trustee, and to each holder of Convertible Notes and the Convertible Note Trustee, that: (i) the principal of, premium, if any, and interest, Additional Amounts, if any, and Special Interest, if any, on the Senior Notes or the Convertible Notes, as the case may be, will be paid in full when due, whether at maturity or on any interest payment date, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal of and interest, if any, Additional Amounts, if any, and Special Interest, if any, on such Notes, if lawful, and all other obligations of the Company to the holders or the Trustees under the Indentures or the Notes will be promptly paid in full or performed, all strictly in accordance with the terms of the applicable Indenture, the applicable Collateral Documents and the applicable Notes; and (ii) in case of any extension of time of payment or renewal of any Senior Notes or Convertible Notes, as the case may be, or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Failing payment by the Company when due of any amount so guaranteed for whatever reason, the Guarantors shall, subject to the following paragraph, be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. Holders of the Senior Notes shall have priority over the holders of the Convertible Notes with respect to all payments made by any Guarantor except as to assets of any Guarantor constituting Convertible Note Collateral, as to which holders of the Convertible Notes shall have priority. Payments under the Guarantee to be given by BCL (and any other Russian company that becomes a Guarantor under the Indentures) may require a license from the Russian Central Bank. See "Risk Factors--Risks Involving the Company--Currency Controls; Restrictions on Repatriation of Payments; Prior Investments."

         The obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Senior Note Guarantee or its Convertible Note Guarantee, as applicable, or pursuant to its contribution obligations under the Senior Note Indenture or the Convertible Note Indenture, as applicable, result in the obligations of its Senior Note Guarantee or its Convertible Note Guarantee, as applicable, not constituting a fraudulent conveyance or fraudulent transfer, or not otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Senior Note Guarantee or a Convertible Note Guarantee shall be entitled to a contribution from each other Guarantor having a Senior Note Guarantee or a Convertible Note Guarantee, as applicable, in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor. See "Risk Factors--Risks Involving the Company--Holding Company Structure; Difficulties in Enforcing Guarantees and Security; Effective Subordination of Notes to Indebtedness of Subsidiaries."

         The Senior Note Indenture provides that no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Senior Note Indenture pursuant to a supplemental indenture and appropriate Senior Note Collateral Documents and Convertible Note Collateral Documents in form reasonably satisfactory to the Senior Note Trustee under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents and Convertible Note Collateral Documents; (ii) in the case of a Leasing Company, such Guarantor or the Person formed by or surviving any such consolidation or merger is a separate, special-purpose, Wholly-Owned Restricted Subsidiary constituting a Leasing Company; (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Senior Note Indenture exists; and (iv) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Company's Indebtedness to Operating Cash Flow Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the terms of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Indebtedness." The Convertible Note Indenture provides that no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Convertible Note Indenture pursuant to a supplemental indenture and appropriate Senior Note Collateral Documents and Convertible Note Collateral Documents in form reasonably satisfactory to the Convertible Note Trustee under the Convertible Notes, the Convertible Note Indenture and the Senior Note Collateral Documents and Convertible Note Collateral Documents; and (ii) immediately after giving effect to such transaction, no Default or Event of Default under the Convertible Note Indenture exists. In connection with any such consolidation or merger, each Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel stating that such consolidation or merger is permitted by the Indenture to which it is a party.

         Each Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Stock of any Guarantor other than the Leasing Companies or NWE Cyprus to any person that is not an Affiliate of the Company in compliance with the terms of such Indenture, then such Guarantor shall be deemed automatically and unconditionally released and discharged of any obligations under its Guarantee issued under such Indenture and the related Collateral Documents without any further action on the part of the applicable Trustee or any holder; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of such Indenture. See "--Asset Sales."

         Although holders of the Senior Notes will be direct creditors of each Guarantor by virtue of its Senior Note Guarantee, and holders of the Convertible Notes will be direct creditors of each Guarantor by virtue of its Convertible Note Guarantee, existing or future creditors of a Guarantor, a trustee in bankruptcy or a Guarantor as a debtor-in-possession could avoid or subordinate such Senior Note Guarantee or such Convertible Note Guarantee, as applicable, under U.S. fraudulent conveyance laws, if applicable, in the event that it were successful in establishing that (i) the Guarantee was incurred with intent to hinder, delay, or defraud any present or future creditor or (ii) the Guarantor in question did not receive fair consideration or reasonably equivalent value for issuing its Senior Note Guarantee or its Convertible Note Guarantee, as applicable, and that it (a) was insolvent at the time of such issuance, or (b) was rendered insolvent by reason of such issuance, or (c) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business, or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured. Among other things, a legal challenge of the Guarantee on U.S. fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor in question as a result of the issuance by the Company of the Senior Notes or the Convertible Notes, as the case may be. Under Cypriot fraudulent preference laws, if applicable, an existing or future creditor of a Guarantor or a liquidator of a Guarantor could avoid (a) its Senior Note Guarantee or its Convertible Note Guarantee, as applicable, or the grant of any lien on property of such Guarantor to secure such Guarantee in the event that a winding up petition were presented within six months of the execution of such Guarantee and such creditor or liquidator were successful in establishing that the giving of such Guarantee or the granting of such lien, as the case may be, was made with the dominant intention of giving a creditor a preference over other creditors and was a voluntary act of such Guarantor or (b) a floating charge created within 12 months of the presentation of a winding up petition unless such Guarantor was solvent immediately after such creation except to the extent of any cash paid to such Guarantor in consideration of the creation of such floating charge. In addition, under Cypriot fraudulent transfer laws, if applicable, an existing or future creditor of a Guarantor could set aside any lien on property of such Guarantor to secure its Senior Note Guarantee or its Convertible Note Guarantee, as applicable, if such creditor were successful in establishing that such lien was granted with the intent to hinder or delay its creditors or any of them. A Guarantee may also be avoided, declared unenforceable or subordinated to other obligations of the applicable Guarantor under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any other applicable foreign law, including (in the case of BCL) Russian law. To the extent any Guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the applicable Notes would cease to have any claim in respect of the Guarantor in question and would be solely creditors of the Company, and may be required to return all amounts received pursuant to such Guarantee. In such event, or in the event of the subordination of such Guarantee, the claims of the holders of the Notes would be subject to the prior payment of all liabilities of the Guarantor in question. Similarly, the claims of the holders of Convertible Notes would be subject to the prior payment of all obligations of the Guarantor in question under its Senior Note Guarantee other than as a result of the Convertible Note Collateral. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Senior Notes or the holders of the Convertible Notes relating to any avoided, unenforceable or subordinated portion of the Senior Note Guarantees or the Convertible Note Guarantees, as applicable.

         ADDITIONAL AMOUNTS

         Except to the extent required by law, any and all payments of, or in respect of, any Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, Russia, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the

United States of America) from or through which payments under the Notes or the Guarantees are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under a Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the holder shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to a holder (an "Excluded Holder") (i) resulting from the beneficial owner of such Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Note, being a beneficiary of the applicable Guarantees, the receipt of any income or payments in respect of such Note or the applicable Guarantees or the enforcement of such Note or the applicable Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length with such holder at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of such Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also
(i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will, upon written request of each holder (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to any Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such holder (net of payments made under or with respect to such Notes or the applicable Guarantees) after such reimbursement will not be less than the net amount which the holder would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

         At least 30 calendar days prior to each date on which any payment under or with respect to the Senior Notes or the Convertible Notes is due and payable, if the Company or the Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Company or the Guarantors, as applicable, will deliver to the applicable Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee to pay such Additional Amounts to holders on the payment date.

         At the date of this Prospectus, no Russian Taxes, Cypriot Taxes or Other Taxes are imposed, and therefore no Additional Amounts would be payable in respect of such taxes, in respect of any sum payable by the Company as principal of, premium or interest on the Senior Notes or the Exchange Notes or the Convertible Notes, or in respect of any sum payable by any Guarantor, except that payments made by BCL under its Guarantee (to the extent they represent interest) may be subject to Russian withholding tax. Based in part on a confirmation obtained from Revenue Canada that certain rulings previously obtained from Revenue Canada confirming certain issues with respect to Canadian Taxes will continue to apply, Canadian counsel has advised the Company that no Additional Amounts would be payable in respect of Canadian Taxes, in respect of the Senior Notes, the Exchange Notes or the Convertible Notes.

         In addition, the Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering the Senior Notes and the Convertible Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Trustees, the holders of the Senior Notes and the holders of the Convertible Notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustees or such holders to create the Liens on the Senior Note Collateral or the Convertible Note Collateral, as applicable, and to enforce the obligations of the Company or the Guarantors under the Senior Notes, the Senior
Note Indenture, the Senior Note Guarantees and the Senior Note Collateral Documents and under the Convertible Notes, the Convertible Note Indenture, the Convertible Note Guarantees and the Convertible Note Collateral Documents.

         CONVERSION RIGHTS OF CONVERTIBLE NOTES

         The Convertible Notes will be convertible into Common Shares of the Company at any time on or after August 11, 1996, and prior to redemption or final maturity, initially at the conversion price of $6.90 per share. The right to convert Convertible Notes which have been called for redemption will terminate at the close of business on the Business Day preceding the Redemption Date. See "--Optional Redemption" below.

         The conversion price will be subject to adjustment upon the occurrence of any of the following events: (a) the payment of dividends and other distributions in Common Shares on any class of Capital Stock of the Company, (b) the issuance to all holders of Common Shares of rights, options or warrants entitling them to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share less than the Current Market Price of such Common Shares (determined as provided in the Convertible Note Indenture) as of the date fixed for determination of the holders of Common Shares entitled to receive such rights, options or warrants,
(c) subdivisions and combinations of Common Shares, (d) distributions to all holders of Common Shares of evidences of indebtedness, shares of any class of its Capital Stock, cash or other assets (including securities, but excluding any dividend or distribution referred to in clause (a) or (c), any rights, options or warrants referred to in clause (b) and any non-extraordinary cash dividends),
(e) the issuance of Common Shares or securities convertible into or exchangeable for Common Shares for a consideration per share less than the Current Market Price per share (determined as provided in the Convertible Note Indenture) to the extent that the below market portion of such issuances (together with the below market or above market portions (as the case may be) of all other below market issuances and above market tender or exchange offers) is greater than 2.0% of the Company's total market capitalization (as determined pursuant to the Convertible Note Indenture) of the Common Shares, (f) distributions consisting exclusively of cash to all holders of Common Shares in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months to all holders of Common Shares and (ii) the aggregate of any cash and the fair market value of other consideration paid in respect of any tender offer by the Company or any Subsidiary for the Common Shares and any purchase by the Company of Common Shares in the open market consummated within the preceding 12 months, exceeds 12.5% of the Company's current Market Capitalization, (g) the consummation of a tender or exchange offer made by the Company or any Subsidiary for the Common Shares or the purchase by the Company of shares of Common Shares in the open market to the extent the above market portion of such tender or exchange offers (together with the below market or above market portions (as the case may be) of all other above market tender or exchange offers and all below market issuances) is greater than 2.0% of the Company's total market capitalization (as determined pursuant to the Convertible Note Indenture), (h) certain reclassifications and (i) certain other events that could have the effect of depriving holders of the Convertible Notes of the benefit of all or a portion of the conversion rights in respect of any Convertible Note. The events described in clause (e) are subject to certain exceptions described in the Convertible Note Indenture, including, without limitation, (A) certain bona fide public offerings and private placements and (B) Common Shares (and options exercisable therefor) issued to the Company's directors, officers and employees under bona fide employee benefit plans in an aggregate amount not to exceed 1.0% of the Common Shares outstanding at the Issue Date.

         No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the conversion price; provided, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment. Moreover, no adjustment in the conversion price shall be required for any transaction in which holders of Convertible Notes are to participate on a basis and with notice that the Company's Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction.

         In addition to the foregoing adjustments, the Company will be permitted to reduce the conversion price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. In the case of any consolidation or merger of the Company with any other corporation (other than one in which no change is made in the Common Stock), or any sale or transfer of all or substantially all of the assets of the Company, subject to the following sentence the holder of any Convertible Note then outstanding will have the right thereafter to convert such Convertible Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto that are as nearly equivalent as practical to the conversion price adjustments described above.

         Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the then closing price at the close of business on the day of conversion. If any Convertible Notes are surrendered for conversion during the period from the close of business on any regular record date through and including the next succeeding interest payment date (except any such Convertible Notes called for redemption), such Convertible Notes when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the interest thereon which the registered Holder on such record date is to receive. Except as described in the preceding sentence, no interest will be payable by the Company on converted Convertible Notes with respect to any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.

         SUBORDINATION PROVISIONS

         The payment of the principal of and premium, if any, and interest (including Additional Amounts, if any, and Special Interest, if any) on the Convertible Notes is, to the extent set forth in the Convertible Note Indenture, subordinated in right of payment to the prior payment in full of such Senior Notes and all other obligations of the Company and the Guarantors under the Senior Notes, the Senior Note Guarantees and the Senior Note Collateral Documents (the "Senior Indebtedness"); except that with regard to Technocom Preferred Stock and other Convertible Note Collateral, the holders of the Senior Notes shall, to the extent set forth in the Senior Note Indenture, be subordinated in right of payment to the prior payment in full of the Convertible Notes and all other obligations of the Company and the Guarantors as to all assets of the Company or the Guarantors constituting Convertible Note Collateral. If there is a payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company or a Guarantor, as applicable, the holders of the Senior Notes will be entitled to receive payment in full of all amounts due or to become due thereon or provision for such payment in money or money's worth must be made before the holders of the Convertible Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on the Convertible Notes other than in respect of the assets constituting Convertible Note Collateral, as to which the holders of the Convertible Notes will first be entitled to receive payment in full of all amounts due or to become due thereon. In the event of the acceleration of the Maturity of the Convertible Notes, the holders of the Senior Notes will first be entitled to receive payment in full in cash of all amounts due thereon or provision for such payment in money or money's worth before the holders of the Convertible Notes will be entitled to receive any payment for the principal of or premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on the Convertible Notes other than in respect of the Convertible Note Collateral, as to which the holders of the Convertible Notes will first be entitled to receive payment in full of all amounts due or to become due thereon. No payments on account of principal of or premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on the Convertible Notes or on account of the purchase or acquisition of Convertible Notes may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, any acceleration of the maturity of any Senior Indebtedness or if any judicial proceeding is pending with respect to any such default, other than in respect of the Convertible Note Collateral.

         COLLATERAL AND SECURITY

         The Company originally deposited approximately $46 million of the net proceeds of the Senior Notes into the Company Senior Note Escrow Account. Such funds are required to be invested at the direction of the Company except during the continuance of a Default or an Event of Default in Eligible Cash Equivalents. $9 million of such net proceeds have been used by the Company to acquire an additional interest in Technocom, $7 million of such net proceeds has been invested in PLD Leasing and used by it to acquire Telecommunications Assets, a further $8 million will be advanced to Technocom as provided in the Supplemental Indenture, and the remaining portion of such net proceeds retained in the Company Senior Note Escrow Account, together with any interest on the Investments of such funds in Eligible Cash Equivalents, are required to be invested by the Company in the Leasing Companies by means of transferring funds from the Company Senior Note Escrow Account to an account in the name of and beneficially owned by the Leasing Company in question, which will be pledged to and be under the sole dominion and control of the Senior Note Trustee acting for its benefit and the benefit of the holders of the Senior Notes and the Convertible Note Trustee acting for its benefit and the benefit of the holders of the Convertible Notes (each a "Leasing Company Escrow Account"). Each such Investment will be evidenced by Capital Stock of the Leasing Company, or an Intercompany Note of the Leasing Company, as applicable, which Capital Stock or Intercompany Note will be pledged to secure, first, the Senior Notes and, second, the Convertible Notes, pursuant to the Senior Note Collateral Documents. The applicable Leasing Company will contemporaneously utilize such funds to purchase Telecommunications Assets and contemporaneously lease or sell such Telecommunications Assets to a Restricted Subsidiary or Qualified Joint Venture pursuant to a Telecommunications Asset Agreement. All payments made by the lessee or purchaser to a Leasing Company will be required to be deposited into that Leasing Company's Leasing Company Escrow Account. Such funds will also constitute Senior Note Collateral and may be invested in Eligible Cash Equivalents and shall only be utilized to purchase additional Telecommunications Assets for additional Telecommunications Asset Agreements, to pay principal of, premium, if any, on and interest (including Additional Amounts, if any, and Special Interest, if any) on the Senior Notes and after the payment in full of the foregoing, the Convertible Notes, or to the extent permitted by the Senior
Note Indenture, to make Qualified Investments. See "--Possession, Use and Release of Collateral" and "--Certain Definitions--Permitted Investments."

         The Company was required to and did utilize $20.0 million of the net proceeds of the Convertible Notes to acquire Preferred Stock of Technocom. All Technocom Preferred Stock, whether acquired with the net proceeds of the Convertible Notes or otherwise, will be Convertible Note Collateral. The Company is required to deposit dividends, distributions, payments and proceeds of the Technocom Preferred Stock in an account in the name of and beneficially owned by the Company which will be pledged to, and be under the sole dominion and control of the Convertible Note Trustee acting for its benefit and the benefit of the holders of the Convertible Notes and the Senior Note Trustee acting for its benefit and the benefit of the holders of the Senior Notes (the "Company Convertible Note Escrow Account"). Pending the reinvestment of such amounts in Qualified Investments, any funds in such Company Convertible Note Escrow Account will be invested, at the direction of the Company except during the continuance of a Default or an Event of Default in Eligible Cash Equivalents. In addition, such funds and Eligible Cash Equivalents will also constitute Convertible Note Collateral. The Convertible Notes will also be secured by any Qualified Investments, or Intercompany Notes representing intercompany loans or advances, made by the Company with the funds contained in the Company Convertible Note Escrow Account. See "--Possession, Use and Release of Collateral" and "--Certain Definitions--Permitted Investments."

         The Senior Notes are secured in a first position and the Convertible Notes in a second position on, in addition to the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts and the funds and Investments in Eligible Cash Equivalents contained therein, the following Collateral: (i) a pledge by the Company of the Capital Stock of each of the Leasing Companies, NWE Cyprus, BCL and any other future Wholly-Owned Subsidiary of the Company or future Guarantor, and any and all dividends, distributions, payments and proceeds thereof and a pledge by NWE Cyprus of the Capital Stock of WTC and any and all dividends, distributions and proceeds thereof (collectively the "Pledged Stock"); (ii) a pledge by the Leasing Companies of all Telecommunications Asset Agreements, all payments made thereunder and all proceeds thereof; (iii) a pledge by the Company and the Leasing Companies of all Qualified Investments (other than any Qualified Investments made with the dividends, distributions, payments and proceeds of Technocom Preferred Stock) and all dividends, distributions, payments and proceeds thereof; (iv) a pledge by the Company and all Wholly-Owned Subsidiaries of all Intercompany Notes from any Restricted Subsidiary (other than any Intercompany Notes made with dividends, distributions, payments and proceeds of Technocom Preferred Stock) and with regard to Intercompany Notes representing loans to the Leasing Companies of any proceeds of the Senior Notes, a collateral assignment of the related collateral documents which purport to grant a Lien on the Telecommunication Asset Agreements and Qualified Investments to secure the payment of all such Intercompany Notes owing to the Company and all distributions, dividends, interest and principal payments and other payments attributable thereto; and
(vi) all books and records regarding the foregoing.

         The Convertible Notes are secured in a first position and the Senior Notes in a second position on the following Collateral: (i) all Technocom Preferred Stock and all proceeds thereof, (ii) the Company Convertible Note Escrow Account and the funds and investments in Eligible Cash Equivalents contained therein, (iii) a pledge by the Company of all Qualified Investments, or Intercompany Notes representing intercompany loans or advances, made by the Company with funds contained in the Company Convertible Note Escrow Account, and all proceeds thereof, and (iv) all books and records regarding the foregoing.

         At all times on or after November 30, 1998, the Company will be required to have funds or Eligible Cash Equivalents in an aggregate amount not less than an amount necessary to pay on the next succeeding interest payment date the interest, including Additional Interest, if any, and Special Interest, if any, on the Senior Notes then outstanding, in the Company Senior Note Escrow Account and/or the Leasing Company Escrow Accounts. See "--Ability to Realize on Collateral" and "--Possession, Use and Release of Collateral."

         No appraisals of any of the Senior Note Collateral or any Telecommunications Assets proposed to be acquired and leased pursuant to Telecommunications Asset Agreements of the Property or assets proposed to be acquired with the proceeds of the amounts paid in respect of any Qualified Investment or of any of the Technocom Preferred Stock constituting Convertible Note Collateral or the Property or assets acquired or being acquired with the proceeds of the amounts paid in respect thereof have been prepared by or on behalf of the Company in connection with the issuance of the Senior Notes or the Convertible Notes and the value of the Senior Note Collateral, any such Telecommunications Assets or such other Property or assets or the Technocom Preferred Stock or such other Convertible Note Collateral at any time will depend on market conditions and other economic and political conditions including the availability of suitable buyers for the Senior Note Collateral, such Telecommunications Assets or such Technocom Preferred Stock.

         The Senior Note Collateral Documents provide that the Net Cash Proceeds of Asset Sales of assets constituting Senior Note Collateral shall promptly be deposited, without commingling prior to such deposit, in the Company Senior Note Escrow Account or a Leasing Company Escrow Account, as applicable, and be subject to a first priority perfected Lien in favor of the Senior Note Trustee and a second priority perfected Lien in favor of the Convertible Note Trustee. Similarly, the Convertible Note Collateral Documents provide that the Net Cash Proceeds of Asset Sales of assets constituting Convertible Note Collateral shall promptly be deposited, without commingling prior to such deposit, in the Company Convertible Note Escrow Account and be subject to a first priority perfected Lien in favor of the Convertible Note Trustee and a second priority perfected Lien in favor of the Senior Note Trustee. Amounts in such Escrow Accounts shall be released in accordance with the provisions of the applicable Indenture and the related Collateral Documents. All or a part of the cash held in such Escrow Accounts shall be invested, at the direction of the Company except during the continuance of an Default or Event of Default under the appropriate Indenture, in Eligible Cash Equivalents, provided that all such Eligible Cash Equivalents shall continue to be Senior Note Collateral or Convertible Note Collateral, as the case may be. See "--Possession, Use and Release of Collateral."

         Pursuant to the Senior Note Indenture, upon a Default or the acceleration of the maturity of the principal amount of the Senior Notes, the interest of the holders of the Senior Notes in the Convertible Note Collateral will be expressly subordinated in right of payment to the interest in the Convertible Note Collateral of the holders of the Convertible Notes. To the extent that Convertible Notes are converted or redeemed, the amount of indebtedness with priority over the Senior Notes will be commensurately reduced.

         Pursuant to the Convertible Note Indenture, upon a Default or the acceleration of the maturity of the stated amount of the Convertible Notes, the interest of the holders of the Convertible Notes in the Senior Note Collateral will be expressly subordinated in right of payment to the interest held in the Senior Note Collateral by the holders of the

Senior Notes. In the event that the Senior Notes are redeemed, there will be no such subordination and the lien of the Convertible Notes will become a first priority Lien in the Senior Note Collateral. In the event of a default, the Senior Note Trustee will have the sole right to direct enforcement in respect of the Senior Note Collateral. Similarly, in the event of a default, the Convertible Note Trustee will have the sole right to direct enforcement in respect of the Convertible Note Collateral.

         OPTIONAL REDEMPTION

         Senior Notes

         The Senior Notes are not redeemable at the option of the Company prior to June 13, 2001 except as provided in "--Optional Tax Redemption", below. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at Stated Maturity) set forth below, plus accrued and unpaid interest (if any), Additional Amounts (if any) and Special Interest (if any), if redeemed during the period from June 13, 2001 through May 31, 2002 at a percentage of 108.000% and thereafter during the twelve months beginning June 1 of the years indicated below:

         YEAR                                          PERCENTAGE
         ----                                          ----------

         2002                                          104.000%
         2003 and thereafter                           100.000%

         Convertible Notes

         The Convertible Notes are not redeemable at the option of the Company prior to June 1, 2000, except as provided in "--Optional Tax Redemption" below. During the period from June 1, 2000 to May 31, 2002 the Company may redeem all but not less than all of the Convertible Notes, upon not less than 30 nor more than 60 days' notice, if the Closing Price (as defined in the Convertible Note Indenture) of the Common Stock is 150% of the Conversion Price for thirty days, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (if any), Additional Amounts, (if any) and Special Interest (if any). On or after June 1, 2002, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof plus accrued and unpaid interest (if any), Additional Amounts (if any) and Special Interest (if any).

         OPTIONAL TAX REDEMPTION

         The Senior Notes and the Convertible Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the applicable Indenture in the case of the Senior Notes at a redemption price equal to the Accreted Value thereof, plus accrued and unpaid interest, if any (including Additional Amounts, if any, and Special Interest, if any), to the date fixed therefor (subject to the right of holders of record on the relevant record date to receive interest (including Additional Amounts, if any, and Special Interest, if any) due on the interest payment date that is on or prior to the redemption date), or in the case of the Convertible Notes at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest (including Additional Amounts, if any, and Special Interest, if any), due on the interest payment date that is on or prior to the redemption date) and any other amounts due if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Canada, Cyprus, Russia or any other jurisdiction with which the Company or any Guarantor has any connection (other than as a result of a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors (if the Senior


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
Note Guarantees or Convertible Note Guarantees are called) are or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Senior Notes, the Exchange Notes or the Senior Note Guarantees or with respect to Convertible Notes or the Convertible Note Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to holders on the redemption date any Additional Amounts payable in respect of the period ending on the redemption date.

         Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of either the Senior Notes or the Convertible Notes then due, the Company shall deliver to the applicable Trustee an Officers' Certificate stating that (i) the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an opinion of counsel, independent of the Company and the Guarantors and approved by the applicable Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the applicable Trustee, will be irrevocable. The applicable Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the holders.

         MANDATORY REDEMPTION

         Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control," "--Asset Sales" and "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

         REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such holder's Notes pursuant to an irrevocable and unconditional offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in the case of the Senior Notes equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, and Special Interest, if any, thereon, or in the case of the Convertible Notes, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, and Special Interest, if any, thereon, to any Change of Control Payment Date (as defined below).

         Within 30 days following any Change of Control, the Company or the applicable Trustee (at the expense of the Company) is required to mail a notice to each holder stating, among other things: (1) that a Change of Control Offer is being made pursuant to the covenant in the applicable Indenture entitled "Repurchase at the Option of Holders upon a Change of Control" and that all Notes properly tendered will be accepted for payment; (2) the Change of Control Purchase Price and the date Notes are to be purchased pursuant to the Change of Control Offer (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 40 days subsequent to the date such notice is mailed; (3) that any Notes or portions thereof not properly tendered will continue to accrete in value or accrue interest, as applicable, and Additional Amounts and Special Interest, if applicable; (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value or accrue interest, as applicable, and Additional Amounts and Special Interest, if applicable, from and after the Change of Control Payment Date; (5) that holders electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing such holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer; (7) that any holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 at Stated Maturity or an integral multiple thereof; (8) if Certificated Notes have been issued, that any holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Stated Maturity or an integral multiple thereof; and (9) the instructions and any other information necessary to enable any holders to accept a Change of Control Offer or effect withdrawal of such acceptance.

         The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of any Notes pursuant to a Change of Control Offer.

         On or before the Change of Control Payment Date, the Company is required to (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted, including interest, Additional Amounts and Special Interest, if applicable; and
(3) deliver, or cause to be delivered, to the applicable Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes and the applicable Trustee shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or any integral multiple thereof. The Company shall publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The existence of the holders' right to require, subject to certain conditions, the Company to repurchase Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to pay the Change of Control Purchase Price for all Notes tendered by holders seeking to accept the Change of Control Offer. In addition, instruments governing other Indebtedness of the Company or any Guarantor may prohibit the Company or such Guarantor from purchasing any Notes prior to their stated maturity, including pursuant to a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Notes tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Notes (and the Company is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness), an Event of Default would occur under the Indentures. In addition, one of the events that constitutes a Change of Control under the Indentures is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company or the Company and the Restricted Subsidiaries taken as a whole. Each Indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

         Except as described herein with respect to a Change of Control, neither Indenture contains any other provisions that permit holders of Notes to require that the Company repurchase or redeem Notes in the event of a takeover, recapitalization or similar restructuring.

         ASSET SALES

         The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) no Event of Default under the Indentures shall have occurred and be continuing or shall occur as a consequence thereof;

(ii) the Company or such Restricted Subsidiary, as the case may be, receives net consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution of the Company delivered to the Trustees) of the Property or assets sold or otherwise disposed of; (iii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of Cash Proceeds; and (iv) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth below. To the extent that the assets which are the subject of any Asset Sale constitute Senior Note Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien for the benefit of, first, the Senior Note Trustee and the holders of the Senior Notes, and then the Convertible Note Trustee and the holders of the Convertible Notes, which Lien shall have the same priority as the Lien on the Senior Note Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale shall be deposited in the Company Senior Note Escrow Account or a Leasing Company Escrow Account, if applicable, unless the Senior Notes are no longer outstanding in which case such Net Cash Proceeds shall be deposited in the Company Convertible Note Escrow Account. To the extent that assets which are the subject of any Asset Sale constitute Telecommunications Assets subject to a Telecommunications Asset Agreement which is Senior Note Collateral, all proceeds thereof shall, to the extent permitted by applicable law, be subject to a perfected Lien for the benefit of, first, the Senior Note Trustee and the holders of the Senior Notes, and then the Convertible Note Trustee and the holders of the Convertible Notes, which Lien shall have the same priority as the Lien on such Telecommunications Asset Agreements governing the Telecommunications Assets which were the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale of Telecommunications Assets must be deposited in the applicable Leasing Company's Leasing Company Escrow Account, unless the Senior Notes are no longer outstanding in which case such Net Cash Proceeds shall be deposited in the Company Convertible Note Escrow Account. To the extent that the assets which are the subject of any Asset Sale constitute Convertible Note Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien for the benefit, first, the Convertible Note Trustee and the holders of the Convertible Notes and then the Senior Note Trustee and the holders of the Senior Notes, which Lien shall have the same priority as the Lien on the Convertible Note Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale shall be deposited in the Company Convertible Note Escrow Account, unless the Convertible Notes are no longer outstanding in which case such Net Cash Proceeds shall be deposited in the Company Senior Note Escrow Account.

         The Senior Note Indenture provides that, to the extent that assets subject to an Asset Sale consist of Senior Note Collateral other than a Telecommunications Asset Agreement or Telecommunications Assets subject to a Telecommunications Asset Agreement, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in another asset or business in the same or similar lines of business as the Company and its Restricted Subsidiaries (the "Replacement Assets") (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and for the equal and ratable benefit of the holders and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of holders of Convertible Notes, which Lien has the same priority as had the Lien on such Senior Note Collateral, which was the subject of such Asset Sale. To the extent that assets subject to an Asset Sale consist of Convertible Note Collateral, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the holders of Convertible Notes and for the benefit of the Senior Note Trustee and the equal and ratable benefit of holders of the Senior Notes, which Lien has the same priority as had the Lien on such Convertible Note Collateral, which was the subject of such Asset Sale. To the extent that assets subject to an Asset Sale constitute Telecommunications Assets subject to a Telecommunications Asset Agreement, the Company shall have the option, within 365 days of such Asset Sale, to cause the applicable Leasing Company to reinvest the Net Cash Proceeds from such Asset Sale (or any portion thereof) in Telecommunications Assets to be leased pursuant to a new Telecommunications Asset Agreement ("Replacement Telecommunication Assets") (or enter into, or cause the applicable Leasing Company to enter into, a binding agreement to reinvest such Net Cash

Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period), and with respect to any proceeds of insurance paid on account of the loss of or damage to any such Telecommunications Assets, or compensation or other proceeds for any such Telecommunications Assets taken by condemnation, eminent domain or similar proceedings, such Net Cash Proceeds are applied as provided above or applied to reimburse the applicable Leasing Company for expenditures made, and costs incurred, to repair, rebuild, replace or restore the Telecommunications Assets subject to such loss, damage or taking. To the extent that assets subject to an Asset Sale do not constitute Senior Note Collateral, Telecommunications Assets subject to a Telecommunications Asset Agreement or Convertible Note Collateral, the Company shall have the option within 365 days of such Asset Sale (i) to reinvest (or enter into a binding agreement to reinvest prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period) an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets, and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is pari passu in right of payment with the Senior Notes or to the permanent reduction of Indebtedness of any Restricted Subsidiary that is pari passu in right of payment with the Senior Note Guarantees, if applicable (other than Indebtedness owed to, or Preferred Stock owned by, the Company or a Restricted Subsidiary of the Company). Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets or Replacement Telecommunications Assets and/or to reduce pari passu Indebtedness of the Company or the Guarantors to the extent permitted by the Senior Note Indenture shall constitute "Excess Proceeds"; provided that, with respect to any Asset Sale by a Person which is not a Wholly-Owned Restricted Subsidiary, the amount of Net Cash Proceeds which shall constitute Excess Proceeds to be used to make an Asset Sale Offer (as defined below) shall be limited to the percentage of such unused Net Cash Proceeds received by such Person equal to a percentage determined by dividing the direct or indirect interest of the Company in the Capital Stock of such Person by the total then outstanding Capital Stock of such Person determined as of the date of such Asset Sale.

         Subject to the limitations set out in the next following paragraph, if at any time the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall, within 30 days thereafter, use such Excess Proceeds to make an offer to purchase Senior Notes (a "Senior Note Asset Sale Offer") on a pro rata basis from all holders of Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the Accreted Value thereof on any purchase date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the purchase date, in accordance with the procedures set forth in the Senior Note Indenture; provided that, if any such assets subject to such Asset Sale constitute Convertible Note Collateral, the Company shall be required to apply such Excess Proceeds attributable to such Asset Sale first to an Asset Sale Offer for the Convertible Notes pursuant to the Convertible Note Indenture (a "Convertible Note Asset Sale Offer," a Senior Note Asset Sale Offer and a Convertible Asset Sale Offer being collectively called "Asset Sale Offers") and, to the extent that the aggregate amount of Convertible Notes tendered pursuant to the Convertible Note Asset Sale Offer is less than such Excess Proceeds, then to the Senior Note Asset Sale Offer; and provided further that if such assets subject to such Asset Sale are subject to a Lien which is and is permitted to be pari passu with the Lien in favor of the Senior Note Trustee or a collateral agent, the Company shall only be required to apply a pro rata portion of such Excess Proceeds to the Asset Sale Offer. To the extent that assets subject to an Asset Sale are not and are not required to be subject to a Lien in favor of the Senior Note Trustee or do not constitute Telecommunications Assets subject to a Telecommunications Asset Agreement or Convertible Note Collateral, the Company may apply 100% of the Excess Proceeds thereof to the prepayment of obligations outstanding in respect of Indebtedness that is pari passu to the Senior Notes or the Senior Note Guarantees to the extent required thereunder. If (x) no obligations are outstanding in respect of or under such pari passu Indebtedness or (y) the holders of such pari passu Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of all such Indebtedness, then such Excess Proceeds or any remaining portion thereof will be required to be applied by the Company to the Senior Note Asset Sale Offer. Upon completion of a Senior Note Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes. Subject to the limitations set out in the next following paragraph, the Company may at any time by delivering an Officers' Certificate and Board Resolution to the Trustee waive its reinvestment options and proceed to make a Senior Note Asset Sale Offer, notwithstanding that any applicable period for reinvestment shall not have expired.

         The Convertible Note Indenture provides that, to the extent that assets subject to an Asset Sale consist of Convertible Note Collateral, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in another asset or business in the same or similar lines of business as the Company and its Restricted Subsidiaries (the "Replacement Assets") (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the holders of the Convertible Notes and for the Senior Note Trustee and the equal and ratable benefit of the Senior Notes, which Lien has the same priority as had the Lien on such Convertible Note Collateral which was the subject of such Asset Sale. To the extent that assets subject to an Asset Sale consist of Senior Note Collateral other than a Telecommunications Asset Agreement, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and for the equal and ratable benefit of the holders of Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of holders of Convertible Notes, which Lien has the same priority as had the Lien on such Senior Note Collateral which was the subject of such Asset Sale. To the extent that assets subject to an Asset Sale constitute Telecommunications Assets subject to a Telecommunications Asset Agreement, the Company shall have the option, within 365 days of such Asset Sale, to cause the applicable Leasing Company to reinvest the Net Cash Proceeds from such Asset Sale (or any portion thereof) in Telecommunications Assets to be leased pursuant to a new Telecommunications Asset Agreement ("Replacement Telecommunication Assets") (or enter into, or cause the applicable Leasing Company to enter into, a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period), and with respect to any proceeds of insurance paid on account of the loss of or damage to any such Telecommunications Assets, or compensation or other proceeds for any such Telecommunications Assets taken by condemnation, eminent domain or similar proceedings, such Net Cash Proceeds are applied as provided above or applied to reimburse the applicable Leasing Company for expenditures made, and costs incurred, to repair, rebuild, replace or restore the Telecommunications Assets subject to such loss, damage or taking. To the extent that assets subject to an Asset Sale do not constitute Convertible Note Collateral, Senior Note Collateral or Telecommunications Assets subject to a Telecommunications Asset Agreement, the Company shall have the option within 365 days of such Asset Sale (x) to reinvest (or enter into a binding agreement to reinvest prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period) an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets, and/or (y) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is pari passu in right of payment with the Notes or to the permanent reduction of Indebtedness of any Restricted Subsidiary that is pari passu in right of payment with the Guarantees, if applicable (other than Indebtedness owed to, or Preferred Stock owned by, the Company or a Restricted Subsidiary of the Company) and/or (z) repurchase Senior Notes pursuant to a "Senior Note Asset Sale Offer" (pursuant to and as defined in the Senior Note Indenture for the purposes thereof as an "Asset Sale Offer") within 545 days of such Asset Sale. Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets or Replacement Telecommunications Assets and/or to reduce pari passu Indebtedness of the Company or the Guarantors to the extent permitted by the Convertible Note Indenture shall constitute "Convertible Note Excess Proceeds"; provided that, with respect to any Asset Sale by a Person which is not a Wholly-Owned Restricted Subsidiary, the amount of Net Cash Proceeds which shall constitute Convertible Note Excess Proceeds to be used to make a Convertible Note Asset Sale Offer shall be limited to the percentage of such unused Net Cash Proceeds received by such Person equal to a percentage determined by dividing the direct or indirect interest of the Company in the Capital Stock of such Person by the total then outstanding Capital Stock of such Person determined as of the date of such Asset Sale.

         Subject to the limitations set out in the next following paragraph, if at any time the aggregate amount of Convertible Note Excess Proceeds exceeds $5 million, the Company shall, within 30 days thereafter, use such Convertible Note Excess Proceeds to make a Convertible Note Asset Sale Offer on a pro rata basis from all holders of Convertible Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Convertible Note Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the principal amount thereof on any purchase date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the purchase date, in accordance with the procedures set forth in the Convertible Note Indenture; provided that, if any such assets subject to an Asset Sale constitute Senior Note Collateral or Telecommunication Assets subject to a Telecommunications Asset Agreement, the Company shall be required to apply that portion of such Excess Proceeds attributable to such Asset Sale of Senior Note Collateral, as is permitted to be so applied under the Senior Note Indenture (the "Permitted Portion"), first, to a Senior Note Asset Sale Offer unless the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged and, to the extent that the aggregate amount paid pursuant to the Senior Note Asset Sale Offer is less than such Permitted Portion, then to a Convertible Note Asset Sale Offer; and provided further that if such assets subject to such Asset Sale are subject to a Lien which is pari passu with the Lien in favor of the Convertible Note Trustee, the Company shall only be required to apply a pro rata portion of such Convertible Note Excess Proceeds to the Convertible Note Asset Sale Offer. To the extent that assets subject to an Asset Sale are not and are not required to be subject to a Lien in favor of the Convertible Note Trustee, the Company may apply 100% of the Convertible Note Excess Proceeds thereof to the prepayment of obligations outstanding in respect of Indebtedness that is pari passu to the Convertible Notes or the Convertible Note Guarantees to the extent required thereunder provided that no such Convertible Note Excess Proceeds may be applied to the prepayment of the Senior Notes except pursuant to a Senior Note Asset Sale Offer. If (x) no obligations are outstanding in respect of or under such pari passu Indebtedness or (y) the holders of such pari passu Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of all such Indebtedness, then such Convertible Note Excess Proceeds or any remaining portion thereof will be required to be applied by the Company to the Convertible Note Asset Sale Offer. Upon completion of a Convertible Note Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Convertible Note Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes. Subject to the Company's complying with the provisions of the Senior Note Indenture and to the limitations set out in the next following paragraph, the Company may at any time by delivering an Officers' Certificate and Board Resolution to the Convertible Note Trustee waive its reinvestment options and proceed to make a Convertible Note Asset Sale Offer, notwithstanding that any applicable period for reinvestment shall not have expired.

         The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

         RIGHT TO REQUIRE REPURCHASE OF CONVERTIBLE NOTES UPON A TERMINATION OF TRADING

         In the event of any Termination of Trading (as defined below) occurring after the Issue Date and on or prior to Maturity, each holder of Convertible Notes will have the right, at such holder's option, to require the Company to repurchase all or any part of such holder's Convertible Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Termination of Trading as described below at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, thereon to the Repurchase Date. On or prior to the Repurchase Date, the Company shall irrevocably deposit with the Convertible Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Convertible Notes which are to be repaid on or promptly following the Repurchase Date.

         Failure by the Company to provide timely notice of a Termination of Trading, as provided for below, or to repurchase the Convertible Notes when required under the preceding paragraph will result in an Event of Default under the Convertible Note Indenture whether or not such repurchase is permitted by the subordination provisions of the Convertible Note Indenture.

         On or before the 15th day after the occurrence of a Termination of Trading, the Company is obligated to mail to all holders of Convertible Notes a notice of the occurrence of such Termination of Trading, the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price for Convertible Notes and the procedures which the holder must follow to exercise this right. To exercise the repurchase right, the holder of a Convertible Note must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Convertible Note Trustee of the holder's exercise of such right, together with the certificates evidencing the Convertible Notes with respect to which the right is being exercised, duly endorsed for transfer. Such written notice is irrevocable.

         A "Termination of Trading," shall occur if the Common Stock of the Company (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         The right to require the Company to repurchase Convertible Notes as a result of the occurrence of a Termination of Trading could create an Event of Default under the Senior Note Indenture, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Convertible Notes. See "--Subordination of Convertible Notes". Failure by the Company to repurchase the Convertible Notes when required will result in an Event of Default under the Convertible Note Indenture whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the holders of Convertible Notes upon a repurchase may be limited by certain financial covenants contained in the other then existing Indebtedness of the Company.

         The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Convertible Notes pursuant to an offer to repurchase upon a Termination of Trading.

         The foregoing provisions would not necessarily afford holders of the Convertible Notes protection in the event of highly leveraged or other transactions involving the Company or the Restricted Subsidiaries that may adversely affect such holders. In addition, the foregoing provisions may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such Common Stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

         CERTAIN COVENANTS

         Set forth below are certain covenants contained in the Senior Note Indenture and, where expressly indicated, the Convertible Note Indenture:

         Limitation on Indebtedness

         The Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock or permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided that the Company and its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus may incur Indebtedness or issue Disqualified Stock if, after giving effect to such issuance or incurrence on a pro forma basis, the Indebtedness to Operating Cash Flow Ratio of the Company does not exceed 5.0 to 1.0.

         The foregoing limitation will not apply to: (a) the incurrence by the Company of Indebtedness under the Revolving Credit Facilities, provided that the aggregate principal amount of Indebtedness at any time outstanding under or in respect of such facilities, together with any Indebtedness then outstanding which was permitted to be incurred pursuant to clauses (j) and (n) below, shall not exceed $25 million, and provided further that such Indebtedness of the Company may only be secured by Inventory and Receivables of the Company; (b) the Existing Indebtedness; (c) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to any of its Restricted Subsidiaries, provided that any such Indebtedness is junior and subordinate to the Notes and the Guarantees, if applicable, and such Indebtedness is held at all times by the Company or a Restricted Subsidiary of the Company; (d) Indebtedness of any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided that such intercompany Indebtedness is evidenced by an Intercompany Note or by a Telecommunications Asset Agreement; (e) Indebtedness of a Restricted Subsidiary constituting a sublease or conditional sale to a Restricted Subsidiary from another Restricted Subsidiary of Telecommunications Assets leased or sold to such other Restricted Subsidiary pursuant to a Telecommunications Asset Agreement; (f) the incurrence by the Company or any of its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus of Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the covenant described in this paragraph; (g) the incurrence by the Company of any Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by the covenant described in this paragraph; (h) the incurrence of Indebtedness evidenced by the Senior Notes and the Senior Note Guarantees pursuant to the Senior Note Indenture and the Senior Note Collateral Documents and by the Convertible Notes and the Convertible Note Guarantees pursuant to the Convertible Note Indenture and the Convertible Note Collateral Documents; (i) Indebtedness in respect of performance, surety or appeal bonds provided by the Company in the ordinary course of business; (j) Indebtedness of Restricted Subsidiaries other than Leasing Companies or NWE Cyprus in an aggregate principal amount not to exceed $15 million at any one time outstanding, provided that the aggregate principal amount of all such Indebtedness at any time outstanding, together with Indebtedness then outstanding which was permitted to be incurred pursuant to clauses (a) above and (n) below, shall not exceed $25 million; (k) International Vendor Indebtedness not to exceed an aggregate principal amount of $40 million at any one time outstanding, provided that Leasing Companies and NWE Cyprus may not incur any International Vendor Indebtedness; (l) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness permitted pursuant to clause (b) or (h) of this paragraph, provided that (i) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued interest (and Additional Amounts and Special Interest on the Notes) on the Indebtedness so Refinanced (or if such Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith, (ii) such Refinancing Indebtedness shall have a stated maturity no earlier than the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced, (iv) if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Notes or the Senior Note Guarantees, as applicable, such Refinancing Indebtedness shall be subordinated in right of payment to the Senior Notes or the Senior Guarantees, as applicable, on terms at least as favorable to the holders of the Senior Notes as those contained in the documentation governing the Indebtedness being so Refinanced, and (v) no Restricted Subsidiary shall incur Refinancing Indebtedness to Refinance Indebtedness of the Company or another Restricted Subsidiary; (m) the incurrence of Indebtedness representing reimbursement obligations to issuers of permitted bona fide letters of credit; (n) the incurrence by the Company of Indebtedness under the Revolving Credit Agreement, including all guarantees given in connection therewith, provided that such Revolving Credit Agreement is not changed or amended in any way except to conform the covenants thereof (and the related definitions of terms used therein) to the corresponding covenants (and related definitions) of the Indentures; and (o) Indebtedness of the Company or any Restricted Subsidiary constituting a guarantee of Indebtedness permitted to be incurred pursuant to clauses (j) and (k) above, provided that (A) any such guarantee by the Company shall not, for purposes only of clause (a) above, constitute "Indebtedness", and (B) any such guarantee by a Restricted Subsidiary (other than any guarantee referred to in clause (n) above) shall, constitute "Indebtedness", including for the purposes of clause (a) above, and provided further, that no such guarantee of Indebtedness incurred pursuant to clause (j) or (k) above shall be secured by a Lien on Property of the Company or any Restricted Subsidiary.

         Limitation on Issuances of Guarantees by Restricted Subsidiaries

         Both the Senior Note Indenture and the Convertible Note Indenture provide that the Company will not permit any Restricted Subsidiary to guarantee, directly or indirectly, any Indebtedness of the Company, other than pursuant to the Guarantees or the guarantees given in connection with the Revolving Credit Agreement.

         Limitation on Liens

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) on or with respect to any of its Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without effectively providing that the Senior Notes and/or the Senior Note Guarantees, as applicable, shall be secured equally and ratably with (and provided that the Senior Notes and/or the Senior Note Guarantees, as applicable, shall be secured prior to any secured obligation that is subordinated in right of payment to the Senior Notes and/or the Senior Note Guarantees, as applicable) the obligations so secured for so long as such obligations are so secured.

         Limitation on Sale and Leaseback Transactions

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Senior Note Trustee) of the Property or assets subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Limitation on Indebtedness" and any Liens granted thereby would be permitted by the covenant described under "--Limitation on Liens"; and (iii) the Net Cash Proceeds from such transaction are applied in accordance with the provisions described under "--Asset Sales."

         Restricted Payments

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default under the Senior Note Indenture shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Limitation on Indebtedness"; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (B) 100% of the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issuance or sale (other than to a Subsidiary) of shares of its Qualified Stock, including Qualified Stock issued upon the exercise of options, warrants or rights to purchase Qualified Stock, plus (C) 100% of the amount of any Indebtedness of the Company or any of its Restricted Subsidiaries (as expressed on the face of a balance sheet in accordance with GAAP), or the carrying value of any Disqualified Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Qualified Stock of the Company subsequent to the Issue Date, less the amount of any cash, or the value of any other Property distributed by the Company or its Restricted Subsidiaries upon such conversion, exchange or satisfaction, plus (D) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person and in each such case which was treated as a Restricted Payment, minus (E) 100% of the amount of Investments made or dividends paid pursuant to clauses (v), (vi) and (vii) of the following paragraph subsequent to the Issue Date.

         The foregoing limitations shall not prevent the Company from (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the Senior Note Indenture; (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company or (B) Indebtedness of the Company that is subordinate to the Notes or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Stock of the Company; (iii) so long as no Default or Event of Default under the Senior Note Indenture shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired; (iv) so long as no Default or Event of Default under the Senior Note Indenture shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under the covenant described under "--Limitation on Indebtedness" and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness and (C) is subordinated in right of payment to the Notes or the Guarantees, as applicable, at least to the same extent as the retired Indebtedness; (v) so long as no Default or Event of Default under the Senior Note Indenture shall have occurred and be continuing or shall occur as a consequence thereof, making loans to members of management of the Company as required pursuant to employment agreements with such members, in an aggregate principal amount not to exceed $500,000, provided that any repayment of such loans (but only to the extent such payments are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments; (vi) so long as no Default or Event of Default under the Senior
Note Indenture shall have occurred and be continuing or shall occur as a consequence thereof, making Investments in Qualified Joint Ventures in an aggregate amount not to exceed $5 million, provided that any repayment of loans or advances, return of capital or other transfer of Property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments; (vii) paying dividends to minority stockholders or partners of a Restricted Subsidiary (other than to a Person who is otherwise an Affiliate), provided that the Company or the Restricted Subsidiary that is the stockholder or partner of such non-Wholly Owned Restricted Subsidiary shall receive pro rata dividends at the same time and in the same form and composition of consideration as the dividends paid to the minority stockholders or partners; and (viii) so long as no Default or Event of Default under the Senior Note Indenture shall have occurred and be continuing, the Company may redeem the Convertible Notes pursuant to the terms of the Convertible Note Indenture or repurchase Convertible Notes pursuant to a Change of Control Offer, a Convertible Note Asset Sale Offer or a repurchase offer upon a Termination of Trading of the Common Shares of the Company pursuant to the terms of the Convertible Note Indenture.

         Not later than the date of making any Restricted Payment, any Investment made pursuant to clause (vi) of the previous paragraph, any dividend made pursuant to clause (vii) of the previous paragraph, and any redemption or repurchase made pursuant to clause (viii) of the previous paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment, dividend, Investment or redemption is permitted and setting forth the basis upon which any required calculations were computed, which calculations may be based upon the Company's or applicable Restricted Subsidiary's latest available financial statements.

         Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into an encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property or assets to the Company or any other Restricted Subsidiary of the Company, except: (a) any encumbrance or restriction existing as of the Issue Date pursuant to the Senior Note Indenture or the Senior Note Collateral Documents, the Convertible Note Indenture or the Convertible Note Collateral Documents, an agreement relating to the Revolving Credit Facilities or the Existing Indebtedness or any existing agreement listed on a schedule to the Senior Note Indenture or contained in the Telecommunications Asset Leases and the Intercompany Notes and the related collateral documents; (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or Property, so long as the encumbrances or restrictions in any such agreement related solely to the assets or Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof); (c) any encumbrances or restrictions relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or any Restricted Subsidiary (other than Indebtedness incurred by such Restricted Subsidiary in connection with or in anticipation of its acquisition), provided that the EBITDA of such Restricted Subsidiary is not taken into account in determining whether such acquisition is permitted by the terms of the Senior
Note Indenture; (d) any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are not materially more restrictive than the encumbrances and restriction contained in such agreements; (e) customary provisions restricting subletting or assignment of any lease of the Company or any Restricted Subsidiary or customary provisions in certain agreements that restrict the assignment of such agreement or any rights thereunder; (f) any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Restricted Subsidiary; and (g) any restriction on the sale or other disposition of assets or Property securing Indebtedness as a result of a Permitted Lien on such assets or Property permitted by the covenant described under "--Limitation on Liens."

         Limitation on Issuance and Sale of Preferred Stock of Restricted Subsidiaries

         The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or a Restricted Subsidiary (provided that the Leasing Companies and NWE Cyprus may not issue Preferred Stock to a Restricted Subsidiary), and (ii) shall not permit any Person other than the Company or a Restricted Subsidiary to own any Preferred Stock of any Restricted Subsidiary, except for (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales"; (b) Preferred Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary; (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; and
(d) any Disqualified Stock permitted to be issued under the covenant described under "--Limitation on Indebtedness".

         Transactions with Affiliates

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Property or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction complies with the other covenants of the Senior Note Indenture, (b) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate and (c) the Company delivers to the Senior Note Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors who have determined that such Affiliate Transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million, an opinion as to the fairness from a financial point of view to the Company or such Restricted Subsidiary issued by an investment banking firm of national standing, or in the case of a transaction involving a sale or transfer of assets subject to valuation such as real estate, an appraisal issue by a nationally recognized appraisal firm, together with an Officers' Certificate to the effect that such opinion complies with this clause

(ii); provided that the following shall not be deemed Affiliate Transactions:
(i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director of the Company or any Restricted Subsidiary approved by the Board of Directors and consistent with industry practice; (iii) transactions between or among the Company, its Wholly-Owned Restricted Subsidiaries or its majority-owned Restricted Subsidiaries (so long as no minority interest is owned by a Person which is otherwise an Affiliate, provided that the indirect beneficial ownership interest of Cable & Wireless in PeterStar will not be deemed to be such a minority interest so long as Cable & Wireless does not directly or indirectly own beneficially more than 11% of PeterStar);
(iv) transactions constituting Restricted Payments permitted by the covenant described under "--Restricted Payments"; and (v) transactions pursuant to contracts existing on the Issue Date and listed on a schedule to the Senior Note Indenture; and (vi) loans and advances to employees and officers of the Company or a Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, provided that the aggregate principal amount of all such loans and advances shall not exceed $500,000 at any one time outstanding.

         Restricted and Unrestricted Subsidiaries

         Both the Senior Note and the Convertible Note Indentures provide that the Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries, other than the Leasing Companies, NWE Cyprus, WTC and Technocom, as an Unrestricted Subsidiary, provided that (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to or obligates the Company or any Restricted Subsidiary in any way or (z) subjects any Property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingent or otherwise, to the satisfaction thereof, (ii) such Subsidiary does not have any obligations which, if in default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Restricted Subsidiary) and (iii) such Subsidiary has total assets of $50,000 or less or such designation is effective immediately upon such Person's becoming a Subsidiary. Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, held Capital Stock of a Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. Except for Restricted Subsidiaries' having total assets of $50,000 or less, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

         The Senior Note Indenture further provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Limitation on Indebtedness" and (ii) no Default or Event of Default under the Senior Note Indenture would occur.

         Subject to preceding paragraph in the case of the Senior Note Indenture, an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, which designation, in the case of the Senior Note Indenture, shall be made in compliance with the preceding paragraph, shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustees and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustees.

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
         Limitations on Line of Business

         The Senior Note Indenture provides that neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage to any substantial extent in any lines or lines of business activity other than the Telecommunications Business.

         Limitation on Sales of Telecommunications Asset Leases or Qualified Investments

         The Leasing Companies will not directly or indirectly transfer, convey, sell, lease or make any other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) of a Telecommunications Asset Agreement or any Qualified Investments.

         Reports

         The Senior Note Indenture and the Convertible Note Indenture provide that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual and other reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Notes, as their names and addresses appear in the applicable Note Register and to any Persons that request such reports in writing, without cost to such holders or Persons, and (ii) file with the applicable Trustee, copies of the annual and other reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

         Leasing Companies and NWE Cyprus

         The Senior Note Indenture and the Convertible Note Indenture provide that each Leasing Company shall at all times remain a special purpose U.S. or Cypriot corporation which is a Guarantor and a Wholly-Owned Restricted Subsidiary with corporate organizational documents containing certain limitations (including restrictions on the nature of the Leasing Company's business, the requirement of independent directors being on its Board of Directors, and a restriction on its ability to commence a voluntary case or proceeding under any applicable bankruptcy or insolvency law without the prior unanimous affirmative vote of all of its directors). NWE Cyprus shall at all times remain a Cypriot corporation and a Wholly-Owned Subsidiary.

         Technocom

         The Senior Note Indenture and the Convertible Note Indenture provide that Technocom may not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or otherwise change its domicile into any other jurisdiction (through a sale of assets or otherwise) unless Technocom or such Person, as the case may be, continues to be owned in an identical proportion and manner as Technocom is owned immediately prior to such consolidation or merger or change of domicile, the preferential $20 million dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed, there is no class of Capital Stock authorized having rights superior to the Technocom Preferred Stock after giving effect to such transaction or transactions, and such consolidation, merger, or other change of domicile does not adversely affect the perfection or priority of the Liens in the Technocom Preferred Stock.

         Collateral Agents

         The Senior Note Indenture and the Convertible Note Indenture provide that in the event that any collateral agent appointed on or before the Issue Date or thereafter in respect of one or more jurisdictions resigns or is terminated without the contemporaneous appointment of a new collateral agent in such jurisdiction or jurisdictions, the Company shall

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
procure or cause to be procured, within 45 days after the Senior Note Trustee or the Convertible Note Trustee, as the case may be, has given notice to the Company of such resignation or termination, a recognized financial institution, with capital of not less than $10 million, in such jurisdiction or jurisdictions, which the Senior Note Trustee or the Convertible Note Trustee may lawfully appoint as a collateral agent in respect of Senior Note Collateral or Convertible Note Collateral.

         WTC

         The Senior Note Indenture and the Convertible Note Indenture provide that, provided no Default or Event of Default has occurred and is continuing or would occur as a result of the following transaction, WTC may consolidate with or merge with NWE Cyprus or transfer all or substantially all of its assets to NWE Cyprus in connection with a winding-up or liquidation of WTC.

         CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

         The Indentures provide that the Company shall not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

                  (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of Canada or any province or political subdivision thereof or the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, or the United Kingdom or Bermuda and shall expressly assume, by a supplemental indenture and other appropriate Collateral Documents in form reasonably satisfactory to the applicable Trustee, the due and punctual payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, and Special Interest, if any, on all the Notes and the performance of the Company's covenants and obligations under the applicable Indenture and the related Collateral Documents;

                  (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default under the Senior Note Indenture or the Convertible Note Indenture, as applicable, shall have occurred and be continuing or would result therefrom;

                  (iii) in the case of the Senior Note Indenture only, immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or scenes of transactions) the Company (or the Surviving Entity, if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Operating Cash Flow Ratio text set forth in the applicable Indenture and described in the first paragraph of "--Limitation on Indebtedness";

                  (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (v) the Company (or the Surviving Entity, if the Company is not continuing) would not be subject to any materially adverse tax effect as a result of such transaction or series of transactions.

         In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by the preceding paragraph, the Company shall deliver, or cause to be delivered, to each Trustee, in form reasonably satisfactory to such Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture in respect thereto comply with the applicable Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         EVENTS OF DEFAULT

         Each of the following is an "Event of Default" under the Indentures (except where otherwise expressly indicated):

                  (a) default in the payment of interest (or Additional Amounts and Special Interest, if any) on, or any other amount due in respect of, any Note issued pursuant to such Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

                  (b) default in the payment of the principal of (or premium, if any, on) any Note issued pursuant to such Indenture at its Maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer, an Asset Sale Offer or, in the case of the Convertible Note Indenture, a repurchase offer upon a Termination of Trading of the Common Shares) or otherwise or the failure to make an offer to purchase any Note as required in such Indenture;

                  (c) in the case of the Senior Note Indenture, the Company fails to comply with any of its covenants or agreements contained in such Indenture and described in "--Limitation on Indebtedness", "--Limitation on Sale and Leaseback Transactions", "--Restricted Payments" or "--Collateral Agents", in the case of both Indentures, fails to perform or comply with the provisions described under "--Repurchase at the Option of Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer," or in the case of the Convertible Note Indenture, fails to perform or comply with the provisions described under "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading;"

                  (d) default in the performance, or breach, of any covenant or warranty of the Company in such Indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) or any Collateral Document and continuance of such Default or breach for a period of 45 days after written notice thereof has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding applicable Notes;

                  (e) in the case of the Convertible Note Indenture, the occurrence and continuance of an Event of Default under the Senior Note Indenture for a period of 15 days after written notice of the occurrence of such Event of Default has been given to the Company by the Convertible Note Trustee or a holder or holders of Convertible Notes, which notice states that such an event constitutes a Default under the Convertible Note Indenture;

                  (f) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

                  (g) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

                  (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Significant Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary, or ordering the winding-up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                  (i) (i) the commencement by the Company or any Significant Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Restricted Subsidiary; or (iii) the filing by the Company or any Significant Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary or the making by the Company or any Significant Restricted Subsidiary of an assignment for the benefit of creditors; or
         (v) the admission by the Company or any Significant Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary in furtherance of any such action;

                  (j) any related Guarantee or Collateral Document ceases to be in effect (except as otherwise permitted by such Indenture or the related Collateral Documents), or the Company or any Guarantor shall deny or disaffirm its obligations under its related Guarantee, any related Collateral Document or the applicable Notes, or the applicable Notes and/or the related Guarantees fail to be secured by any theretofore perfected security interests or liens in the Collateral (except as permitted by such Indenture or the related Collateral Documents), which in each circumstance continues for a period of 30 days after receipt of a written notice thereof from the Trustee to the Company, or from holders of at least 25% of the aggregate principal amount of such Notes then outstanding to the Company and the applicable Trustee;

                  (k) with respect to the Senior Note Indenture, a Change of Control described in clause (i) of "--Certain Definitions--Change of Control" occurs or, with respect to the Convertible Note Indenture, a Change of Control described in any of clauses (i), (ii) or (iii) of "--Certain Definitions--Change of Control" occurs; or

                  (l) if any assets of the Company or any of its Restricted Subsidiaries shall be nationalized, expropriated, declared forfeit or otherwise permanently taken by governmental action (the" Seized Assets"), and the book value of such Seized Assets (less the book value of the expropriation proceeds) shall constitute more than 15% of the book value, on a consolidated basis, of all of the Company's assets minus current assets as they are reported on the Company's most recent quarterly consolidated balance sheet.

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) above) occurs and is continuing, or if an Event of Default specified in clause (k) above occurs and is continuing and the Company fails to make the Change of Control Offer as described under "--Repurchase at the Option of the Holders upon a Change of Control", then and in every such case the applicable Trustee or the holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Senior Notes or the Convertible Notes, as the case may be, may declare the Default Amount of, premium, if any, and any accrued and unpaid interest (and Additional Amounts, if any, and Special Interest, if any) on all such Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the applicable Trustee if given by holders of such Notes), and upon any such declaration, all amounts payable in respect of the Senior Notes and the Convertible Notes, as the case may be, will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount of, premium if any, and any accrued and unpaid interest (and Additional Amounts, if any, and Special Interest, if any) on the Senior Notes or the Convertible Notes, as the case may be, then outstanding shall become immediately due and payable without any declaration or other act on the part of the applicable Trustee or any holder of such Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured, or waived by the holders of the relevant Indebtedness, within 60 days after such event of default. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled (A) if the Senior Notes have been repaid, (B) if the Event of Default under the Senior
Note Indenture triggering such Event of Default pursuant to clause (e) above shall be remedied or cured, or waived by the holders of the Senior Notes, or (C) if the Senior Notes have been accelerated, then the acceleration of the Senior Notes shall have been rescinded within 60 days of the occurrence of such Event of Default under the Senior Note Indenture, and, in the case of clauses (A), (B) or (C) above, the Senior Note Trustee so certifies to the Convertible Note Trustee, provided that any such event described in clause (A), (B) or (C) above must occur prior to the commencement of foreclosure proceedings or other enforcement proceedings with respect to the Convertible Note Indenture or any of the Convertible Note Collateral Documents. Until and including November 30, 1998, the "Default Amount" shall equal the Accreted Value of the Senior Notes and 100% of the principal amount at Stated Maturity of the Convertible Notes, as applicable. On or after December 1, 1998, the Default Amount shall equal 100% of the principal amount at Stated Maturity of the Senior Notes or the Convertible Notes, as applicable. Under certain circumstances, the holders of a majority in principal amount at Stated Maturity of the outstanding Senior Notes or the outstanding Convertible Notes, as applicable, by notice to the Company and the Trustee may rescind an acceleration and its consequences.

         The holders of a majority in aggregate principal amount at Stated Maturity of the Senior Notes or the outstanding Convertible Notes then outstanding, as applicable, by notice to the applicable Trustee may on behalf of the holders of all such Notes waive any existing Default or Event of Default under the applicable Indenture and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest (and Additional Amounts, if any, and Special Interest, if any) on, premium, if any, on or the principal of, such Notes. Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, the applicable Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to the provisions of the Senior Note Indenture or the Convertible Note Indenture, as the case may be, and applicable law, the holders of a majority in aggregate principal amount of the Senior Notes or the Convertible Notes, as applicable, at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred upon such Trustee.

         The Company is required to deliver to each Trustee annually a statement regarding compliance with the respective Indentures, and the Company is required within 5 days after becoming aware of any Default or Event of Default under the respective Indentures, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

         ABILITY TO REALIZE ON COLLATERAL

         The proceeds of any sale of the Senior Note Collateral in whole pursuant to the Senior Note Indenture and the related Senior Note Collateral Documents following an Event of Default may not be sufficient to satisfy payments due on, first, the Senior Notes and/or, second, the Convertible Notes. Similarly, the proceeds of any sale of Convertible Note Collateral in whole pursuant to the Convertible Note Indenture and the related Convertible Note Collateral Documents following an Event of Default may not be sufficient to satisfy payments due on, first, the Convertible Notes and/or, second, the Senior Notes. In addition, the ability of the holders of the Notes to realize upon the Collateral may be limited in the event of a bankruptcy or insolvency or pursuant to applicable laws, including securities laws.

         If an Event of Default occurs and is continuing and the Senior Notes or the Convertible Notes become payable in full, the applicable Trustee, on behalf of the holders of the Senior Notes or the Convertible Notes, as applicable, in addition to any other rights or remedies available to it under the Senior Note Indenture and the Senior Note Collateral Documents or the Convertible Note Indenture and the related Convertible Note Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Senior Note Collateral or Convertible Note Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by such Trustee from any such sale or foreclosure will be applied by such Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the applicable Indenture, and thereafter to pay amounts due and payable with respect to the applicable Notes.

         The right of the Senior Note Trustee or the Convertible Note Trustee to repossess and dispose of the Senior Note Collateral or the Convertible Note Collateral, as applicable, upon acceleration of the Senior Notes or the Convertible Notes, as applicable, is likely to be significantly impaired by applicable bankruptcy or insolvency law if a bankruptcy or insolvency proceeding were to be commenced by or against the Company or any Guarantor prior to or possibly even after such Trustee has repossessed and disposed of the Senior Note Collateral or the Convertible Note Collateral, as applicable. Under the United States Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable U.S. bankruptcy law generally permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional or replacement security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Senior Notes or the Senior Note Guarantees or under the Convertible Notes or the Convertible Note Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Senior Note Trustee or the Convertible Note Trustee would repossess or dispose of the Senior Note Collateral or the Convertible Note Collateral, as applicable, or whether or to what extent holders of the Senior Notes and the Convertible Notes would be compensated for any delay in payment or loss of value of the Senior Note Collateral or the Convertible Note Collateral, as applicable, through the requirements of "adequate protection." Furthermore, in the event that the bankruptcy court determines that the value of the Senior Note Collateral or the Convertible Note Collateral, as applicable, is not sufficient to repay all amounts due on the Notes, the holders of the Senior Notes or the Convertible Notes, as applicable, would have "undersecured claims." Applicable U.S. bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

         Under applicable Cypriot law, after the presentation of a winding up petition in respect of a Cyprus company any disposition of, including any attachment, sequestration, distress or execution against, property of such company or any transfer of shares or alteration in the status of members of such company is void unless approved by the court. The court has authority to authorize dispositions of property if such disposition would benefit creditors of such company. The liquidator of a company subject to winding up proceedings is required to take under his custody or control all property to which such company is or appears to be entitled. Subject to court approval, a creditor holding a lien, charge or other security interest in property of the company in liquidation may (a) realize the security and prove for any balance as an unsecured creditor, (b) estimate the value of its security and prove for the balance, in which event the liquidator may redeem the security at that value or require a sale of the applicable property, (c) surrender the security and prove as an unsecured creditor or (d) rely entirely on its security.

         Each of the Indentures contains a provision that, during the continuance of an Event of Default thereunder, the applicable Trustee will give no instructions to a collateral agent under any of the Senior Note Collateral Documents or the Convertible Note Collateral Documents, as the case may be, relating to Collateral outside of the United States until the holders of a majority in aggregate principal amount at Stated Maturity of the Senior Notes or holders of a majority in aggregate principal amount of the Convertible Notes, as the case may be, instruct the applicable Trustee to act or give instructions to a collateral agent to act. This procedure may delay the Trustees or any collateral agent from taking on a timely basis actions which are necessary or appropriate with regard to such Collateral.

         POSSESSION, USE AND RELEASE OF COLLATERAL

         All funds deposited in the Company Senior Note Escrow Account representing net proceeds of the Senior Notes constitute Collateral and will, at the direction of the Company except during the continuance of a Default or an Event of Default, be invested in Eligible Cash Equivalents. Up to $9 million of such funds may be utilized by the Company to make Qualified Investments if, in respect of each such Qualified Investment, (i) no Default or Event of Default under the Senior Note Indenture has occurred and is continuing or will occur as a result thereof, (ii) a Lien on such Qualified Investment is granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes and the benefit of the Convertible Note Trustee and the equal and ratable benefit of the holders of the Convertible Notes so long as the Convertible Notes remain outstanding to secure the Senior Notes, the Senior Note Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents and to secure the Convertible Notes and the other obligations of the Company and the Guarantors under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents; (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment; (iv) all licenses, registrations and permits required for such Qualified Investment and such Liens have been obtained; and
(v) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created therein. Pursuant to such provision, $9 million has been utilized by the Company, together with other borrowed funds, to acquire an additional 29.65% interest in Technocom. $8 million of the funds retained in the Company Senior Note Escrow Account may be advanced to Technocom pursuant to a short-term promissory note (the "Technocom Note"), if (i) no Default or Event of Default under either the Senior Note Indenture or the Convertible Note Indenture has occurred and is continuing, (ii) Technocom is utilizing such funds to make payments due under existing contracts, or contracts (including amendments to or extensions of existing contracts) to be entered into, for the purchase of Telecommunications Assets, (iii) such Telecommunications Assets are being made available by Technocom to Teleport-TP pursuant to a Telecommunications Asset Agreement between them, (iv) first priority Liens on (A) the Technocom Note have been or are contemporaneously granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes to secure the Senior Notes, the guarantees under the Senior Note Indenture and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents, and so long as the Convertible Notes remain outstanding, for the benefit of the Convertible Note Trustee and the holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company and the Guarantors under the Convertible
Note Indenture and the Convertible Note Collateral Documents, and (B) such Telecommunications Asset Agreement have been or are contemporaneously granted to the Company to secure the Technocom Note, (v) Teleport-TP has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Agreement and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized, and (vi) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the first priority Lien intended to be created therein and have been delivered to the Senior Note Trustee or the collateral agent. The remaining funds retained in the Company Senior Note Escrow Account are required to be utilized by the Company

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to purchase Capital Stock of the Leasing Companies, or to make intercompany loans to the Leasing Companies evidenced by Intercompany Notes, which will constitute Collateral, by transferring such funds to the applicable Leasing Company Escrow Accounts of such Leasing Companies, if (i) no Default or Event of Default under the Senior Note Indenture has occurred and is continuing or will occur as a result thereof, (ii) the applicable Leasing Company utilizes such funds (except for funds to be utilized for Qualified Investments to the extent permitted by the Senior Note Indenture) to purchase, or to collateralize a bona fide letter of credit in favor of the supplier thereof in connection with the purchase of, Telecommunications Assets and in connection therewith to pay associated freight, insurance, import and export license, customs, value added tax, installation and software license (provided that such license relates to software required to operate such Telecommunications Assets) costs required to be paid under, or in order to implement the contract(s) for the purchase of such Telecommunications Assets ("Associated Soft Costs") contemporaneously with such purchase of Capital Stock or intercompany loan, as applicable, from a supplier located in the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea, provided that the amount of such funds utilized to pay for Associated Soft Costs shall not be greater than 15% of the purchase price of the related Telecommunications Assets, and provided further that any funds utilized to collateralize such a letter of credit and not used to reimburse the issuer thereof shall, upon release of such funds, promptly be deposited in the Company Senior Note Escrow Account, (iii) the Leasing Company contemporaneously enters into a Telecommunications Asset Agreement covering such Telecommunications Assets with a Restricted Subsidiary or Qualified Joint Venture requiring such Restricted Subsidiary or Qualified Joint Venture to pay for such Telecommunications Assets and Associated Soft Costs, (iv) Liens on such Telecommunications Asset Agreement are granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes, to secure the Senior Notes, the Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents and to secure any applicable Intercompany Note and, so long as the Convertible Notes remain outstanding, for the benefit of the Convertible Note Trustee and the holders of the Convertible Notes, to secure the Convertible Notes and the Guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents; (v) the Restricted Subsidiary or Qualified Joint Venture that will be the lessee or purchaser under the applicable Telecommunications Asset Agreement has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Agreement and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized; and (vi) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created therein and have been delivered to the Senior Note Trustee or the collateral agent. All payments made by an investee, an obligor or a lessee to any Leasing Company in respect of any Qualified Investments or Intercompany Notes held by such Leasing Company or any Telecommunications Asset Agreement shall be promptly deposited, without commingling prior to such deposit, in the applicable Leasing Company Escrow Account and will also constitute Collateral and be subject to a first priority perfected Lien in favor of the Senior Note Trustee or a collateral agent and may be utilized (x) to purchase additional Telecommunications Assets for additional Telecommunications Asset Agreements if the following conditions are satisfied:
(i) no Default or Event of Default under the Senior Note Indenture has occurred and is continuing or will occur as a result thereof; (ii) the applicable Leasing Company utilized such funds to purchase such Telecommunications Assets from a supplier located in the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea ; (iii) the applicable Leasing Company contemporaneously enters into a Telecommunications Asset Agreement covering such Telecommunications Assets with a Restricted Subsidiary or a Qualified Joint Venture; (iv) Liens on such Telecommunications Assets and Telecommunications Asset Agreement are granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders to secure the Senior Notes, the Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Collateral Documents and to secure any applicable Intercompany Note; (v) the Restricted Subsidiary or Qualified Joint Venture that will be the lessee or purchaser under the applicable Telecommunications Asset Agreement has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Agreement; and (vi) appropriate Collateral Documents have been executed and delivered and properly recorded, registered or filed to the extent necessary to make effective to the fullest extent permitted by law the Lien intended to be created therein; (y) to pay when due the Accreted Value, premium, if any, on and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes; and (z) provided that an aggregate amount equal to the interest due on

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
the Senior Notes in the next succeeding 12 months (the "Minimum Amount") exclusive of amounts constituting the net proceeds of the Senior Notes or the Net Cash Proceeds of any Asset Sale (whether or not constituting Excess Proceeds or Aggregate Unused Proceeds) is in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts, which Minimum Amount may be utilized only for the purposes set forth in clauses (x) and (y) above, any amount in excess of such Minimum Amount may be invested by the Leasing Companies or the Company in Qualified Investments to the extent permitted by the Senior Note Indenture if, in respect of each such Qualified Investment, the following conditions are satisfied: (i) no Default or Event of Default under the Senior Note Indenture has occurred and is continuing or will occur as a result thereof; (ii) a Lien on the Qualified Investment is granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes, to secure the Senior Notes and the Guarantees under the Senior Note Indenture and to secure any applicable Intercompany Note; (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment; (iv) all licenses, registrations and permits required for such Qualified Investment and such Lien have been obtained; and (v) appropriate Collateral Documents have been executed and delivered and properly recorded, registered or filed to the extent necessary to make effective to the fullest extent permitted by law the Lien intended to be created therein. Any Telecommunications Assets purchased with the net proceeds of the Senior Notes that are subject to a Telecommunications Asset Agreement or a series of related Telecommunications Asset Agreements may not be transferred or shipped to the lessee or purchaser under the applicable Telecommunications Asset Agreement or Agreements or to a jurisdiction other than the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea unless the applicable lessee or purchaser has all licenses, registrations and permits necessary to operate such Telecommunications Assets and the Telecommunications Business for which such Telecommunications Assets are intended and the Company delivers to the Trustee a favorable opinion of counsel to such effect. With respect to any Telecommunications Assets not purchased with the net proceeds of the Senior Notes, up to $5 million of such Telecommunication Assets may be shipped or transferred to such lessee or purchaser at any time without such opinion of counsel being required but thereafter, on each occasion when $5 million in the aggregate of such Telecommunication Assets shall have been shipped or transferred, such opinion of counsel shall be delivered before any additional Telecommunication Assets may be shipped or transferred. See "--Certain Definitions--Permitted Investments."

         Although all Pledged Stock, all Intercompany Notes and all other instruments included in the Senior Note Collateral, including those representing Qualified Investments, will be delivered to and held by the Senior Note Trustee, unless and until an Event of Default under the Senior Note Indenture has occurred and is continuing, the Company and/or the Leasing Companies and/or other Restricted Subsidiaries, as applicable, shall be entitled to exercise any voting and consensual rights with respect to such Senior Note Collateral; provided that unless an Event of Default under the Senior Note Indenture has occurred and is continuing, the Company, the Leasing Companies or such other Restricted Subsidiaries will only be entitled to receive and retain free from the Liens of the Senior Note Collateral Documents payments made under such Intercompany Notes not evidencing loans to Leasing Companies and any instruments not constituting Pledged Stock of the Leasing Companies or Qualified Investments. Prior to payment in full of the Senior Notes in accordance with the terms of the Senior Notes and the Senior Note Indenture and the other obligations then due and owing under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents, any payments received on the Pledged Stock of the Leasing Companies and any Intercompany Notes evidencing loans of the net proceeds of the Senior Notes to the Leasing Companies will be retained in the Company Senior Note Escrow Account and utilized only to make payments on the Senior Notes. Any payments made under a Telecommunications Asset Agreement or received from a Qualified Investment will be retained in the applicable Leasing Company Escrow Account or the Company Senior Note Escrow Account and may be utilized to purchase additional Telecommunication Assets, to make payments on the Senior Notes or to make Qualified Investments if the applicable conditions set forth in the preceding paragraph are complied with. See "--Certain Definitions--Permitted Investments."

         In addition, funds or Eligible Cash Equivalents held in any Leasing Company Escrow Account may be loaned or advanced to any other Leasing Company Escrow Account or transferred to the Company Senior Note Escrow Account and, subject to the provisions of the Senior Note Indenture with respect to Investments of funds from the Company Senior Note Escrow Account to a Leasing Company Escrow Account, may be transferred from the Company Senior Note Escrow Account to any Leasing Company Escrow Account.

         The Senior Note Indenture and the Senior Note Collateral Documents provide that Senior Note Collateral may be released from the Liens created by the Senior Note Collateral Documents (a) upon payment in full of (i) the Senior Notes in accordance with the terms of the Senior Notes and the Senior Note Indenture and the other obligations then due and owing under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents, and (ii) the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Note Indenture and the other obligations then due and owing under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents; (b) with respect to inventory, upon the sale of such inventory in the ordinary course of business; (c) with respect to Senior Note Collateral sold or disposed of in an Asset Sale if such sale or other disposition is not prohibited under the Senior Note Indenture and if the Net Cash Proceeds of such sale or other disposition are applied as provided in the Senior Note Indenture (see "--Asset Sales"), or, after payment in full of the Senior Notes, the Convertible Note Indenture; (d) to the extent that a Lien is granted on such Senior Note Collateral pursuant to subsection (iv) of the definition of Permitted Liens (see "--Certain Definitions--Permitted Liens");
(e) with respect to amounts in the Company Senior Note Escrow Account or the Leasing Company Escrow Accounts consisting of Net Cash Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with the Senior Note Indenture, or, after payment in full of the Senior Notes, the Convertible Note Indenture; (f) with respect to amounts in the Company Senior Note Escrow Account or the Leasing Company Escrow Accounts constituting net proceeds of the Senior Notes if the procedures described in the second preceding paragraph are complied with; (g) with respect to other amounts in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts other than the Net Cash Proceeds of any Asset Sale, payments received on Pledged Stock of the Leasing Companies, Telecommunications Asset Agreements and Qualified Investments, if the procedures described in the preceding paragraphs are complied with; (h) with respect to Collateral that is Capital Stock of a Guarantor, if such Guarantor is released pursuant to the Senior Note Indenture, or after payment in full of the Senior Notes, the Convertible Note Indenture; and (i) with respect to any Intercompany Note not evidencing a loan of net proceeds of the Senior Notes to the Leasing Companies, upon the repayment, forgiveness or other termination of such note; provided that all such releases described above are in compliance with the Trust Indenture Act.

         Although all Technocom Preferred Stock and all other instruments included in the Convertible Note Collateral, including those representing Qualified Investments, will be delivered to and held by the Convertible Note Trustee, unless and until an Event of Default under the Convertible Note Indenture has occurred and is continuing, the Company shall be entitled to exercise any voting and consensual rights with respect to such Convertible Note Collateral. Prior to payment in full of the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Note Indenture and the other obligations then due and owing under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents, any payments received on any Convertible Note Collateral, including on the Technocom Preferred Stock or in respect of any Qualified Investments or Intercompany Notes that constitute Convertible Note Collateral, shall be promptly deposited, without commingling prior to such deposit, in the Company Convertible Note Escrow Account and will also constitute Convertible Note Collateral and be subject to a first priority perfected Lien in favor of the Convertible Note Trustee and the holders of the Convertible Notes and a second perfected Lien in favor of the Senior Note Trustee and the holders of the Senior Notes for the benefit of, first, the Senior Note Trustee and the holders of the Senior Notes. All funds deposited in the Company Convertible Note Escrow Account shall be invested at the direction of the Company, except during the continuance of a Default or an Event of Default, and at the direction of the Convertible Note Trustee during the continuance of a Default or an Event of Default, in Eligible Cash Equivalents pursuant to the terms and conditions of and in the manner provided for in the Company Convertible Note Escrow Account Agreement. Funds or Eligible Cash Equivalents in the Company Convertible Note Escrow Account may be utilized (i) to pay when due principal of, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Convertible Notes; or (ii) to make Qualified Investments if such Qualified Investments are made in a manner which complies with the immediately following sentence; or (iii) to make an intercompany loan to a Leasing Company evidenced by an Intercompany Note (which will constitute Convertible Note Collateral), so long as such Leasing Company thereafter utilizes the funds received to make Qualified Investments in a manner which complies with the immediately following sentence. A Qualified Investment shall be deemed to have been made in compliance with this paragraph if, in respect of such Qualified Investment, the following conditions are satisfied: (i) no Default or Event of Default under the Convertible Note Indenture has occurred and is continuing, or will occur as a result thereof; (ii) a Lien on the Qualified Investment is granted to the Convertible Note

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
Trustee or a collateral agent for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the holders of the Convertible Notes and the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes so long as the Senior Notes are outstanding to secure the Notes, the Guarantees and the other Obligations of the Company and the Guarantors under the Convertible Note Indenture and the other Collateral Documents and, on a junior basis, to secure any applicable Intercompany Note and to secure the Senior Notes and the other obligations of the Company and the Guarantors under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents; (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment; (iv) all licenses, registrations and permits required for such Qualified Investment and such Liens have been obtained; and
(v) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created therein. See "-- Certain Definitions--Permitted Investments."

         The Convertible Note Indenture and the Convertible Note Collateral Documents provide that Convertible Note Collateral may be released from the Liens created by the Convertible Note Collateral Documents (a) upon payment in full of the Convertible Notes or upon conversion of all of the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Note Indenture and the other obligations then due and owing under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents, and upon payment in full of the Senior Notes in accordance with the terms of the Senior Notes and the Senior Note Indenture and the other obligations then due and owing under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents; (b) with respect to inventory, upon the sale of such inventory in the ordinary course of business; (c) with respect to Convertible Note Collateral sold or disposed of in an Asset Sale if such sale or other disposition is not prohibited under the Convertible Note Indenture and if the Net Cash Proceeds of such sale or other disposition are applied as provided in the Convertible Note Indenture (see "--Asset Sales"), or after payment in full or conversion of the Convertible Notes, the Senior Note Indenture; (d) with respect to amounts in the Company Convertible Note Escrow Account consisting of Net Cash Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with the Convertible Note Indenture or after payment in full or conversion of the Convertible Notes, the Senior Note Indenture; (e) with respect to payments received on Technocom Preferred Stock, if the procedures described in the preceding paragraph are complied with; and (f) with respect to any Intercompany Note from the Leasing Companies, upon the repayment, forgiveness or other termination of such note; provided that all such releases described above are in compliance with the Trust Indenture Act.

         In the event of any Asset Sale that involves any Senior Note Collateral or involves Telecommunications Assets subject to a Telecommunications Asset Agreement, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from such Asset Sale to be deposited in the Company Senior Note Escrow Account or a Leasing Company Escrow Account, as applicable, on or before the Business Day following the fifth Business Day on which such Net Cash Proceeds are received by the Company or such Restricted Subsidiary. Similarly, in the event of any Asset Sale that involves Convertible Note Collateral, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from such Asset Sale to be deposited in the Company Convertible Note Escrow Account on or before the Business Day following the fifth Business Day on which such Net Cash Proceeds are received by the Company or such Restricted Subsidiary. In the event that the Company or the relevant Restricted Subsidiary engages in an Asset Sale with respect to any Senior Note Collateral or Convertible Note Collateral which is permitted by the applicable Indenture and the related Collateral Documents (or the Company designates a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable Indenture), the applicable Trustee shall execute and deliver such documents as requested by the Company to evidence the release of the Liens of the applicable Collateral Documents on the assets subject to the Asset Sale or on the assets owned by such Unrestricted Subsidiary, as applicable. The proceeds of such Collateral or such Telecommunications Assets (including any earnings thereon) may be released from the applicable Escrow Account in order to, and in only such amount as is required to, (a) pay the principal amount of the Notes tendered pursuant to an applicable Asset Sale Offer; or (b) purchase Replacement Assets or Replacement Telecommunications Assets, as applicable, to the extent permitted by the covenant "--Asset Sales" (as provided under "--Asset Sales," in which case the proceeds of such Senior Note Collateral or Convertible Note Collateral may be released to the Company, the Guarantor or Restricted Subsidiary, as applicable, if such proceeds are to be used

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
in accordance with the applicable Indenture); provided, that upon consummation of such Investment or purchase the applicable Trustee shall have received a first priority fully perfected security interest and the other Trustee shall have received a second priority fully perfected security interest, subject to Permitted Liens, in the Property or assets acquired by the Company or any of its Restricted Subsidiaries in connection therewith or in the case of Replacement Telecommunications Assets, in the relevant Telecommunications Asset Lease. See "--Asset Sales."

         The disposition of inventory in the ordinary course of the Company's and Guarantors' businesses, as applicable, may be made without delivery to the applicable Trustee of certificates required by the Trust Indenture Act. However, in lieu thereof, the Company will be required to deliver semi-annual Officers' Certificates to the effect that all such dispositions have been made in the ordinary course of the applicable Company's or Guarantors' business and that the proceeds therefrom have been applied in a manner permitted by the respective Indentures. The Trustees shall, in the absence of negligence or bad faith on its part, be entitled to rely on Officers' Certificates and opinions of counsel with respect to the Company's and the Guarantors' compliance with the Collateral release provisions of the respective Indentures.

         The release of any Senior Note Collateral from the terms of the Senior Note Collateral Documents, or the release, in whole or in part, of the Liens created by the Senior Note Collateral Documents, will not be deemed to impair the security under the Senior Note Indenture in contravention of the provisions thereof and of the Senior Note Collateral Documents if and to the extent that the Senior Note Collateral is released pursuant to the Senior Note Indenture and the Senior Note Collateral Documents. In connection with the release of Senior Note Collateral, the Senior Note Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act to permit such release. The release of any Convertible Note Collateral from the terms of the Convertible Note Collateral Documents, or the release, in whole or in part, of the Liens created by the Convertible Note Collateral Documents, will not be deemed to impair the security under the Convertible Note Indenture in contravention of the provisions thereof and of the Convertible Note Collateral Documents if and to the extent that the Convertible Note Collateral is released pursuant to the Convertible Note Indenture and the Convertible Note Collateral Documents. In connection with the release of Convertible Note Collateral, the Convertible Note Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act to permit such release.

         AMENDMENT, SUPPLEMENT AND WAIVER

         The Company, the Guarantors and the Senior Note Trustee or the Convertible Note Trustee, as applicable, may, at any time, and from time to time, without notice to or consent of any holder of the Senior Notes or any holder of the Convertible Notes, as applicable, enter into one or more indentures supplemental to the Senior Note Indenture or the Convertible Note Indenture, as the case may be in form satisfactory to the applicable Trustee,
(1) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants and obligations of the Company in such Indenture, such Notes and the related Collateral Documents and the Guarantors in the applicable Guarantees, such Indenture and the related Collateral Documents; (2) to add to the covenants of the Company, for the benefit of the holders of the Notes, or to surrender any right or power conferred upon the Company or the Guarantors by such Indenture or the related Collateral Documents; (3) to add any additional Events of Default;
(4) to provide for uncertificated Notes in addition to or in place of certificated Notes; (5) to evidence and provide for the acceptance of appointment under such Indenture of a successor Trustee; (6) to add additional security for such Notes and/or such Guarantees; (7) to cure any ambiguity in such Indenture or the related Collateral Documents, to correct or supplement any provision in such Indenture or the related Collateral Documents which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under such Indenture or the related Collateral Documents; provided that such actions shall not adversely affect the interests of the holders in any material respect; (8) to make provision with respect to the conversion rights of the holders of the Convertible Notes in the event of a consolidation, merger or sale of assets involving the Company, as required by the Convertible Note Indenture; or (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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
         With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Senior Notes or Convertible Notes, the Company, the Guarantors and the Senior Note Trustee or the Convertible Note Trustee, as applicable, may enter into one or more indentures supplemental to the Senior Note Indenture or the Convertible Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Indenture or modifying in any manner the rights of the holders; provided that no such supplemental indenture shall, without the consent of the holder of each outstanding Senior Note or Convertible Note, as the case may be: (1) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or Convertible Note, or reduce as applicable, the principal amount (including, in the case of the Senior Notes, the Accreted Value at any time) thereof (or premium, if any), or the interest (including Additional Amounts, if any, or Special Interest, if any) thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or Convertible Note, as applicable, or any premium or interest (including Additional Amounts, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;
(2) reduce the percentage in principal amount of the outstanding Senior Notes or Convertible Notes, the consent of whose holders is required for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Senior Note Indenture or the Senior Collateral Documents or certain Defaults thereunder, or the provisions of the Convertible Note Indenture or the Convertible Note Collateral Documents or certain Defaults thereunder; (3) modify any of the provisions of the Indentures relating to the waiver of defaults, except to increase the percentage set forth therein or to provide that certain other provisions of the Indentures cannot be amended or waived without the consent of the holder of each outstanding Note affected thereby; or (4) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Senior Note Guarantees to any other Indebtedness other than senior indebtedness; or (5) modify any provision of either Indenture relating to the obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of an Asset Sale; or (6) make any change in the subordination provisions of either the Senior or the Convertible Notes that would adversely affect the holders of such Notes; (7) adversely affect the right of the holders of Convertible Notes to convert such Convertible Notes; (8) modify the obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales or, in the case of a Termination of Trading of the Common Stock of the Company, the obligation of the Company to make an offer to repurchase the Convertible Notes; (9) modify any provision of this paragraph (except to increase any percentage set forth herein); or (10) amend, supplement or otherwise modify the provisions of the applicable Indenture relating to the Guarantees.

         The holders of not less than a majority in principal amount at Stated Maturity of the outstanding Senior Notes or the Convertible Notes, as the case may be, may, on behalf of the holders of all the Senior Notes or the Convertible Notes, as the case may be, waive any past Default under the applicable Indenture and its consequences, except Default in the payment of the principal of (or premium, if any) or interest on any Senior Notes or Convertible Notes, as the case may be, or in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Senior Note or Convertible Note affected.

         It shall not be necessary for any act of holders to approve the particular form of any proposed supplement indenture, but it shall be sufficient if such act shall approve the substance thereof. Notwithstanding the foregoing, so long as the Convertible Notes are outstanding and the Convertible Note Indenture has not been satisfied and discharged, the Senior Note Trustee, and so long as the Senior Notes are outstanding and the Senior Note Indenture has not been satisfied, the Convertible Note Trustee, shall not cause to become effective a supplemental indenture (i) amending any Collateral Documents unless a supplemental indenture to the applicable Indenture making the same amendment to such Collateral Document becomes simultaneously effective, or (ii) amending either the provisions relating to "Asset Sales" or "Possession, Use and Release of Collateral" in any Indenture unless a supplemental indenture to the other Indenture making the same amendment to the comparable provisions of the other Indenture, as the case may be, becomes simultaneously effective.

         SATISFACTION AND DISCHARGE OF THE INDENTURES, DEFEASANCE

         The Company may terminate its obligations and the obligations of the Guarantors to the holders of the Senior Notes under the Senior Notes, the Senior
Note Indenture, the Senior Note Guarantees and the Senior Note Collateral

Documents when (i) either (A) all outstanding Senior Notes have been delivered to the Senior Note Trustee for cancellation or (B) all such Senior Notes not theretofore delivered to the Senior Note Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Senior Note Trustee for the giving of notice of redemption by the Senior Note Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Senior Note Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Additional Amounts, if any, and Special Interest, if any) to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums then due and payable by the Company to the holders of the Senior Notes under the Senior
Note Indenture; and (iii) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the Senior Note Indenture. The Company may also terminate its obligations and the obligations of the Guarantors to the holders of the Convertible Notes under the Convertible Notes, the Convertible Note Indenture, the Convertible Note Guarantees and the Convertible Note Collateral Documents when (i) either (A) all outstanding Convertible Notes have been delivered to the Convertible Note Trustee for cancellation or (B) all such Convertible Notes not theretofore delivered to the Convertible Note Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Convertible Note Trustee for the giving of notice of redemption by the Convertible Note Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Convertible Note Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Convertible Notes not theretofore delivered to the Convertible Note Trustee for cancellation, for principal of (premium, if any, on) and interest (including Additional Amounts, if any, and Special Interest, if
any) to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums then due and payable by the Company under the Convertible Note Indenture; and (iii) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture; provided that notwithstanding the provisions above, the holders of the Convertible Notes will retain their conversion rights until the applicable redemption date.

         The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Senior Notes or the Convertible Notes, as the case may be, and the respective Indentures, Guarantees and Collateral Documents shall cease to be of further effect as to all outstanding Senior Notes or the Convertible Notes, as the case may be, (except as to (i) rights of registration of transfer, substitution and exchange of Senior Notes or the Convertible Notes, as the case may be, and the Company's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest (including Additional Amounts and Special Interest, if applicable) on the Senior Notes or the Convertible Notes, as the case may be, (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights of the holders with respect to such amounts, (iii) the rights, obligations and immunities of the applicable Trustee under the applicable Indenture, (iv) conversion rights under the Convertible Note Indenture, and (v) certain other specified provisions in the applicable Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the applicable Trustee, in trust for the benefit of the holders, at any time prior to the Stated Maturity of the Senior Notes or the Convertible Notes, as the case may be, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of such Notes, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, and interest (including Special Interest, if applicable) on, such Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the applicable Indenture and of such Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the applicable Trustee of an opinion of outside counsel acceptable to such Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) the Company's deposit will not result in the trust or such Trustee being subject to regulation under the Investment Company Act of 1940.

         THE TRUSTEE

         The Bank of New York is the Trustee under each Indenture and its current address is 101 Barclay Street, Floor 21 West, New York, New York 10286.

         The holders of not less than a majority in principal amount of the outstanding Senior Notes or Convertible Notes, as applicable, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. Except during the continuance of an Event of Default under the Indentures, the Trustees will perform only such duties as are specifically set forth in the Indentures. The Indentures provide that in case an Event of Default thereunder shall occur (which shall not be cured or waived), the Trustees will be required, in the exercise of their respective rights and powers under the Indentures, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustees will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of the Senior Notes or Convertible Notes, as applicable, unless such holders shall have offered to the Trustees indemnity satisfactory to it against any loss, liability or expense.

         NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
         STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or of any Guarantor. By accepting a Note each holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such holder. The waiver and release expressed in this paragraph are part of the consideration for issuance of the Notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

         TRANSFER AND EXCHANGE

         A holder may transfer or exchange Notes in accordance with the applicable Indentures. The Company, the Registrars and the Trustees may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the applicable Indentures.

         CONSENT TO JURISDICTION AND SERVICE

         Each Indenture provides that the Company and each Guarantor will irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process in any suit, action or proceeding with respect to such Indenture, the related Guarantees and the related Collateral Documents, and that any such action may be brought in any federal or state court located in New York County and that the Company and each Guarantor will submit to the jurisdiction of such courts.

         WAIVER OF IMMUNITY

         Except as provided in the final sentence of this paragraph, the Senior Notes Indenture, the Senior Notes, the Senior Notes Guarantees and the Senior Notes Collateral Documents, and the Convertible Notes Indenture, the Convertible Notes, the Convertible Note Guarantees and the Convertible Note Collateral Documents, each include a waiver of sovereign immunity in which the Company and each Guarantor agree to waive any defense of foreign sovereign immunity from jurisdiction, attachment in aid of execution and execution to which it might otherwise be entitled in any action or proceeding related to the Senior Note Indenture, the Senior Notes, the Senior Note Guarantees and the Senior Note Collateral Documents, and the Convertible Notes Indenture, the Convertible Notes, the Convertible Note Guarantees and the Convertible Note Collateral Documents. Notwithstanding the foregoing, the Company and each Guarantor will not waive any immunity from attachment prior to judgment to which they may now or hereafter be entitled.

         GOVERNING LAW

         The Senior Note Indenture, the Senior Notes, the Senior Note Guarantees and the Senior Note Collateral Documents, and the Convertible Note Indenture, the Convertible Notes, the Convertible Note Guarantees and the Convertible Note Collateral Documents, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         CURRENCY INDEMNITY

         The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Senior Notes, the Senior Note Guarantees, the Senior Note Indenture and the Senior Note Collateral Documents, and under or in connection with the Convertible Notes, the Convertible Note Guaranties, the Convertible Note Indenture and the Convertible Note Collateral Documents, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of a judgment or order of a court of any jurisdiction or the enforcement thereof, in the winding-up or dissolution of the Company or any Guarantor or otherwise) by the Trustee or any holder of Notes in respect of any sum expressed to be due to it from the Company or such Guarantor shall only constitute discharge of the Company or such Guarantor to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery (or, if it is not practicable to make such purchase on such date; provided that such purchase shall be made on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the U.S. Dollar amount expressed to be due to such recipient under any Note, the Company or such Guarantor shall indemnify such recipient against any loss sustained by it as a result and, in any event, the Company or such Guarantor shall indemnify such recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for any such recipient to certify that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable). To the extent permitted by applicable law, these indemnities constitute a separate and independent obligation from the other obligations of the Company or any Guarantor's other obligations and shall give rise to a separate and independent cause of action in favor of the Trustee or any holder of Notes, as the case may be.

         CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indentures, except where the context otherwise indicates. Reference is made to the Indentures for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

         "Accreted Value" of any outstanding Senior Note as of or to any date of determination prior to December 1, 1998 shall mean an amount equal to the sum of
(i) the issue price of such Note as determined in accordance with Section 1273 of the Code, plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Note (a) for each six-month or shorter period ending June 1 or December 1 prior to the date of determination and (b) for the shorter period, if any, from the end of such immediately preceding six-month or shorter period, as the case may be, to the date of determination plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of
Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest). On or after December 1, 1998, the Accreted Value of any outstanding Senior Note will equal the principal amount of such Note.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the assets and property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under any of its Guarantees, of such Guarantor at such date.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided that, except for purposes of provisions relating to determining outstanding Notes, the payment of Notes and the release of Guarantors, neither the Company nor any of its Wholly-Owned Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with," and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, further, that beneficial ownership of 10% or more of the Voting Stock of a Person (on a fully diluted basis) shall be deemed to be control.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, amalgamation or merger) by such Person or any of its Restricted Subsidiaries to any Person other than to such Person or a Restricted Subsidiary of such Person, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of (a) Capital Stock of or other equity interests in any Restricted Subsidiary (other than director's qualifying shares), (b) all or substantially all of the assets of any division or line of business of such Person or of any of the Restricted Subsidiaries or (c) of Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $1 million, other than (i) a Disposition of Property in the ordinary course of business consistent with industry practice, (ii) a Disposition of Eligible Cash Equivalents, (iii) a Disposition that constitutes a Restricted Payment under the Senior Note Indenture that is permitted under "--Restricted Payments", (iv) a Disposition by Technocom of all of its assets and liabilities to a newly-formed corporation organized in a jurisdiction other than Ireland formed to acquire such assets and owned in a substantially identical proportion and manner (and the preferential $20 million dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed) as Technocom is owned immediately prior to such Disposition and such Disposition does not adversely affect the perfection or priority of the Liens in the Technocom Preferred Stock, (v) a Disposition by WTC of its interest in BECET to NWE Cyprus, in connection with a winding-up or liquidation of WTC, and (vi) a Disposition by the Company in connection with a transaction permitted pursuant to Article V hereof, the Company in connection with a transaction permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer", and
(vi) a Disposition by PLD Leasing pursuant to the Supplemental Indenture of substantially all of its assets to a newly-formed Leasing Company formed under the laws of one of the United States of America."

         "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

         "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

         "Board of Directors" means the Board of Directors of the Company or any Guarantor or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash or Eligible Cash Equivalents; provided that with regard to an Asset Sale, any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or the Senior Note Guarantees, or the Convertible Notes or the Convertible Note Guarantees) which are assumed by the transferee of any such assets and from which the Company and such Restricted Subsidiary are completely released shall be deemed Cash Proceeds.

         "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease, whether direct or indirect, of all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries taken as a whole to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any Wholly-Owned Restricted Subsidiary of the Company) shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Collateral" means collectively the Senior Note Collateral and the Convertible Note Collateral.

         "Collateral Documents" means collectively the Senior Note Collateral Documents and the Convertible Note Collateral Documents.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Disqualified Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Disqualified Stock times a fraction, the numerator of which is the amount of such dividend requirements, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication,
(i) all items classified as extraordinary, unusual or nonrecurring, (ii) for any Person (the "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) any net income of such other Person, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan,
(v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, and (vii) with regard to a non-Wholly-Owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-Wholly-Owned Restricted Subsidiary's net income (or loss).

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

         "Convertible Note Collateral" means all "collateral" referred to in the Convertible Note Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and the holders of the Convertible Notes and, if the Senior Notes are outstanding and the Senior
Note Indenture so requires, for the benefit of the Senior Note Trustee and the holders of the Senior Notes, but Convertible Note Collateral shall not include Senior Note Collateral.

         "Convertible Note Collateral Documents" means the Company Convertible Note Security and Pledge Agreement among the Company, the Convertible Note Trustee, the Senior Note Trustee and the collateral agent named therein, the Company Convertible Note Escrow Account Agreement among the Company, the Convertible Note Trustee, the Senior Note Trustee and the escrow agent named therein, and/or any other document creating a Lien that secures the Convertible Notes other than the Senior Note Collateral Documents.

         "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the date on which the Notes mature.

         "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense of such Person and its consolidated Subsidiaries, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, to the extent reflected in such income statement, any noncash credits that had the effect of increasing Consolidated Net Income of such Person for such period. This definition of EBITDA is used only for the purpose of this Description of the Senior Notes and the Senior Note Indenture.

         "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit, or Eurodollar deposits of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within ninety days after the date of acquisition thereof and, at the time of acquisition having a rating of A or better from Standard & Poor's or A-2 or better from Moody's, (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500 million and commercial paper issued by non-bank issuers rated A-1 by Standard & Poor's or P-1 by Moody's and in each case maturing within 270 days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500 million, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500 million, (viii) investments in money market funds substantially all of whose assets

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comprise securities of the types described in clauses (i) through (vi), and (ix)
with respect to a Restricted Subsidiary conducting operations in the Russian Federation or Kazakhstan, demand deposits, certificates of deposit and bank promissory notes denominated in Russian Roubles or Kazakh Tenge, as the case may be, and used for ordinary course of business operations by such Restricted Subsidiary solely in the jurisdiction where such Restricted Subsidiary does business.

         "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

         "Existing Indebtedness" means Indebtedness outstanding on the date of the Senior Note Indenture (other than Indebtedness under the Revolving Credit Facilities or permitted by in clauses (j) or (k) of the second paragraph of "-- Limitation on Indebtedness") and disclosed in a schedule attached to the Senior
Note Indenture.

         "Fair Market Value" means, with respect to any asset or Property, the net sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a Restricted Subsidiary, as applicable.

         "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indentures shall utilize GAAP as in effect on the Issue Date.

         "guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "guaranteed", "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing).

         "Guarantees" means collectively the Senior Note Guarantees and the Convertible Note Guarantees.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease

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
Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of the Senior Notes outstanding at any date, the amount of such Senior Notes shall be the Accreted Value thereof as of such date unless cash interest has commenced to accrue pursuant to the Senior
Note Indenture, in which case the amount of the Senior Notes outstanding will be determined pursuant to the Senior Note Indenture and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof.

         "Indebtedness to Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the four preceding fiscal quarters for which financial information is available immediately prior to the date of determination; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Indebtedness to Operating Cash Flow Ratio would have the effect of increasing or decreasing Indebtedness or EBITDA in the future, Indebtedness or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such four fiscal quarter period or (z) if during such four fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such four fiscal quarter period.

         "Intercompany Notes" means a promissory note representing Indebtedness of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary, which, if representing a loan of net proceeds of the Senior Notes to a Leasing Company, shall have substantially the same Maturity as the Senior Notes and substantially the same interest payment dates, the same interest rate and substantially the same covenants as are contained in the Senior Note Indenture and the Senior Note Collateral Documents and shall be secured by the applicable Telecommunications Asset Agreements and by the applicable Qualified Investments.

         "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in interest rates.

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
         "International Vendor Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary other than the Leasing Companies or NWE Cyprus incurred or assumed in connection with the purchase within 180 days of such incurrence or assumption of Property or assets to be used in the business of such Person or any of its Restricted Subsidiaries in the Russian Federation or Kazakhstan; provided that the net cash proceeds from the issuance of such Indebtedness do not exceed 100% of the lesser of the cost or Fair Market Value of the Property or assets constructed or acquired.

         "Inventory" means, with respect to any Person, all present or future inventory in which a Person has any interest, including goods, wares and merchandise held for sale or lease or leased or furnished or to be leased or furnished under a contract of service and all of a Person's present and future raw materials, work in process, finished goods, parts, components, assemblies, and packing and shipping materials, wherever located, and documents of title representing any of the above.

         "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, guarantee of any Indebtedness of, or extension of credit or capital contribution to, such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. The amount of an Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decrease in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the Senior Notes or the Convertible Notes are first authenticated and delivered under the Senior Note Indenture or the Convertible Note Indenture, being June 12, 1996.

         "Joint Venture" means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by the Company; provided that the Telecommunications Business of such Person is principally conducted in the Russian Federation and/or Kazakhstan.

         "Leasing Company" means a special purpose corporation formed under the laws of Cyprus or one of the United States of America which is a Guarantor and a Wholly-Owned Restricted Subsidiary organized for the limited purpose of (i) acquiring Telecommunications Assets and leasing or selling them pursuant to Telecommunications Asset Agreements to Restricted Subsidiaries in transactions in which the monetary consideration for such Telecommunications Assets is paid immediately or payable over time by such Restricted Subsidiaries and/or (ii) making Qualified Investments.

         "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in the applicable Indenture, whether at Stated Maturity, on the Change of Control Payment Date or purchase date established pursuant to the terms of the applicable Indenture with regard to a Change of Control Offer, an Asset Sale Offer or an offer to repurchase upon Termination of Trading of the Common Shares of the Company, as applicable, or by declaration of acceleration, call for redemption or otherwise.

         "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds (other than any liabilities assumed by the transferee constituting Cash Proceeds

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
referred to in the proviso contained in the definition of "Cash Proceeds" set forth above) received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the Indenture.

         "Obligors" means the Company and the Guarantors, collectively; "Obligor" means any of the Obligors, singly.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, a Guarantor or a Restricted Subsidiary, as applicable, and delivered to a Trustee, which shall comply with the applicable Indenture.

         "Permitted Holders" means Cable and Wireless plc, Navona Communications Corporation Ltd. and Dominion Resources Inc. and their respective Affiliates (other than the Company and the Restricted Subsidiaries).

         "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Wholly-Owned Restricted Subsidiary or any Person as a result of which such Person becomes a Wholly-Owned Restricted Subsidiary, provided that the aggregate amount of Investments in non-Guarantor Wholly-Owned Subsidiaries shall be $1 million reduced by any repayments of loans or advances, return of capital or other distributions of Property but only to the extent that such repayments, returns or distributions are not included in the calculation of Consolidated Net Income of the Company); (iv) Investments pursuant to certain agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments, and disclosed in a schedule attached to the Senior Note Indenture; (v) Investments in the Leasing Companies of funds constituting the net proceeds of the Senior Notes; (vi) Investments in Restricted Subsidiaries and Qualified Joint Ventures by the Leasing Companies; provided that such Investments shall be made as Telecommunications Asset Agreements; (vii) Qualified Investments, if (a) such Qualified Investments are made with no more than $9 million of net proceeds of the Senior Notes contained in the Company Senior Note Escrow Account or in Leasing Company Escrow Accounts, and are otherwise made in compliance with the applicable conditions contained in the first paragraph of "--Possession, Use and Release of Collateral", (b) such Qualified Investments are made with funds in the Leasing Company Escrow Accounts or, if applicable, the Company Senior Note Escrow Account not representing net proceeds of the Senior Notes in compliance with the applicable conditions contained in the first paragraph of "--Possession, Use and Release of Collateral," provided that the aggregate amount of Qualified Investments constituting Capital Stock or other equity pursuant to this clause (b) shall be $5 million reduced by any return of capital or other distributions of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (c) such Qualified Investments are made directly by the Company with the proceeds of distributions, dividends or payments by Technocom to the Company or loans by Technocom to the Company, or are utilized by the Company to make an intercompany loan to a Leasing Company evidenced by an Intercompany Note (which will constitute Convertible Note Collateral), which Leasing Company thereupon shall make such Qualified Investments with the

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
proceeds of such Investment by the Company so long as such Qualified Investments are made in compliance with the conditions in the second proviso in the sixth paragraph in "--Possession, Use and Release of Collateral", provided that the aggregate amount of Qualified Investments constituting Capital Stock or other equity that pursuant to this clause (c) shall be $5 million reduced by any return of capital or other distribution of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (d) such Qualified Investment is Capital Stock of a Restricted Subsidiary, which Investment has the effect of increasing the percentage of ownership interest of the Company or a Restricted Subsidiary in Capital Stock of such Restricted Subsidiary, or (e) such Qualified Investment is in a Person that as a result of such Qualified Investment becomes a Restricted Subsidiary of the Company; (viii) Investments by Restricted Subsidiaries which are lessees or buyers of Telecommunications Assets under Telecommunications Asset Agreements in transactions in which the monetary consideration for such Telecommunications Assets is paid immediately or is payable over time, provided that such Investments shall be made as a sublease or installment sale of the Telecommunications Assets subject to the Telecommunications Asset Agreement to which such Restricted Subsidiary is a party as lessee or buyer; (ix) Investments in Restricted Subsidiaries, provided that such Investments in excess of an aggregate principal amount of $5 million shall be made as loans evidenced by Intercompany Notes or such Investments are Technocom Preferred Stock and are made with funds constituting proceeds of the Senior Notes; (x) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (xi) Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (xii) Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by the terms of the Senior Note Indenture to be outstanding; (xiii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"; and (xiv) Investments in existence on the Issue Date.

         "Permitted Liens" means (i) Liens created by the Senior Note Indenture and the Senior Note Collateral Documents or that otherwise secure the payment of the Senior Notes or the Senior Note Guarantees, and liens created by the Convertible Note Indenture or the Convertible Note Collateral Documents or which otherwise secure the payment of the Convertible Notes or the Convertible Note Guarantees; (ii) Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any Property or assets of the Company or any of its Restricted Subsidiaries other than the Property or assets subject to the Liens prior to such merger or consolidation; (iii) Liens on Property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were not given in contemplation of such acquisition; (iv) Liens to secure the payment of all or a part of the purchase price or construction cost of Property or assets acquired or constructed in the ordinary course of business after the Issue Date, provided that the Indebtedness secured by such Liens shall not exceed the lesser of 80% of the cost or Fair Market Value of the Property or assets acquired or constructed and such Liens shall not extend to any other Property or assets; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases not constituting Capitalized Lease Obligations, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (vi) Liens existing as of the Issue Date and disclosed in a schedule attached to the Senior Note Indenture; (vii) Liens on Receivables and Inventory of the Company and its Restricted Subsidiaries to secure Indebtedness permitted to be incurred under clause (a) of the second paragraph of "--Limitation on Indebtedness"; (viii) any Lien on Property of the Company in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (ix) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);
(x) easements, rights-of-way, licenses and other similar restrictions on the use of Properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the Properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (xi) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments which are not currently dischargeable; (xii) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP); (xiii) Liens to secure any International Vendor Indebtedness, provided that such Liens do not extend to any Property or assets other than the Property or assets the acquisition of which was financed by such Indebtedness; (xiv) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary, including Liens securing the Intercompany Notes and the Telecommunications Asset Agreements; (xv) Liens in favor of Technocom securing any leases by Technocom of Telecommunications Assets to its Restricted Subsidiaries; (xvi) Liens in favor of a Restricted Subsidiary which is a lessor or seller of Telecommunications Assets under a Telecommunications Asset Agreement securing a sublease or re-sale of such Telecommunications Assets to another Restricted Subsidiary; (xvii) Liens securing reimbursement obligations with respect to bona fide letters of credit that encumber documents and other Property (including, without limitation, the proceeds of funds withdrawn from the Company's Senior Note Escrow Account) relating to such letters of credit and the products and proceeds thereof, provided that such reimbursement obligations secured by funds withdrawn from the Company Senior Note Escrow Account shall not be otherwise secured with Property of the Company or any Restricted Subsidiary; (xviii) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (ii) and
(iii), provided that such Liens do not extend to any other Property or assets and the principal amount of the Indebtedness secured by such Liens is not increased; and (xix) Liens securing the Travelers Revolving Credit Agreement.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Qualified Investment" means an Investment in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakhstan.

         "Qualified Joint Venture" means a Joint Venture in which the Company owns directly or indirectly Voting Stock thereof on the Issue Date, which Joint Ventures are disclosed in a schedule to the Senior Note Indenture, and any future Joint Venture in which the Company owns 20% or more of the Voting Stock thereof.

         "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

         "Receivables" means, with respect to any Person, all of the following Property and interests in Property of such Person, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

         "Refinancing Indebtedness" means any Indebtedness incurred in connection with the Refinancing of other Indebtedness.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company 's stockholders (in their capacity as such), or declared or paid to any Person other than to the Company or any Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes, or the Senior Note Guarantees, as applicable) or which was scheduled to mature on or after the maturity of the Senior Notes or
(iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been classified as an "Unrestricted Subsidiary."

         "Revolving Credit Facilities" means credit facilities pursuant to which the borrower can increase or decrease at its option its borrowings under such facilities up to a specified maximum by making drawdowns and repayments and further drawdowns from time to time during the term of the facilities and for which the only liens are Liens on Receivables and Inventories; provided that a credit facility shall not be a Revolving Credit Facility for the purposes hereof where the purpose to which the borrowings are applied is limited directly or indirectly by the terms of such facility.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Senior Note Collateral" means all "collateral" referred to in the Senior Note Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Senior Note Trustee for its benefit and the benefit of the holders of the Senior Notes.

         "Senior Note Collateral Documents" means the Company Senior Note Security and Pledge Agreement among the Company, the Senior Note Trustee and the collateral agent named therein, the Company Senior Note Escrow Account Agreement among the Company, the Senior Note Trustee and the escrow agent named therein, the Leasing Company Security and Pledge Agreements, each among a Leasing Company, the Senior Note Trustee and the collateral agent named therein, the Leasing Company Escrow Account Agreements, each among a Leasing Company, the Senior Note Trustee and the escrow agent named therein, a Pledge Agreement among NWE Cyprus, the Senior Note Trustee and the collateral agent named therein, and/or any other document creating a Lien that secures the Senior Notes.

         "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such

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Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, and BECET, provided that the Company owns directly or indirectly 50% of the then outstanding shares of Voting Stock of BECET.

         "Supplemental Indenture" means the First Supplemental Indenture, Amendment Agreement, Consent and Waiver, dated March 20, 1998, among the Company, the Guarantors, Clayton Waite, Apropos Investments Ltd., and The bank of New York, as Senior Note Trustee, Convertible Note Trustee and collateral agent or escrow agent under certain Collateral Documents.

         "Technocom" means Technocom Limited, an Irish company and a Restricted Subsidiary, provided that, in the event of any Disposition of all of Technocom's assets and liabilities as contemplated in the definition of "Asset Sale", "Technocom" shall mean the transferee in such Disposition.

         "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. For purposes of determining a Telecommunications Company but not for purposes of determining whether Property or assets may be subject to a Telecommunications Asset Agreement, Telecommunications Assets shall also include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Company or a Restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to the terms of the applicable Indentures. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustees.

         "Telecommunications Asset Agreement" means a lease or installment sale agreement where title is transferred to the buyer pursuant to which a Leasing Company leases or sells, in a transaction in which the monetary consideration therefor is paid immediately or is payable over time, Telecommunications Assets which consist of equipment and rights acquired in connection with the lease or sale thereof (including, without limitation, software licenses) to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation or Kazakhstan, provided that if the lessor or seller does not retain title to such Telecommunications Assets until payment of the full amount of the lease payments or purchase price due from the lessee or purchaser, such Telecommunications Assets are subject to all necessary pledges, assignments, mortgages, trusts, liens or other security interests which are valid and perfected so as to create a first priority interest under Russian or Kazakh law, as applicable.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above and includes, without limitation, any business which the Company and its Restricted Subsidiaries are currently engaged on the Issue Date.

         "Telecommunications Company" means any Person substantially all of the assets of which consist of Telecommunications Assets.

         "Teleport" means Teleport-TP, a Russian joint stock company of the closed type.

         "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the

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
payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereon, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary," and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the Indentures.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.


THE WARRANTS

         GENERAL

         Pursuant to the Private Placement Offering, the Company issued an aggregate of 123,000 Warrants to the purchasers of the Units. The Warrants were issued pursuant to a Warrant Agreement, dated as of May 31, 1996 (the "Warrant Agreement"), between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent"). The Warrants are subject to all terms in the Warrant Agreement and holders of Warrants are referred to the Warrant Agreement, a copy of which is available from the Company on request, for a complete statement of such terms. The statements and definitions of terms under this caption relating to the Warrants are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Warrant Agreement and are qualified in their entirety by express reference to the Warrant Agreement.

         Each Warrant is evidenced by a Warrant Certificate which entitles the holder thereof to purchase 34 Common Shares (each a "Warrant Share") from the Company at an Exercise Price of $6.60 per share, subject to adjustment as described below. Subject to certain limitations, the Warrants may be exercised at any time beginning December 10, 1996 and on or prior to the close of business on June 12, 2006 (the "Expiration Date"). Warrants that are not exercised by the Expiration Date will expire. The Company will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to registered holders of the then outstanding Warrants.

         The aggregate number of Warrant Shares issuable upon exercise of the Warrants is equal to approximately 9.2% of the outstanding Common Shares, on a fully diluted basis as of the date of this Prospectus.

         CERTAIN TERMS

         Exercise

         In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof is required to surrender to the Warrant Agent the Warrant Certificate, a duly executed copy of the subscription form set forth in the

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Warrant Certificate and payment in full of the Exercise Price for each Warrant
Share or other security as to which a Warrant is being exercised. Payment for securities upon exercise of a Warrant may be made in cash or by certified check, official bank check or bank cashier's check payable to the order of the Company. Upon the exercise of any Warrant in accordance with the Warrant Agreement, the Warrant Agent shall instruct the Company to transfer promptly to, or upon the written order of, the holder of such Warrant appropriate evidence of ownership of any Warrant Share or other securities or property to which such holder is entitled, registered or otherwise placed in such name or names as such holder may direct in writing, and the Company shall deliver such evidence of ownership to the person or persons entitled to receive the same, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Warrants evidenced by a Warrant Certificate are to be exercised, a new Warrant Certificate will be issued for the remaining number of Warrants. All Warrant Shares or other securities issuable by the Company upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable.

         No fractional Warrant Shares will be issued upon exercise of the Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company will pay an amount in cash equal to the Current Market Price per share of Common Shares, as determined on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

         Certificates for Warrants will be issued in global form or registered form as definitive warrant certificates and no service charge will be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. See "Description of the Exchange Notes and Other Private Placement Securities--Book-entry; Delivery and Form." The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered under the exercise of a Warrant. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant Certificates.

         Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then effective under, or the exercise of such Warrants is exempt from the registration requirements of, the Securities Act.

         Adjustments

         The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants will be subject to adjustment upon the occurrence of any of the following events: (a) the payment of dividends and other distributions in Common Shares on any class of Capital Stock of the Company, (b) the issuance to all holders of Common Shares of rights, options or warrants entitling them to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share less than the Current Market Price of such Common Shares (determined as provided in the Warrant Agreement) as of the date fixed for determination of the holders of Common Shares entitled to receive such rights, options or warrants, (c) subdivisions and combinations of Common Shares, (d) distributions to all holders of Common Shares of evidences of indebtedness, shares of any class of its Capital Stock, cash or other assets (including securities, but excluding any dividend or distribution referred to in clause (a) or (c), any rights, options or warrants referred to in clause (b) and any non-extraordinary cash dividends),
(e) the issuance of Common Shares or securities convertible into or exchangeable for Common Shares for a consideration per share less than the Current Market Price per share (determined as provided in the Warrant Agreement) to the extent that the below market portion of such issuances (together with the below market or above market portions (as the case may be) of all other below market issuances and above market tender or exchange offers) is greater than 2.0% of the Company's total market capitalization (as determined pursuant to the Warrant Agreement) of the Common Shares, (f) distributions consisting exclusively of cash to all holders of Common Shares in an aggregate amount that, together with
(i) other all-cash distributions made within the preceding 12 months to all holders of Common Shares and (ii) the aggregate of any cash

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and the fair market value of other consideration paid in respect of any tender offer by the Company or any Subsidiary for the Common Shares and any purchase by the Company of Common Shares in the open market consummated within the preceding 12 months, exceeds 12.5% of the Company's current Market Capitalization, (g) the consummation of a tender or exchange offer made by the Company or any Subsidiary for the Common Shares or the purchase by the Company of Common Shares in the open market to the extent the above market portion of such tender or exchange offers (together with the below market or above market portions (as the case may be) of all other above market tender or exchange offers and all below market issuances) is greater than 2.0% of the Company's total market capitalization (as determined pursuant to the Warrant Agreement), (h) certain reclassifications and
(i) certain other events that could have the effect of depriving holders of the Warrants of the benefit of all or a portion of the conversion rights in respect of any Warrant. The events described in clause (e) are subject to certain exceptions described in the Warrant Agreement, including, without limitation,
(A) certain bona fide public offerings and private placements and (B) Common Shares (and options exercisable therefor) issued to the Company's directors, officers and employees under bona fide employee benefit plans in an aggregate amount not to exceed 1.0% of the Common Shares outstanding at the Issue Date.

         No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment. Moreover, no adjustment in the Exercise Price shall be required for any transaction in which holders of Warrants are to participate on a basis and with notice that the Company's Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction.

         In addition to the foregoing adjustments, the Company will be permitted to reduce the Exercise Price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1.0% in the Exercise Price, provided that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

         Mergers, Consolidations and Certain Other Transactions

         Except as otherwise provided herein, in the event the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another Person, each Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder of a Common Share is entitled to receive upon completion of such consolidation, merger or sale of assets. If the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and, in connection therewith, consideration to the holders of Common Shares in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Shares or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the holders thereof will cease.

         In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds or other consideration, if any, necessary to pay the holders of the Warrants. After such funds and the surrendered Warrant Certificate are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, shall transfer such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

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         No Rights as Stockholders

         The holders of unexercised Warrants are not entitled, as such, to receive dividends or other distributions with respect to the Common Shares, receive notice of any meeting of the stockholders of the Company, consent to any action of the stockholders of the Company, receive notice of any other stockholder proceedings, or to any other rights as stockholders of the Company.

         RESERVATION OF SHARES

         The Company is authorized to issue such number of Common Shares as shall be issuable upon the exercise of all outstanding Warrants. Such Common Shares, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         AMENDMENT

         From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

REGISTRATION RIGHTS

         General

         Pursuant to the Registration Agreement, the Company agreed, for the benefit of the holders of the Senior Notes, the Convertible Notes and the Warrants, to file registration statements with the Commission with respect to
(i) the Exchange Offer with respect to the Senior Notes (the "Exchange Offer Registration Statement") or, alternatively, a shelf registration statement for the resale of the Senior Notes by the holders thereof, (ii) the resale, by the holders thereof, of the Convertible Notes and the Convertible Note Shares (the "Convertible Note Shelf Registration Statement" and the "Convertible Note Shares Shelf Registration Statement", respectively) and (iii) the resale, by the holders thereof, of the Warrants and the Warrant Shares (the "Warrant Shelf Registration Statement").

         The Company filed the foregoing registration statements with the Commission in August 1996 and has now filed amendments with respect to all such registration statements.

         Senior Notes; Exchange Offer
         Pursuant to the Registration Agreement, the Company agreed with respect to the Outstanding Notes, unless not permitted by applicable federal law, to cause to be filed with the Commission, on or before July 26, 1996, the Exchange Offer Registration Statement under the Securities Act and to use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective on or prior to October 10, 1996. The Company also agreed, upon the effectiveness of the Exchange Offer Registration Statement, to commence and consummate the Exchange Offer and cause the Exchange Offer Registration Statement to be effective continuously, and keep the Exchange Offer open for a period of at least 30 days, and use its best efforts to consummate the Exchange Offer within 60 days (or longer, if required by applicable law).
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         In the event that either (a) any changes in law or applicable interpretation of the staff of the Commission do not permit the Company to effect the Exchange Offer, (b) the Exchange Offer Registration Statement is not declared effective on or prior to October 10, 1996, or (c) the Exchange Offer is not consummated on or prior to December 9, 1996, then the Company has agreed to cause to be filed on or prior to 60 days thereafter a shelf registration statement under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement) (the "Senior Note Shelf Registration Statement"), relating to all Outstanding Notes, the transfer of which is subject to restriction and to use its reasonable best efforts to cause such Senior Note Shelf Registration Statement to become effective under the Securities Act on or prior to 120 days thereafter. The Company shall use its best efforts to keep the Senior Note Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for transfers of Outstanding Notes by the holders thereof for a period of at least two years following the date on which the Senior Note Shelf Registration Statement becomes effective.

         The Registration Agreement provides for the payment of additional interest to Holders of Outstanding Notes upon the nonoccurrence of certain events. If (i) either the Exchange Offer Registration Statement or the Senior Note Shelf Registration Statement (either, a "Senior Note Registration Statement") is not filed with the Commission on or prior to the date specified for such filing in the Registration Agreement, (ii) any Senior Note Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated on or prior to the date specified in the Registration Agreement, or (iv) any Senior Note Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Senior Note Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iv), a "Senior Note Registration Default"), then commencing on the day following the date on which such Senior Note Registration Default occurs, the Company has agreed to pay to each holder of Outstanding Notes, during the 90-day period immediately following the occurrence of such Senior Note Registration Default, additional interest ("Special Interest") in an amount equal to $0.01 per week per $1,000 principal amount of Outstanding Notes held by such holder for so long as the Senior Note Registration Default continues. The amount of Special Interest payable to each holder shall increase by an additional $0.01 per week per $1,000 principal amount of Outstanding Notes held by such holder for each subsequent 90-day period up to a maximum of $0.5 per week per $1,000 principal amount of Outstanding Notes held by such holder.

         A Senior Note Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Senior Note Registration Default
(1) upon the filing of the applicable Senior Note Registration Statement in the case of clause (i) above, (2) upon the effectiveness of the applicable Senior Note Registration Statement, in the case of clause (ii) above, (3) upon the consummation of the Exchange Offer, in the case of clause (iii) above, and (4) when the applicable Senior Note Registration Statement becomes effective or usable in the case of clause (iv) above. Anything in the foregoing to the contrary notwithstanding, (I) the amount of Special Interest payable shall not increase because more than one Senior Note Registration Default has occurred and is pending, (II) a holder of Outstanding Notes who is not entitled to the benefits of the Senior Note Shelf Registration Statement (i.e., such holder has not elected to include Outstanding Notes in such Senior Note Shelf Registration Statement or has failed to provide all the required information) shall not be entitled to Special Interest with respect to a Senior Note Registration Default that pertains to the Senior Note Shelf Registration Statement, and (III) a holder of Outstanding Notes constituting an unsold allotment from the original sale of the Outstanding Notes or who is otherwise not entitled to participate in the Exchange Offer shall not be entitled to Special Interest by reason of a Senior Note Registration Default that pertains to the Exchange Offer. Holders of Exchange Notes will not be eligible to receive Special Interest.

         The Company did not file the Exchange Offer Registration Statement until August 9, 1996 and therefore incurred Special Interest for the period from July 27, 1996 until August 9, 1996. The Exchange Offer Registration Statement was not declared effective by October 10, 1996 and has not yet been declared effective, and accordingly the Company has been incurring Special Interest since October 10, 1996.

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         All accrued Special Interest shall be paid to Holders in the same manner in which payments of interest are made pursuant to the Senior Note Indenture.

         Convertible Notes

         Pursuant to the Registration Agreement, the Company agreed to cause to be filed, on or before July 26, 1996, the Convertible Note Shelf Registration Statement under the Securities Act and to use its reasonable best efforts to cause such Convertible Note Shelf Registration Statement to become effective on or prior to October 10, 1996. The Company also agreed to use its best efforts to keep the Convertible Note Registration Statement continuously effective, supplemented and amended to ensure that it is available for sales of Convertible Notes by the Holders thereof until the earlier of (a) such time as all Convertible Notes have been sold thereunder or converted and (b) ten years after its effective date.

         The Company also agreed to cause to be filed on or prior to July 26, 1996 a shelf registration statement under the Securities Act (the "Convertible Note Shares Shelf Registration Statement"), relating to the Convertible Note Shares and to use its reasonable best efforts to cause such Convertible Note Shares Shelf Registration Statement to become effective on or prior to October 10, 1996. The Company also agreed to use its best efforts to keep the Convertible Note Shares Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Convertible Note Shares by the Holders thereof entitled to the benefit of such Registration Statement until the earlier of (A) three years after all Convertible Notes have been converted and (B) ten years after its effective date.

         The Registration Agreement provides for the payment of additional interest to Holders of the Convertible Notes upon the nonoccurrence of certain events. If (i) the Convertible Note Registration Statement is not filed with the Commission on or prior to July 26, 1996, (ii) the Convertible Note Registration Statement is not declared effective by the Commission on or prior to October 10, 1996, or (iii) the Convertible Note Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iii), a "Convertible Note Registration Default"), then commencing on the day following the date on which such Convertible Note Registration Default occurs, the Company has agreed to pay to each holder of Convertible Notes, during the 90-day period immediately following the occurrence of such Convertible Note Registration Default, additional interest ("Special Interest") in an amount equal to $0.01 per week per $1,000 principal amount of Convertible Notes held by such holder for so long as the Convertible Note Registration Default continues. The amount of Special Interest payable to each holder shall increase by an additional $0.01 per week per $1,000 principal amount of Convertible Notes held by such holder for each subsequent 90-day period up to a maximum of $0.5 per week per $1,000 principal amount of Convertible Notes held by such holder.

         A Convertible Note Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Convertible Note Registration Default (1) upon the filing of the Convertible Note Registration Statement in the case of clause (i) above, (2) upon the effectiveness of the Convertible Note Registration Statement, in the case of clause (ii) above, and
(3) when the Convertible Note Registration Statement becomes effective or usable in the case of clause (iii) above. Notwithstanding the foregoing to the contrary, (I) the amount of Special Interest payable shall not increase because more than one Convertible Note Registration Defaults have occurred and are pending and (II) a holder of Convertible Notes who is not entitled to the benefits of the Convertible Note Registration Statement (i.e., such holder has not elected to include Convertible Notes in such Convertible Note Registration Statement or has failed to provide all the required information) shall not be entitled to Special Interest with respect to a Convertible Note Registration Default that pertains to the Convertible Note Registration Statement.

         The Company did not file the Convertible Note Registration Statement until August 9, 1996 and therefore incurred Special Interest for the period from July 27, 1996 until August 9, 1996. The Convertible Note Registration

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Statement was not declared effective by October 10, 1996 and has not yet been declared effective, and accordingly the Company has been incurring Special Interest since October 10, 1996.

         All accrued Special Interest shall be paid to Holders in the same manner in which payments of interest are made pursuant to the Convertible Note Indenture.

         The Company has not yet complied with its obligations respecting the Convertible Note Shares Shelf Registration Statement.

         Warrants and Warrant Shares

         The Company is required, under the terms of the Registration Agreement, to (i) file a shelf registration statement with respect to resale of the Warrants by the holders thereof (the "Warrant Shelf Registration Statement") with the Commission within 45 days after the date of original issuance of the Warrants; (ii) cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the date of original issuance of the Warrants; and (iii) keep effective the Warrant Shelf Registration Statement until the earlier of (A) such time as all Warrants have been sold thereunder or exercised and (B) ten years after its effective date.

         The Company also is required, under the terms of the Registration Agreement, to (i) file a shelf registration statement with respect to the Company's issuance of the Warrant Shares to holders upon exercise of the Warrants (the "Warrant Shares Shelf Registration Statement") with the Commission within 270 days after the date of original issuance of the Warrants, (ii) cause the Warrant Shares Shelf Registration Statement to be declared effective under the Securities Act within 180 days after the date of original issuance of the Warrants and (iii) keep effective the Warrant Shares Shelf Registration Statement (or a successor registration statement thereto) until the earlier of
(A) three years after all Warrants have been exercised and (B) ten years after its effective date.

         The Company has not yet complied with any of these requirements.

                                    TAXATION

         This summary of certain U.S. federal income tax considerations addresses tax considerations applicable to a purchaser of Senior Notes that is a citizen or resident of the United States or a U.S. domestic corporation or partnership or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the Senior Notes (a "U.S. Holder"). The summary deals only with U.S. Holders that will hold Senior Notes as capital assets but does not address tax considerations applicable to (i) U.S. Holders that may be subject to special tax rules, such as U.S. tax-exempt entities, banks, insurance companies, or dealers in securities or currencies, (ii) U. S. Holders that have a "functional currency" other than the U.S. Dollar.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date of this Prospectus as well as regulations promulgated thereunder and existing administrative interpretations and court decisions.

         PERSONS WHO WOULD BE CONSIDERED TO BE U.S. HOLDERS AND THAT ARE CONSIDERING THE PURCHASE OF SENIOR NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER JURISDICTION.

EFFECT OF EXCHANGE OFFER; REGISTRATION OF EXCHANGE NOTES

         Because the Exchange Notes will be identical in all material respects to the Outstanding Notes, an exchange of the securities pursuant to the Exchange Offer should not produce, for federal income tax purposes, recognizable gain or loss to either the Company or a holder of an exchanged Outstanding Note. The holder will have an initial adjusted tax basis and a holding period in the Exchange Note equal to his or her adjusted tax basis and holding period in exchange for Outstanding Note. In addition, the tax consequences of holding the Exchange Notes will be the same as the tax consequences of holding the Outstanding Notes. Therefore, the summary below of the tax consequences of holding the Senior Notes relates both to the Exchange Notes and the Outstanding Notes.

         The Company was obligated under the terms of the June 1996 Placement to register the Exchange Offer with the Commission. As a result of missing a deadline respecting the filing of the Registration Statement, the Company incurred an obligation to accrue Special Interest on the Senior Notes from July 27, 1996 until August 9, 1996. As a result of missing a further deadline relating to the effectiveness of the Registration Statement, the Company became obligated to accrue Special Interest on the Senior Notes starting on October 10, 1996 and such obligation continues as of the date hereof, and will continue until the consummation of the Exchange Offer. See "The Exchange Offer-- Termination of Certain Rights." This Special Interest should not result in a deemed taxable exchange of the Senior Notes. Although the characterization of such Special Interest is uncertain, such Special Interest probably constitutes contingent interest which is generally not includable in income before it is fixed or paid, but which is generally includable, as ordinary interest income, when it is paid or accrued.


PAYMENT OF INTEREST AND ADDITIONAL AMOUNTS

         As discussed under "Original Issue Discount" below, all stated interest on the Senior Notes will be treated as original issue discount ("OID") and thus will be includable as ordinary income as it accrues in accordance with the original issue discount rules.

ORIGINAL ISSUE DISCOUNT

         The Senior Notes were issued with OID equal to the excess of the stated redemption price (as defined below) of the Senior Notes over the issue price (as defined below) of the Senior Notes. A holder of a debt instrument issued with OID generally must include OID in ordinary gross income as it accrues, possibly in advance of the receipt of cash attributable to that income.

         Amount of OID. The Company allocated the issue price of the Units between the Senior Notes and Warrants based upon their relative fair market values on the Issue Date, and such allocation generally will be binding on the initial purchaser of a Unit, other than a purchase that explicitly discloses on its federal income tax return that it plans to use an allocation that is inconsistent with the allocation determined by the Company. The "issue price" of the Units was determined as the initial offering price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of the Units were first sold.

         The stated redemption price at maturity of the Senior Notes is the total of all payments provided by the Senior Note that are not payments of "qualified stated interest". A qualified stated interest payment is generally any one of a series of stated interest payments on a note that are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. Because of the provisions of the Senior Notes deferring the first payment of interest on the Senior Notes until December 1, 1998, no portion of the interest that is payable with respect to the notes will constitute qualified stated interest, and, consequently, all stated interest amounts will be included in the Senior Notes' stated redemption price at maturity for purposes of determining the amount of OID.

         Taxation of OID. Each U.S. Holder of a Senior Note will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year in which such holder owns the Senior Note. The daily portions of OID will be determined on a constant yield basis by allocating to each day during the taxable year in which the holder holds the Senior Note a pro rata portion of the OID thereon that is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each full accrual period will be the product of the "adjusted issue price" (as defined below) of the Senior Note and the annual yield to maturity (as defined below) of the Senior Note. The adjusted issue price of a Senior Note at the beginning of an accrual period is the original issue price of the Senior Note plus the aggregate amount of OID allocable to all prior accrual periods, less the amount of all payments other than qualified stated interest payments (if any) made with respect to the Senior Note in all prior accrual periods. The annual yield to maturity is the discount rate (appropriately adjusted to reflect the length of accrual periods) that, when used in computing the present value of all principal and interest payments to be made on the Senior Note, produces an amount equal to its issue price. As a result of this "constant yield" method of including OID income, the amounts so includable in income by a U.S. Holder in respect of a Senior Note will be lesser in the early years and greater in the later years than the amounts that would be includable on a straight-line basis.

         The "accrual period" for the Senior Notes is the six-month period that ends on either June 1 or December 1 of each year during the term of the Senior Note. The initial accrual period of the Senior Notes is the short period beginning on the Issue Date and ending on the day before the first day of the first full accrual period. The amount of OID attributable to such initial accrual period may be computed under any reasonable method.

         The Company will report annually to the Internal Revenue Service ("IRS") and to record holders of the Senior Notes information with respect to OID accruing during the calendar year. Information regarding OID accruals will be based upon the adjusted issue price of a Note determined as if the record holder were the original holder of the Senior Note.

         A subsequent U.S. Holder of a Senior Note that purchases a Senior Note at a cost less than its remaining redemption amount (as defined below) also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. Holder acquires the Senior Note at a price greater than its adjusted issue price (with acquisition premium), the subsequent U. S. Holder may reduce its periodic inclusions of OID to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a Senior Note is the total of all future payments to be made on the Senior Note other than payments of qualified stated interest.

         Effect of Redemption Rights on Calculation of OID. The Company may redeem the Senior Notes at a prescribed premium at any time on or after June 1, 2001. Also, in the event of a Change of Control, the Company will be required to offer to redeem all of the Senior Notes at the request of the Noteholders. Applicable U.S. Treasury Regulations provide that a redemption right in respect of a Senior Note will not affect the yield or maturity date of the Senior Note for purposes of determining the amount and accrual of OID unless, based on all of the facts and circumstances as of the issue date, it is more likely than not that the redemption right will be exercised. The Company has no present intention of treating the redemption provisions of the Senior Notes as affecting the computation of the yield or maturity date of any Senior Note.

TREATMENTS OF SUBSEQUENT PURCHASERS OF SENIOR NOTES

         Premium. The U.S. Holder of a Senior Note that purchases the Senior Note at a cost greater than its remaining redemption amount (as defined in "Taxation of OID" above) will be considered to have purchased the Senior Note at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Senior Note. Such election, once made, generally applies to all Senior Notes held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applied and may not be revoked without the permission of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a Senior Note by the amount of the premium amortized during its holding period. Senior Notes purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. Holder that does not elect to amortize the bond premium the amount of bond premium will be included in the holder's tax basis when the Senior Note matures or is disposed of by the U.S. Holder.

         Market Discount. If a subsequent U.S. Holder of a Senior Note purchases the Senior Note at a price that is lower than its adjusted issue price, by .025% or more of its adjusted issue price multiplied by the number of remaining whole years to maturity, the Note will be considered to bear "market discount" (in an amount equal to the difference between such purchase price and such adjusted issue price) in the hands of such U.S. Holder. In such case, a gain realized by the U.S. Holder on the sale or retirement of the Senior Note will be treated as ordinary interest income to the extent of the market discount that occurred on the Senior Note while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Senior Note. In general terms, market discount on a Senior Note will be treated as accruing ratably over the term of such Senior Note, or, at the election of the U.S. Holder under a constant yield method. Alternatively, a U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rule regarding deferral of interest deductions will not apply. Such elections, once made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applied and may not be revoked without the consent of the IRS.

SALE OR EXCHANGE OF SENIOR NOTES

         Upon the sale, exchange, retirement or other disposition of a Senior Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in such Senior Note. The adjusted tax basis of a Senior Note for a U.S. Holder that has purchased the Senior Note in the Offering generally will equal the portion of the issue price of the Unit allocable to the Senior Notes increased by the portion of OID previously included in gross income as of the date of disposition (and the accrual of market discount, if any, which the holder has previously elected to include in gross income on an annual basis) and reduced by any amortized premium. See the discussion above under "Original Issue Discount" concerning the allocations of the issue price of the Units between the Senior Notes and the Warrants on the Issue Date.

         Except as discussed under "Market Discount" above, gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other disposition of a Senior Note generally will be long-term capital gain or loss if the U.S. Holder has held the Senior Note for more than eighteen months at the time of disposition, mid-term capital gain or loss if the U.S. Holder has held the Senior Note for more than twelve months, but not more than eighteen months and otherwise will be short-term capital gain or loss. The Code provides preferential treatment under certain circumstances for net long-term and mid-term capital gains realized by individual investors. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

BACKUP WITHHOLDING

         A U.S. Holder of a Senior Note may be subject to backup withholding at the rate of 31% with respect to interest paid on a Senior Note, and gross proceeds upon sale or retirement of a Senior Note unless such holder (a) is a corporation or other exempt recipient and, when required, demonstrates this fact or (b) provides, when required, a correct taxpayer identification number, certifies under the penalty of perjury that the holder is not subject to backup withholding and otherwise complies with applicable requirements, of the backup withholding rules. Furthermore, a holder of a Senior Note that does not provide the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding will be made when cash payments are made with respect to the Senior Note. Backup withholding is not an additional tax; any amounts so withheld will be allowed as a refund or credit against the holder's federal income tax liability provided that the required information is furnished to the IRS.

                    DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
         On November 26, 1997 the Company, and its wholly-owned subsidiaries, WTC and BCL, entered into a Revolving Credit Note and Warrant Agreement (the "Revolving Credit Agreement") with The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Travelers Parties"). Under the Revolving Credit Agreement the Company is permitted to borrow up to $12,400,000 to fund up to 80% of the cost of acquiring additional capital stock in its Restricted Subsidiaries, and a further $3,100,000 for general corporate purposes (but not including acquisition of additional capital stock in its Restricted Subsidiaries). Its borrowings with respect to acquisition of additional capital stock in its Restricted Subsidiaries are to be evidenced by its issuance of its 12% Series A Senior Secured Revolving Credit Notes due 1998 (the "Series A Notes"), and its borrowings for general corporate purposes are to be evidenced by its issuance of its 12% Series B Senior Revolving Credit Notes due 1998 (the "Series B Notes" and, together with the Series A Notes, the "Revolving Credit Notes"). All borrowings under the Revolving Credit Agreement are required to be guaranteed by WTC and BCL. Also, in connection with the Revolving Credit Agreement the Company issued warrants to purchase its Common Stock to the Travelers Parties, and may be required to issue further warrants upon the occurrence of certain events hereafter.
         On November 26, 1997 the Company borrowed $12,320,000 under the Revolving Credit Agreement in order to acquire 28 ordinary shares of Technocom (the "Technocom Shares"), as part of a larger transaction in which the Company increased its percentage holdings of Technocom ordinary shares from 50.75% to 80.4% (see, "Summary--Recent Developments), and issued $12,320,000 in aggregate principal amount of its Series A Notes to the Travelers Parties. Also on the same day, the Company borrowed a further $3,100,000 for general corporate purposes and issued $3,100,000 in aggregate principal amount of its Series B Notes to the Travelers Parties
         Set forth below is a summary of the material terms of the Revolving Credit Agreement, the Revolving Credit Notes and the guarantees given and warrants issued in connection therewith.

Description of the Revolving Credit Notes and Guarantees
         The Series A Notes are senior secured obligations of the Company, limited in an aggregate principal amount to $12,400,000, and are secured by a first lien on the Technocom Shares and on the Company's inventory and accounts receivable. The Series B Notes are senior obligations of the Company, limited in an aggregate principal amount to $3,100,000, and are secured by a first lien on the Company's inventory and accounts receivable. The Series A Notes and the Series B Notes rank pari passu in right of payment to each other, except to the extent of the value of the Technocom Shares, as to which the Series A Notes rank senior in right of payment to the Series B Notes. Otherwise, the Series A and Series B Notes rank pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company, and are senior in right of payment to all existing and future subordinated indebtedness of the Company and, to the extent of the value of the collateral for the Series A and Series B Notes, to all other indebtedness of the Company, including the Senior Notes and the Convertible Notes. The Series A and Series B Notes are effectively subordinated to all existing and future indebtedness, including trade payables, of the subsidiaries of the Company other than the Travelers Guarantors.
         The obligations of the Company to pay the principal of, and interest and Additional Amounts, if any, on the Series A and Series B Notes and all other obligations of the Company under the Revolving Credit Agreement are, jointly and severally, irrevocably and unconditionally guaranteed by BCL and WTC, and are required to be so guaranteed by any future Wholly-Owned Restricted Subsidiary of the Company and any other subsidiary which guarantees any indebtedness of the Company or any other obligor under the Series A or Series B Notes (collectively, the "Travelers Guarantors").
         The Series A Notes are limited in aggregate principal amount to $12,400,000 and will mature on December 31, 1998. The Series A Notes bear interest from November 26, 1997 at a rate of 12% per annum, payable in cash monthly on the last day of each month. Interest on the Series A Notes will be computed on the basis of the actual number of days elapsed over a 360-day year. If the Company has not received on or before May 31, 1998, $20 million in net cash proceeds from an Equity Issuance, the Series A Notes will bear interest at the rate of 15% per annum for the period commencing on June 1, 1998 until maturity.
         The Series B Notes are limited in aggregate principal amount to $3,100,000 and will mature on September 30, 1998. The Series B Notes bear interest from November 26, 1997 at a rate of 12% per annum, payable in cash monthly on the last day of each month. Interest on the Series B Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.
         The Company is also obligated to pay as "Additional Amounts" any taxes which it or any Travelers Guarantor may be required to withhold or deduct from any payment due to any holders of the Series A or Series B Notes, together with any additional amounts needed to "gross up" such payment to take account of any taxes payable in respect of the receipt thereof.
         Both the Series A and the Series B Notes come due in full upon any Change of Control.
         The obligation of the Travelers Parties to make advances under the Revolving Credit Agreement is permanently reduced on January 1, 1998 by the amount by which the amount which may be borrowed thereunder exceeds the amount actually borrowed. Pursuant to the foregoing, the maximum amount which may be borrowed for the acquisition of additional capital stock in Restricted Subsidiaries was reduced from $12,400,000 to $12,320,000.

         In addition, the Company is permitted voluntarily to reduce the amount which may be borrowed under the Revolving Credit Agreement at any time, provided that the minimum amount of any such voluntary reduction shall be $300,000, and all such voluntary reductions shall be in integral multiples of $100,000.

         The Company is required to reduce the aggregate commitments by $1,000,000 on July 31, 1998 and on the last day of each succeeding month.

         The Company is also required to repay any amounts borrowed out of the proceeds received by the Company from any sale of assets which do not constitute Senior Note Collateral, Telecommunications Assets subject to a Telecommunications Asset Agreement or Convertible Note Collateral, and from any Equity Issuance. Upon any such repayment, the Commitments shall be permanently reduced by the amount of such repayment.

         In the event that the Company has not received net cash proceeds of at least $20,000,000 from an Equity Issuance on or prior to May 31, 1998, commencing with August 31, 1998, the aggregate commitments will be permanently reduced by the difference between the amount of cash the Company had on hand as of the end of the preceding month, reduced by the amount applied during the succeeding month for operating expenses, taxes and payments of interest and principal on account of indebtedness and the amount of certain "required reserves". The amount of the "required reserve" for July 1998 is $11,000,000 and the amount of such "required reserve" reduces by $1,000,000 each month thereafter.
         The Company will be obligated to issue additional warrants to the holders of the Series A and Series B Notes in the event that the Company does not effect certain "targetted reductions in commitment" as follows:

         Commitment Reduction Date                    Targeted Reduction Amount
         -------------------------                    -------------------------

                  July 31, 1998                       $    500,000
                  August 31, 1998                          500,000
                  September 30, 1998                     1,000,000
                  October 31, 1998                       1,500,000
                  November 30, 1998                      1,500,000

         In the event that at the time any commitment is reduced, the amount borrowed exceeds the amount of the 1993 commitment as so reduced, the Company is obliged so much of the amount borrowed as is necessary to bring the amount borrowed within the reduced commitment.
         All reductions in commitment made pursuant to the foregoing are to be applied first to the Series B Commitment until it is reduced to zero, and thereafter to the Series A Commitment.
         The Revolving Credit Agreement contains covenants restricting the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's capital stock, make investments or certain other restricted payments, create liens, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, engage in mergers and acquisitions, and engage in businesses other than the telecommunications business. In addition, the Revolving Credit Agreement limits the ability of certain of the Company's subsidiaries to issue guarantees and preferred stock, or to create restrictions on their ability to pay dividends and make certain other payments to the Company. These covenants are essentially a "mirror image" of the covenants contained in the Senior Note Indenture. Furthermore, the holders of the Series A and Series B Notes have agreed to incorporate in the Revolving Credit Agreement all amendments made to the Senior Note Indenture by the Supplemental Indenture.
         However, in addition to the foregoing, the Company has agreed that, if it has not received net cash proceeds of at least $20,000,000 from an Equity Issuance prior to May 31, 1998, following May 31, 1998 it will not (i) make any unscheduled payments in respect of outstanding indebtedness, (ii) make any "Restricted Payment", or (iii) make any capital expenditures, or contribute funds to its subsidiaries to permit them to make capital expenditures, other than out of funds in the Senior Note Escrow Account.

Description of Warrants
         On November 26, 1997, in connection with the issuance of the Series A and Series B Notes, the Company issued warrants to purchase a total of 315,000 shares of its common stock to the holders of the Series A Notes, and further warrants to purchase a total of 108,000 shares of its common stock to the holders of the Series B Notes. Such warrants are hereinafter referred to as the "Initial Warrants".
         In the event that the Company does not effect any of the "targeted reductions in commitment" referred to in "--Description of the Revolving Credit Notes and Guarantees" above, the holders of the Series A Notes shall receive 30,000 additional warrants to purchase shares of the Company's common stock on each date on which such reduction was not made. In the event that the Company does not effect the "targeted reductions in commitment" scheduled for July 31, 1998 and August 31, 1998, the holders of the Series B Notes (which otherwise come due on September 30, 1998) shall receive 16,000 additional warrants to purchase shares of such common stock. Such warrants are hereinafter referred to as the "Additional Warrants."
         The exercise price for the Initial and Additional Warrants referred to above is $8.625 per share, except that, if the Series B Notes are not repaid in full by September 30, 1998, the exercise price of all warrants issued to the holders of the Series B Notes becomes $0.01, and, if the Series A Notes are not repaid in full by December 31, 1998, the exercise price of all warrants issued to the holders of the Series A Notes also becomes $0.01. All of the warrants expire on December 31, 2008.
         If the Series B Notes are not repaid in full on September 30, 1998, then, commencing September 30, 1998 and on the last day of each succeeding month until the Series B Notes have been repaid in full, the holders of the Series B Notes shall receive 32,000 additional warrants to purchase shares of the Company's common stock at a price of $0.01 per share. If the Series A Notes are not repaid in full on December 31, 1998, then, commencing December 31, 1998 and on the last day of each succeeding month until the Series A Notes have been repaid in full, the holders of the Series A Notes shall receive 70,000 additional warrants to purchase shares of such common stock at a price of $0.01 per share. All such warrants (hereinafter referred to as the "Default Warrants") have an expiration date ten years after their respective dates of issue.

         Upon the request of the holders of a majority of the applicable class of warrants, which may only be made once a majority of the warrants of such class have been exercised, the Company will file a shelf registration statement with the Commission with respect to the shares acquired or to be acquired upon the exercise of such warrants within 90 days, and will use its best efforts to cause such registration statement to become effective on or prior to 150 days from the date of the original request, and thereafter to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of the shares of common stock acquired or to be acquired upon the exercise of such warrants, until the earlier of (i) two years after a majority of the applicable class of warrants have been exercised, and (ii) ten years after the applicable registration statement becomes effective.

Certain Definitions

         The terms "Additional Amounts", "Asset Sale", "Change of Control", "Convertible Note Collateral", "Restricted Payment", "Restricted Subsidiary", "Telecommunications Assets", "Telecommunications Asset Agreement" and "Wholly-Owned Restricted Subsidiary", as used in the Revolving Credit Agreement, have substantially the same meanings as the meanings given to those terms in the Senior Note Indenture.

         The term "Equity Issuance" means the issuance by the Company of shares, interests, participations or other equivalents in the equity interest (however designated) in the Company, and any rights (other than indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in the Company.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of March 15, 1998, there were 33,324,290 shares of Common Stock, 405,217 shares of Preferred Stock, Series II, and 41,667 shares of Preferred Stock, Series III outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, to receive any dividend declared thereon, and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive the remaining property of the Company upon dissolution.

PREFERRED STOCK

         The Preferred Stock as a class are issuable in series by resolution of the Board of Directors. The Preferred Stock of each series rank on a parity with the Preferred Stock of every other series with respect to priority in payment of dividends and in the distribution of assets and return of capital. The Preferred Stock as a class is entitled to a preference over the Common Stock and over any other shares ranking junior to the Preferred Stock with respect to priority in payment of dividends and in the distribution of assets and return of capital of the Company. Subject to the provisions of the Delaware General Corporation Law and to the provisions of any particular series, Preferred Stock of any series may be purchased for cancellation or redeemed by the Company, in whole or in part, and may have attached thereto a right of conversion into Common Stock or other securities of the Company. The holders of the Preferred Stock are not, except as otherwise specifically provided by law or by the provisions attaching to any series, entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Company.

         The following is a description of the outstanding series of Preferred Stock of the Company:

         Preferred Stock, Series II. The Preferred Stock, Series II consist of 405,217 shares issued at a price of Cdn.$1.00 per share. The shares do not pay dividends. The holders thereof have no voting rights except as otherwise specifically provided by law. The Preferred Stock, Series II are subject to redemption at the option of the Company at a price of Cdn.$1.00 per share. The Company may at any time and from time to time purchase for cancellation the whole or any part of the outstanding Preferred Stock, Series II by invitation for tenders at a price per share not exceeding Cdn.$1.00 per share. The Preferred Stock, Series II are not convertible into Common Stock.

         Preferred Stock, Series III. The Preferred Stock, Series III consist of 41,667 shares issued at a price of Cdn.$1.00 per share. The shares do not pay dividends. The holders thereof have no voting rights except as otherwise specifically provided by law. The Preferred Stock, Series III are subject to redemption at the option of the Company at a price of Cdn.$1.00 per share. The Company may at any time, and from time to time, purchase for cancellation the whole or any part of the outstanding Preferred Stock, Series III by invitation for tenders at a price per share not exceeding Cdn.$1.00 per share. The Preferred Stock, Series III are not convertible into Common Stock.

OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

         Pursuant to the Company's Stock Option Plan as in effect prior to June 12, 1997 (the "Prior Plan"), options to purchase shares of Common Stock of the Company could be granted to directors, officers and key employees of the Company and its subsidiaries.

         At the Company's Annual Meeting of Shareholders held on June 12, 1997 the Company's shareholders approved an amendment and restatement of the Prior Plan (as so amended and restated, the "Plan") to broaden the scope of grants which could be made thereunder, as well as the range of persons eligible to receive such grants, to introduce for the first time an overall ceiling on the number of shares of Common Stock which could be issued, and to make various other revisions to the terms of the Prior Plan. Pursuant to the Plan, non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and "performance units" (pursuant to which cash payments may be made depending on the achievement with specified periods of time of certain goals) may be granted. The eligible participants under the Plan are the Company's directors and employees, as well as outside advisors to the Company and designated key employees of the Company's subsidiaries. The maximum number of shares issued or reserved for issuance under the Plan may not at any time exceed fifteen percent (15%) of the total issued and outstanding shares of Common Stock, and the maximum number of shares that shall be subject to grants to any individual may not exceed 1,500,000 at any time. Holders of options issued under the Prior Plan were permitted to elect to have their grants governed by the terms of the Plan as amended and restated, and also, where their exercise prices were denominated in Canadian dollars, to have such exercise prices converted into, and thereafter expressed in terms of, U.S. dollars, at the rate of exchange in effect on June 12, 1997. All of the holders of options issued under the Prior Plan have made this election. As of March 15, 1998, options to purchase an aggregate of 2,770,334 shares of Common Stock were outstanding (including options granted under the Prior Plan) at exercise prices ranging from $5.0625 to $11.3817.

         As of March 15, 1998, warrants to purchase an aggregate of 5,105,000 shares of Common Stock were outstanding, including the Warrants and the Initial Purchaser Warrants.

         Dominion held warrants to purchase (i) 100,000 shares of Common Stock, at an exercise price of Cdn.$14.50 per share of Common Stock, granted as consideration for the provision by Dominion of a short-term credit facility and
(ii) 50,000 shares of Common Stock, at an exercise price of Cdn.$11.3125, granted as consideration for Dominion's guarantee of the initial bank facility. Cable & Wireless held warrants to purchase 250,000 shares of Common Stock, at an exercise price of Cdn.$11.3125, granted as consideration for Cable & Wireless' guarantee of the initial bank facility.

         In November 1997, in connection with the issuance of the Revolving Credit Notes, the Company issued to the Travelers Parties the Travelers Warrants to purchase an aggregate of 423,000 shares of Common Stock at an initial exercise price of $8.625. The Travelers Warrants expire on December 31, 2008.

         See "Description of the Exchange Notes and Other Private Placement Securities--The Warrants" for a description of the terms of the Warrants.

REGISTRATION RIGHTS

         As of March 15, 1998, 6,250,264 shares of Common Stock were held by parties possessing certain demand registration and/or piggyback registration rights. With certain exceptions (such as underwriting discount and commissions), all expenses incurred in a Demand Registration or Piggyback Registration will be borne by the Company. Navona held registration rights for 5,140,264 shares of Common Stock. Dominion held Piggyback Registration rights for the resale of 1,110,000 shares of Common Stock it acquired upon conversion of Preferred Stock Series VIII.

         The Travelers Parties have demand registration rights with respect to the 423,000 shares of Common Stock issuable upon exercise of the Travelers Warrants. See "Description of Certain Other Indebtedness--Description of the Warrants."

         In addition to demand registration and piggyback registration rights, see "Description of the Exchange Notes and Other Private Placement Securities--Registration Rights" for a description of the registration rights granted in connection with the Private Placement pursuant to the Registration Agreement.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agents and Registrars for the Common Stock are The Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, 23rd Floor, New York, NY 10006, (212) 225-5470 and Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario, Canada M5J 2N1, (416) 981-9500.

                                 USE OF PROCEEDS

         Neither the Company nor the Guarantors will receive any cash proceeds in connection with the issuance of the Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (each, a "Restricted Holder") must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Holder in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will use reasonable efforts to make this Prospectus available to any Restricted Holder for use in connection with any such resale, provided that such Restricted Holder indicates in the Letter of Transmittal that it is a broker-dealer. In addition, until - , 1998, all Restricted Holders effecting transactions in the Exchange Notes may be required to deliver a prospectus.

         Neither the Company nor the Guarantors will receive any proceeds from the exchange of Outstanding Notes for Exchange Notes by Restricted Holders. Exchange Notes received by Restricted Holders for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices on negotiated prices. Any such resale may be made directly to purchasers or to or through Restricted Holders who may receive compensation in the form of commissions or concessions from any such Restricted Holder and/or the purchasers of any Exchange Notes. Any Restricted Holder that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such Restricted Holders may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Restricted Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Restricted Holder that requests such documents in the Letter of Transmittal.

         By acceptance of this Exchange Offer, each Restricted Holder that receives Exchange Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such Restricted Holder), such Restricted Holder will suspend use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Restricted Holder. If the Company gives any such notice to suspend the use of this Prospectus, it will extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when Restricted Holders shall have received copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes.

        The Company has agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any broker or dealer, and will indemnify the holders of the Outstanding Notes against certain liabilities, including liabilities under the Securities Act.

                                     EXPERTS

         The consolidated financial statements of PLD Telekom Inc. as of December 31, 1997 and for the year then ended, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of PLD Telekom Inc. as of December 31, 1996 and for each of the years in the two-year period then ended, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of NWE Capital (Cyprus) Ltd. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Wireless Technology Corporations Limited, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Technocom Limited, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Exchange Notes are being passed upon for the Company by E. Clive Anderson, Esq., Senior Vice President and General Counsel of the Company.

================================================================================

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                 TABLE OF CONTENTS

                                              PAGE
                                              ----

Forward-Looking Statements
Additional Information
Incorporation of Certain Documents by
  Reference
Summary
Risk Factors
The Exchange Offer
Description of the Exchange Notes and
  Other Private Placement Securities
Taxation
Description of Certain Other
  Indebtedness
Description of Capital Stock
Use of Proceeds
Plan of Distribution
Experts
Legal Matters


================================================================================



                                 EXCHANGE OFFER
                       14% SENIOR DISCOUNT NOTES DUE 2004





                                PLD TELEKOM INC.






                                   PROSPECTUS


                               _________ __, 1998




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 15. INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of any action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article 6 of the Company's By-Laws makes mandatory the indemnification of directors, officers and other authorized representatives of the Company expressly authorized under Section 145 of the DGCL.

         The Certificate of Incorporation of the Company provides that no director of the Company shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The By-Laws of the Company also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the By-Laws.

ITEM 16.  EXHIBITS

4.1 Indenture dated as of May 31, 1996 among the Company as Issuer, NWE Capital (Cyprus) Limited, PLD Asset Leasing Limited, PLD Capital Limited, Baltic Communications Limited and Wireless Technology Corporations Limited as Guarantor, and The Bank of New York, as Trustee, with respect to $123,000,000 aggregate principal amount at stated maturity of 14% Senior Discount Notes due 2004. (1)

4.2      Global Note representing 14% Senior Discount Notes due 2004. (2)

5.1      Opinion of E. Clive Anderson, Esq. as to legality of securities.

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of KPMG
23.3     Consent of KPMG
23.4     Consent of KPMG
23.5     Consent of KPMG

23.6     Consent of E. Clive Anderson, Esq. (included in Exhibit 5.1)

------------------

(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Exhibit 4.2).

(2) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Exhibit 4.4).


ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.

                              PLD TELEKOM INC.


                              By:  /s/ JAMES R. S. HATT
                                  -------------------------------------------
                                    JAMES R. S. HATT
                                    President and Chief Executive Officer

                              By:  /s/ SIMON EDWARDS
                                  -------------------------------------------
                                    SIMON EDWARDS
                                    Chief Financial Officer
                                    (Principal accounting officer)

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints James R.S. Hatt and Simon Edwards, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signatures                            Title                    Date
----------                            -----                    ----

 /s/ Boris Antoniuk                  Director             April 3, 1998
-------------------------------
Boris Antoniuk

 /s/ Edward Charles Dilley           Director             April 3, 1998
-------------------------------
Edward Charles Dilley

 /s/ James R. S. Hatt                Director             April 3, 1998
-------------------------------
James R. S. Hatt

 /s/ Simon Edwards                   Director             April 3, 1998
-------------------------------
Simon Edwards

 /s/ Gordon Humphrey                 Director             April 3, 1998
-------------------------------
Gordon Humphrey

 /s/ Gennady Kudriatsev              Director             April 3, 1998
-------------------------------
Gennady Kudriatsev

/s/Vladimir Kvint                    Director             April 3, 1998
-------------------------------
Vladimir Kvint

/s/ Julian Rawle                     Director             April 3, 1998
-------------------------------
Julian Rawle

 /s/ Robert Smith                    Director             April 3, 1998
-------------------------------
Robert Smith

 /s/ David Stovel                    Director             April 3, 1998
-------------------------------
David Stovel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.

                                        BALTIC COMMUNICATIONS LIMITED


                                        By: /s/ James Hatt
                                           --------------------------
                                           James Hatt
                                           Director


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints James R.S. Hatt, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE                     TITLE                         DATE


/s/ James R.S. Hatt           Director                      April 3, 1998
------------------------
James R.S. Hatt


/s/ Simon Edwards             Director                      April 3, 1998
------------------------
Simon Edwards


/s/ Peter Owen Edmunds        Director                      April 3, 1998
------------------------
Peter Owen Edmunds


/s/ Alan Brooks               Director                      April 3, 1998
------------------------
Alan Brooks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.

                                        NWE CAPITAL (CYPRUS) LIMITED


                                        By: /s/ Clayton A. Waite
                                           --------------------------
                                           Clayton A. Waite
                                           Director


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Clayton A. Waite, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE                     TITLE                         DATE


/s/ Clayton Waite             Director                      April 3, 1998
------------------------
Clayton A. Waite


/s/ Christos Clerides         Director                      April 3, 1998
------------------------
Christos Clerides


/s/ Phivos Clerides           Director                      April 3, 1998
------------------------
Phivos Clerides


/s/ James R.S. Hatt           Director                      April 3, 1998
------------------------
James R.S. Hatt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.

                                   PLD ASSET LEASING LIMITED



                                   By: /s/ Clayton A. Waite
                                       -----------------------
                                       Clayton A. Waite
                                       Director


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Clayton A. Waite, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                            Title                   Date

/s/ Clayton Waite                    Director                April 3, 1998
-----------------------
Clayton A. Waite


/s/ Andreas Vasiliou                 Director                April 3, 1998
-----------------------
Andreas Vasiliou


/s/ Stella Constantinou              Director                April 3, 1998
-----------------------
Stella Constantinou


/s/ Moisis Moiseos                   Director                April 3, 1998
-----------------------
Moisis Moiseos

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.

                              PLD CAPITAL LIMITED

                            By: /s/ Clayton A. Waite
                               ---------------------
                                    Clayton A. Waite
                                    Director

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Clayton A. Waite, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                          Title                    Date
---------                          -----                    ----
/s/ Clayton Waite                  Director                 April 3, 1998
--------------------------
Clayton A. Waite

/s/ Andreas Vasiliou               Director                 April 3, 1998
--------------------------
Andreas Vasiliou

/s/ Stella Constantinou            Director                 April 3, 1998
--------------------------
Stella Constantinou

/s/ Moisis Moiseos                 Director                 April 3, 1998
--------------------------
Moisis Moiseos

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 3, 1998.


                                   WIRELESS TECHNOLOGY CORPORATIONS LIMITED


                                   By: /s/ Clayton A. Waite
                                       ------------------------------------
                                       Clayton A. Waite
                                       Director

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Clayton A. Waite, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                     Title               Date
---------                     -----               ----
/s/ Clayton A. Waite          Director            April 3, 1998
-------------------------
Clayton A. Waite

/s/ Robert Smith              Director            April 3, 1998
-------------------------
Robert Smith

/s/ Gordon Owen               Director            April 3, 1998
-------------------------
Gordon Owen

                                      II-9

                                  EXHIBIT INDEX


 5.1      Opinion of E. Clive Anderson, Esq. as to legality of securities

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of KPMG
23.3      Consent of KPMG
23.4      Consent of KPMG
23.5      Consent of KPMG

23.6      Consent of E. Clive Anderson, Esq. (included in Exhibit 5.1)


                                      II-10